SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                      __________________________________



                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               December 9, 2002
               Date of report (date of earliest event reported)


                             QUADRAMED CORPORATION
              (Exact Name of Registrant as Specified in Charter)


       Delaware                    0-21031                      52-1992861
   (State or Other         (Commission File Number)           (IRS Employer
     Jurisdiction                                          Identification No.)
  of Incorporation)


                 22 Pelican Way, San Rafael, California, 94901
                   (Address of Principal Executive Offices)


                                (415) 482-2100
             (Registrant's telephone number, including area code)



ITEM 5.  Other Items.

On December 9, 2002, QuadraMed Corporation and its wholly owned subsidiary QuadraMed Operating Corporation entered into an assert purchase agreement with Precyse Solutions LLC to sell QuadraMed's Health Information Management Services division for total purchase price of $14.3 million. A copy of the asset purchase agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the press release announcing the transaction is filed as Exhibit 99.1.


ITEM 7.  Exhibits.

    Exhibit No.       Description

    10.1 Asset Purchase Agreement by and among, Precyse Solutions LLC, as Buyer, and QuadraMed Operating Corporation and QuadraMed Corporation, as Seller, dated December 9, 2002.

    99.1 QuadraMed Press Release, dated December 9, 2002, entitled, "QuadraMed to Sell HIM Services Business to Precyse Solutions LLC."



                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 13, 2002                   By: /s/ Michael H. Lanza
                                              -----------------------------
                                              Michael H. Lanza
                                              Executive Vice President and
                                              Corporate Secretary

                                 EXHIBIT 10.1

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                          PRECYSE SOLUTIONS, L.L.C.,

                             QUADRAMED CORPORATION

                      ANDQUADRAMED OPERATING CORPORATION

                               December 9, 2002

                        ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                          PRECYSE SOLUTIONS, L.L.C.

                                     AND

                            QUADRAMED CORPORATION


                                            Table of Contents

                                                                                            Page

ARTICLE 1. PURCHASE OF ASSETS..................................................................1
           SECTION 1.1.      Incorporation of Recitals; Definitions............................1
           SECTION 1.2.      Sale and Purchase of Assets.......................................1
           SECTION 1.3.      Excluded Assets...................................................3
           SECTION 1.4.      Assignment, Delegation and Assumption of Contracts................3
           SECTION 1.5.      Assumed Liabilities; Retained Liabilities.........................4
           SECTION 1.6.      Purchase Price....................................................5
           SECTION 1.7.      Allocation of Purchase Price......................................6
           SECTION 1.8.      Closing...........................................................6

ARTICLE 2. OTHER AGREEMENTS....................................................................7
           SECTION 2.1.      Escrow Agreement..................................................7
           SECTION 2.2.      Software License Agreement........................................8
           SECTION 2.3.      Bankruptcy Protection.............................................8
           SECTION 2.4.      Further Assurances................................................8

ARTICLE 3. REPRESENTATIONS AND WARRANTIES  OF SELLER...........................................8
           SECTION 3.1.      Organization, Qualification and Power of Seller...................8
           SECTION 3.2.      Validity..........................................................8
           SECTION 3.3.      Default...........................................................9
           SECTION 3.4.      Title to the Assets...............................................9
           SECTION 3.5.      Contracts.........................................................9
           SECTION 3.6.      Condition and Sufficiency of Assets..............................10
           SECTION 3.7.      Trademarks, Patents and Other Rights.............................10
           SECTION 3.8.      Proprietary Information of Third Parties.........................11
           SECTION 3.9.      Litigation and Investigations....................................11
           SECTION 3.10.     Governmental Licenses and Permits................................12
           SECTION 3.11.     Compliance.......................................................12
           SECTION 3.12.     Taxes............................................................12
           SECTION 3.13.     Fees and Commissions; Brokers....................................12
           SECTION 3.14.     Insider Interests................................................13
           SECTION 3.15.     Other Approvals..................................................13
           SECTION 3.16.     Environmental Liabilities........................................13
           SECTION 3.17.     Healthcare Law...................................................13
           SECTION 3.18.     Employees........................................................14
           SECTION 3.19.     Financial Statements.............................................14
           SECTION 3.20.     No Adverse Change................................................15
           SECTION 3.21.     Bankruptcy and Solvency..........................................15
           SECTION 3.22.     No Other Representations or Warranties...........................15

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF BUYER............................................16
           SECTION 4.1.      Organization, Qualification and Corporate Power of Buyer.........16
           SECTION 4.2.      Validity.........................................................16
           SECTION 4.3.      Fees and Commissions; Brokers....................................16
           SECTION 4.4.      Other Approvals..................................................16
           SECTION 4.5.      No Other Representations or Warranties...........................17
           SECTION 4.6.      Independent Review...............................................17

ARTICLE 5. COVENANTS OF SELLER................................................................17
           SECTION 5.1.      Operation of Business............................................17
           SECTION 5.2.      Standstill.......................................................18
           SECTION 5.3.      Cooperation......................................................18
           SECTION 5.4.      Litigation.......................................................19
           SECTION 5.5.      Access and Investigation.........................................19
           SECTION 5.6.      Customer and Other Business Relationships........................19
           SECTION 5.7.      Noncompetition...................................................20
           SECTION 5.8.      Non-Solicitation.................................................21
           SECTION 5.9.      Interim Monthly Financial Statements.............................21

ARTICLE 6. COVENANTS OF BUYER.................................................................21
           SECTION 6.1.      Cooperation with Seller..........................................21
           SECTION 6.2.      Non-Contravention................................................21
           SECTION 6.3.      Customer and Other Business Relationships........................22
           SECTION 6.4.      Noncompetition...................................................22
           SECTION 6.5.      Financing Arrangements...........................................22

ARTICLE 7. JOINT COVENANTS OF THE PARTIES.....................................................23
           SECTION 7.1.      Confidentiality of Business Information..........................23
           SECTION 7.2.      Confidentiality of this Agreement................................23
           SECTION 7.3.      Retention of and Access to Records...............................23
           SECTION 7.4.      Transfer and Similar Taxes.......................................24
           SECTION 7.5.      Employees........................................................24
           SECTION 7.6.      Supplemental Disclosure..........................................26
           SECTION 7.7.      Accounts Receivable Collection...................................26
           SECTION 7.8.      Transition Services..............................................28
           SECTION 7.9.      Retained Software Supplemental Services Agreement................30

ARTICLE 8. CONDITIONS TO THE OBLIGATIONS OF BUYER.............................................30
           SECTION 8.1.      Representations and Warranties...................................30
           SECTION 8.2.      Seller's Performance.............................................30
           SECTION 8.3.      Absence of Regulatory Proceedings; Approvals.....................30
           SECTION 8.4.      No Material Adverse Effect.......................................30
           SECTION 8.5.      Third Party Consents and Waivers.................................31
           SECTION 8.6.      Ancillary Agreements.............................................31
           SECTION 8.7.      Employment of Designated Employees...............................31
           SECTION 8.8.      Accounts Receivable Statement....................................31
           SECTION 8.9.      No Proceedings...................................................31
           SECTION 8.10.     Opinion of Counsel...............................................31
           SECTION 8.11.     Financing........................................................31

ARTICLE 9. CONDITIONS TO THE OBLIGATIONS OF SELLER............................................32
           SECTION 9.1.      Representations and Warranties...................................32
           SECTION 9.2.      Buyer's Performance..............................................32
           SECTION 9.3.      Absence of Regulatory Proceedings; Approvals.....................32
           SECTION 9.4.      Ancillary Agreements.............................................32
           SECTION 9.5.      Accounts Receivables Statement...................................32
           SECTION 9.6.      No Proceedings...................................................32

ARTICLE 10. INDEMNIFICATION...................................................................32
           SECTION 10.1.     Survival Period..................................................32
           SECTION 10.2.     Indemnification by Seller........................................33
           SECTION 10.3.     Indemnification By Buyer.........................................33
           SECTION 10.4.     Liability and Risk of Loss; Limitation of Liability..............34
           SECTION 10.5.     Procedure for Indemnification: Third Party Claims................34
           SECTION 10.6.     Procedure for Indemnification: Other Claims......................35
           SECTION 10.7.     Other Matters....................................................35
           SECTION 10.8.     Right of Setoff; Escrow..........................................36

ARTICLE 11. TERMINATION.......................................................................36
           SECTION 11.1.     Termination Events...............................................36
           SECTION 11.2.     Effect of Termination............................................36

ARTICLE 12. MISCELLANEOUS.....................................................................37
           SECTION 12.1.     Definitions......................................................37
           SECTION 12.2.     Notice...........................................................42
           SECTION 12.3.     Enforcement......................................................43
           SECTION 12.4.     Survival of Provisions...........................................43
           SECTION 12.5.     Amendment........................................................43
           SECTION 12.6.     Assignment.......................................................43
           SECTION 12.7.     Severability.....................................................43
           SECTION 12.8.     Choice of Law....................................................44
           SECTION 12.9.     Binding Nature...................................................44
           SECTION 12.10.    Headings.........................................................44
           SECTION 12.11.    Counterparts.....................................................44
           SECTION 12.12.    Expenses.........................................................44
           SECTION 12.13.    Waiver...........................................................44
           SECTION 12.14.    Construction.....................................................44
           SECTION 12.15.    Cumulative Remedies..............................................44
           SECTION 12.16.    Arbitration......................................................45
           SECTION 12.17.    Parties in Interest..............................................45
           SECTION 12.18.    Attorneys' Fees..................................................45
           SECTION 12.19.    WAIVER OF JURY TRIAL.............................................45
           SECTION 12.20.    Entire Agreement.................................................46


                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                          PRECYSE SOLUTIONS, L.L.C.,

                             QUADRAMED CORPORATION

                                      AND

                        QUADRAMED OPERATING CORPORATION

                               List of Schedules

Schedule 1.2(a)                Assets

Schedule 1.2(b)                Prepaid Expenses

Schedule 1.2(c)                Software

Schedule 1.2(d)                Licenses and Permits

Schedule 1.4                   Assigned Contracts

Schedule 1.7                   Purchase Price Allocation

Schedule 3.3                   Default

Schedule 3.5(b)                Contracts Requiring Consent to Assignment

Schedule 3.5(c)                Real Property Leases and Subleases

Schedule 3.7                   Trademarks, Patents and Other Rights

Schedule 3.9                   Litigation and Investigations

Schedule 3.10                  License and Permit Exclusions

Schedule 3.13                  Fee and Commission Exclusions

Schedule 3.18                  Employees; Employees with Contractual Rights

Schedule 3.20                  Material Adverse Effect

Schedule 3.21                  Bankruptcy or Insolvency

Schedule 4.4                   Other Approvals

Schedule 7.5(a)(i)             Non-Transferring Employees

Schedule 7.5(a)(ii)            Seller Plans

Schedule 8.3                   Material Consents

Schedule 8.7                   Designated Employees

Schedule 12.1                  Employees with Knowledge


                               List of Exhibits


Exhibit A                      Note

Exhibit B                      Bill of Sale

Exhibit C                      Assumption Agreement

Exhibit D                      Escrow Agreement

Exhibit E                      Software License Agreement

Exhibit F                      Seller Counsel Opinion

                           ASSET PURCHASE AGREEMENT
                                 BY AND AMONG
                          PRECYSE SOLUTIONS, L.L.C.,
                             QUADRAMED CORPORATION
                                      AND
                        QUADRAMED OPERATING CORPORATION

           THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of this 9th day of December, 2002 (the "Effective Date"), is made by and between Precyse Solutions, L.L.C., a limited liability company duly organized and validly existing under the laws of the State of Delaware ("Buyer"), QuadraMed Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware ("QuadraMed"), and QuadraMed Operating Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware ("QuadraMed Operating Corporation" and, collectively with QuadraMed, "Seller").

           WHEREAS, Seller is engaged in the business of, among other things, providing health information (i) corporate compliance, (ii) coding compliance,
(iii) regulatory compliance, (iv) operations consulting, (v) interim management, and (vi) outsourcing services, and the software set forth on
Schedule 1.2(c), carried out exclusively through its division referred to as the Healthcare Information Management Services Division (collectively referred to herein as the "Business");

           WHEREAS, Seller desires to sell certain assets and assign and delegate certain contracts exclusively used in the Business (and only such specified assets and contracts) of Seller to Buyer, all as set forth herein; and

           WHEREAS, Buyer desires to purchase certain assets and assume certain contracts exclusively used in the Business (and only such specified assets and contracts) of Seller, all as set forth herein.

           NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and subject to the representations, warranties, and conditions contained herein, the parties hereby agree as follows:

                                  ARTICLE 1.
                              PURCHASE OF ASSETS

           SECTION 1.1. Incorporation of Recitals; Definitions. The recitals set forth above are incorporated herein by reference. Capitalized terms used herein, unless otherwise defined, have the meanings given to such terms in
Section 12.1 hereof.

           SECTION 1.2. Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date (as defined below), Seller shall sell, convey, assign, transfer, and deliver to Buyer, and Buyer shall pay for and purchase, assume, acquire and accept from Seller, all of Seller's right, title, and interest in and to the Assets (as defined below), free and clear of any Claim (except as herein provided), in exchange for payment by Buyer of the Purchase Price (as defined below). Subject to
Section 1.3, the term "Assets" shall mean those certain properties and assets of Seller set forth below (excluding the Excluded Assets):

           (a) all fixed equipment, computers, furniture fixtures, tangible personal property and other assets and facility improvements owned by Seller and exclusively used in the Business, which assets are set forth on Schedule 1.2(a), attached hereto and incorporated by reference;

           (b) all prepaid expenses (other than Taxes and insurance) owned by Seller and exclusively used in the Business, all as set forth on Schedule 1.2(b);

           (c) (i) Seller's rights in the Intellectual Property; provided however, that the Assets do not include or confer any rights, title or interest to use the name "QuadraMed" or any trademark, trade name or service mark confusingly similar thereto or dilutive thereof and (ii) the computer databases and software owned by, or, to the extent they are assignable, licensed to, Seller which are as of the date hereof used exclusively in connection with the Business as set forth on Schedule 1.2(c) hereof (the "Software"); provided that the Software does not include shrink-wrap and other off-the-shelf software.

           (d) all rights of Seller under franchises, licenses, permits, certificates, approvals, and other governmental authorizations owned by Seller and exclusively related to the ownership of the Assets or the operation of the Business, to the extent such items are transferable, all as set forth on
Schedule 1.2(d);

           (e) all lists regarding customers and potential customers exclusively used in the Business that are in the possession of Seller;

           (f) all rights of Seller, to the extent they are assignable, under the Assigned Contracts (as defined below) subject to the terms thereof, including the goodwill associated therewith;

           (g) any and all existing books, records, files, and papers exclusively related to the Business, financial records, correspondence, employment records, customer, supplier, distributor and other files, lists, plans, surveys and specifications, and data, each of the foregoing solely to the extent that such are exclusively used in connection with the Business, and all other proprietary and confidential information and intangible personal property rights of Seller which are exclusively used in or relate to the Business but not those relating to Taxes or Tax Returns or other minute books, capital records and other documents of Seller;

           (h) all telephone, facsimile numbers, post office boxes, other mailing addresses and web sites exclusively used by Seller in the operation of the Business; provided that title to any website using the name "QuadraMed" or any other tradename not sold herein shall not be included in the Assets; and

           (i) all goodwill of Seller exclusively related to the Business.

           SECTION 1.3. Excluded Assets. Notwithstanding the foregoing, the "Assets" shall specifically exclude, and Buyer shall not acquire hereunder, the following assets of Seller (collectively, the "Excluded Assets"):

           (a) (i) all intellectual property and all software not exclusively used in the Business (except the Software), including, but not limited to, any rights, title or interest to use the name "QuadraMed" or any trademark or service mark confusingly similar thereto or dilutive thereof, and (ii) the intellectual property and software assets that are the subject of the Software License Agreement, the ownership and rights to which assets will be governed by such agreement (the "Excluded Software Assets");

           (b) Seller's cash on hand and accounts receivable;

           (c) Seller's accounts receivables, including the accounts receivable exclusively relating to the Business (the "Receivables");

           (d) all of Seller's accounts payable;

           (e) Seller's bank accounts and any right, title or interest of Seller in any refunds or credits of pre-Closing Taxes that are receivable or received after the Closing;

           (f) prepaid Taxes and prepaid insurance;

           (g) all insurance policies maintained by or on behalf of Seller;

           (h) any and all existing books, records, files, and papers not exclusively related to the Business, and all other proprietary and confidential information and intangible personal property rights of Seller which are not exclusively used in or exclusively related to the Business, including but not limited to those relating to Taxes or Tax Returns or other minute books, capital records and other documents of Seller;

           (i) all assets under any Seller Plan of any kind or nature maintained by or on behalf of Seller, whether or not such assets relate to the Business;

           (j) any real estate of Seller;

           (k) any other property of any kind or description not used exclusively in the Business;

           (l) all claims, causes of action, rights of recovery and rights of set-off of any kind relating to the foregoing Excluded Assets; and

           (m) the on-line training tool developed and maintained by QuadraMed's Educational Seminars Business Unit, including all content developed for such Unit as of the Closing Date.

           SECTION 1.4. Assignment, Delegation and Assumption of Contracts. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date, Seller shall delegate and assign to Buyer, and Buyer shall assume, those contracts and agreements exclusively used in connection with the Business which are set forth on Schedule 1.4, attached hereto and incorporated by reference (collectively, the "Assigned Contracts"). With respect to the Assigned Contracts, Buyer shall be assigned only those contractual rights and assume only those contractual obligations and liabilities under the Assigned Contracts arising from and after the Closing Date, and Buyer shall not have any rights to any Assigned Contract for any period prior to the Closing (as defined below) and is not assuming and shall not be deemed to have assumed, under any Assigned Contract or otherwise, any liability (a) incurred or accrued prior to the Closing or (b) incurred by reason of (i) any breach of or default by Seller prior to the Closing under any Assigned Contract or other agreement, or (ii) any act or omission by Seller prior to the Closing which creates a breach or default under any Assigned Contract or other agreement.

           SECTION 1.5. Assumed Liabilities; Retained Liabilities. (a) Buyer will assume and agree to pay, defend, discharge and perform as and when due only the following specific liabilities of Seller that relate exclusively to the Business:

                  (i) all liabilities, obligations and claims arising as a result of Buyer's purchase, ownership, use or operations of the Business and the Assets (including the obligations and liabilities under the Assigned Contracts, as described in Section 1.4), not due and payable or performable prior to the Closing Date; and

                  (ii) any Taxes incurred, accrued or assessed in connection with Buyer, the Assets, and/or the Business relating to periods subsequent to the Closing Date (collectively, the "Assumed Liabilities") provided that for any Straddle Period, Buyer shall be responsible for such Taxes to the extent that such Taxes are allocable to the portion of such Straddle Period which is deemed to begin after the Closing Date.

           (b) Except for the Assumed Liabilities, Buyer shall not assume any other liabilities or obligations of Seller (the "Retained Liabilities") including, without limitation, the following liabilities of Seller:

                  (i) the pre-Closing liabilities described in the last sentence of Section 1.4 above;

                  (ii) any Taxes incurred, accrued, or assessed in connection with Seller, the Assets and/or the Business relating to periods prior to the Closing Date; provided that for any period beginning prior to and ending after the Closing (a "Straddle Period"), Seller shall be responsible for such Taxes only to the extent that such Taxes are allocable to the portion of such Straddle Period which is deemed to end on the Closing Date;

                  (iii) liabilities of Seller for costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, including any investment banking fees owed by Seller to Jefferies & Co. with respect to the transactions contemplated hereunder;

                  (iv) liabilities of Seller under or pursuant to this Agreement or the Ancillary Agreements;

                  (v) liabilities arising out of or relating to the Retained Assets;

                  (vi) liabilities for any claims (whenever made) or proceedings arising out of, relating to, resulting from or caused by any products sold, or services rendered, by Seller with respect to the Business at any time on or prior to the Closing Date;

                  (vii) liabilities for any claims (whenever made), arising out of any event, condition, or situation existing or occurring (A) in connection with the ownership or operation of the Business, and/or the Assets on or prior to the Closing Date or (B) in connection with Seller's other businesses or activities at any time prior to or on or after the Closing Date;

                  (viii) liabilities with respect to Seller Plans and, except as expressly assumed by Buyer pursuant to
                           Section 7.5, any obligations to employees of Seller, including vacation, severance, and similar items;

                  (ix) liabilities of any type resulting from the violation or alleged violation of any Law by Seller prior to the Closing; and

                  (x)      trade accounts and accounts payable of Seller.

           SECTION 1.6. Purchase Price. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, the aggregate purchase price for the Assets (collectively, the "Purchase Price") shall be as follows:

           (a) An amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) payable by Buyer to Seller on the Closing Date by wire transfer of immediately available funds (the "Deposit");

           (b) An amount of One Million Five Hundred Thousand Dollars ($1,500,000), payable by Buyer to State Street Bank and Trust Company (the "Escrow Agent") by wire transfer of immediately available funds, to be released in accordance with the terms of the Escrow Agreement;

           (c) An amount of Three Hundred Thousand Dollars ($300,000), in the form of a promissory note from Buyer to Seller, bearing interest at 7% annually, $100,000 of which will be payable on the first anniversary of the Closing Date, and $200,000 of which will be payable in full on the second anniversary of the Closing Date, substantially in the form attached hereto as Exhibit A (the "Note"); and

           (d) A contingent payment of Four Hundred Thousand Dollars ($400,000), payable by Buyer to Seller on the later of (i) April 15, 2003 or
(ii) ten (10) business days after the date Seller files its Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission, if the net revenues (after subtracting reimbursable expenses) for Seller's Healthcare Information Services Division for the 2002 calendar year, as reflected in the audited financial statements included in Seller's Form 10-K, are equal to or greater than $15,200,000.

           SECTION 1.7. Allocation of Purchase Price. (a) The parties agree to allocate the Purchase Price among the Assets, the Ancillary Agreements and the noncompetition arrangements described in Sections 5.7 and 6.4 hereof for all purposes (including financial accounting and tax purposes) in accordance with the allocation set forth on Schedule 1.7, attached hereto and incorporated by reference, and shall make all necessary filings (including those required under Internal Revenue Code Section 1060) in accordance with that allocation. In the event Schedule 1.7 is not prepared as of the Closing, Seller shall prepare such Schedule after the Closing in good faith and based on the respective fair market values of the Assets, the Ancillary Agreements and the noncompetition arrangements described in Sections 5.7 and 6.4 hereof, subject to Buyer's reasonable consent, and such Schedule shall be appended to, and made a part of, this Agreement at that time; provided, however, that, in the event that the parties cannot agree in good faith upon Schedule 1.7 within sixty (60) days after the Closing, then the matter shall be referred to Deloitte & Touche (the "Reviewing Accountant"), whose determination on the matter shall be final and binding on the parties. The Reviewing Accountant shall make its determination of the disputed items in such allocation, to the extent practicable, in accordance with the historical accounting practices and procedures of Buyer and generally acceptable accounting principles ("GAAP"), all as consistently applied for prior periods. The Reviewing Accountant shall be instructed by the parties to use its reasonable commercial efforts to deliver to them its determination of the disputed items within thirty (30) days after the date of the submission of the dispute to the Reviewing Accountant. The fees of the Reviewing Accountant under this Section 1.7 shall be borne equally by the parties.

           (b) Each of the parties hereto shall report the federal, state, local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with Schedule 1.7. Neither of the parties hereto shall, nor shall it permit any of its Affiliates to, take a position (except as required by Applicable Law) on any Tax Return, before any Governmental Body charged with the collection of any Tax, or in any judicial proceeding, that is inconsistent with such allocation schedule.

           SECTION 1.8. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the New York office of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M. December 31, 2002, or as soon thereafter as all Closing conditions have been met or waived (the "Closing Date"), or at such other location, date, and time as may be agreed upon in writing by the parties.

           (a) At the Closing, Seller shall deliver to Buyer, the following:

                  (i) a duly executed Bill of Sale and Assignment, in substantially the form of Exhibit B hereto, attached hereto and incorporated by reference (the "Bill of Sale"), transferring to Buyer all of the Assets as contemplated herein;

                  (ii) The Escrow Agreement, the Software License Agreement and the Retained Software Supplemental Services Agreement, duly executed by Buyer;

                  (iii)    The opinion of Seller's counsel referenced in
                           Section 8.10 hereof;

                  (iv) Required consents to the assignment and assumption from each of the other parties to the Assigned Contracts listed on Schedule 8.3; and

                  (v) Such other items as are set forth elsewhere in this Agreement or as Buyer and its counsel may reasonably request.

           (b) At the Closing, Buyer shall deliver to Seller the following:

                  (i)      The Deposit;

                  (ii)     The Note;

                  (iii) The Escrow Agreement, the Software License Agreement and the Retained Software Supplemental Services Agreement, duly executed by Seller;

                  (iv) a duly executed Instrument of Assumption of the Assumed Liabilities substantially in the Form of Exhibit C hereto, attached hereto and incorporated by reference (the "Assumption Agreement"); and

                  (v) Such other items as are set forth elsewhere in this Agreement or as Seller and its counsel may reasonably request.

                                  ARTICLE 2.
                               OTHER AGREEMENTS

           SECTION 2.1. Escrow Agreement. On the Closing Date, Buyer and Seller shall enter into and deliver to each other an escrow agreement with a mutually acceptable escrow agent ("Escrow Agent"), substantially in form and substance as set forth in Exhibit D, attached hereto and incorporated by reference ("Escrow Agreement"). Buyer shall deposit with Escrow Agent the Deposit to hold such funds in escrow for the period set forth therein in order to secure the performance of Seller's obligations under this Agreement, including the indemnification of Buyer by Seller, and to distribute such funds in the manner set forth therein.

           SECTION 2.2. Software License Agreement. On the Closing Date, Buyer and Seller shall enter into and each deliver to the other a Software License Agreement, substantially in form and substance as set forth in Exhibit E, attached hereto and incorporated by reference (the "Software License Agreement").

           SECTION 2.3. Bankruptcy Protection. If an order for relief under chapter 7 or 11 of the United States Bankruptcy Code (11 U.S.C. ss.101 et seq.) (the "Bankruptcy Code") is entered in favor of Seller, Seller agrees, at the request of Buyer, subject to its obligations under the Bankruptcy Code and applicable Law, to use reasonable commercial efforts to obtain as soon as practicable an order of the bankruptcy court approving the sale of the Assets and the other transactions contemplated herein in accordance with the terms of this Agreement pursuant to section 363(b) of the Bankruptcy Code.

           SECTION 2.4. Further Assurances. From time to time after the Closing Date, each party shall give the other party and its respective representatives, auditors, and counsel reasonable access upon prior notice during normal business hours to all of the properties, books, records, Tax Returns, contracts, licenses, franchises and all of the documents of such party relating exclusively to the Business and the Assets, and shall furnish to the other party all information with respect thereto as the other party may from time to time reasonably request. From time to time after the Closing, at the other party's request and without further consideration, each party agrees to execute and deliver, at its expense, such other instruments of conveyance and transfer and take such other actions as the other party reasonably may require to more effectively deliver and vest in Buyer, and to put Buyer in legal and physical possession of, or to assign and delegate to Buyer, as appropriate, the Assets.

                                  ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES
                                   OF SELLER

           Seller hereby represents and warrants to Buyer that, except as set forth on the Disclosure Schedule attached hereto, the specific subsections of which are referenced in this Article 3 (the "Seller Disclosure Schedule") and incorporated herein by reference (which Seller Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

           SECTION 3.1. Organization, Qualification and Power of Seller. Each of QuadraMed and QuadraMed Operating Corporation (a) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware; (b) has the requisite corporate power and authority to carry on the Business; and (c) has all requisite corporate power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the Assets and to be a party to the Assigned Contracts.

           SECTION 3.2. Validity. Each of QuadraMed and QuadraMed Operating Corporation has the full legal power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements and all corporate actions of each of QuadraMed and QuadraMed Operating Corporation necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement has, and the Ancillary Agreements will have, as of the Closing Date, been duly executed and delivered by each of QuadraMed and QuadraMed Operating Corporation and assuming that this Agreement and the applicable Ancillary Agreements have been duly authorized, executed and delivered by Buyer, constitute the legal, valid, and binding obligation of each of QuadraMed and QuadraMed Operating Corporation, enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting the rights of creditors generally). The execution and delivery by each of QuadraMed and QuadraMed Operating Corporation of this Agreement and the Ancillary Agreements, and the performance of its obligations hereunder and thereunder, and the sale and delivery of the Assets and the assignment and delegation of the Assigned Contracts, do not require any action or consent of any party other than each of QuadraMed and QuadraMed Operating Corporation, and will not violate (i) the organizational documents of each of QuadraMed and QuadraMed Operating Corporation, or, (ii) except as would not result in a Material Adverse Effect, any Law, any order of any Governmental Body, or any indenture, agreement or other instrument to which either of QuadraMed or QuadraMed Operating Corporation, or any of their properties or assets, are bound, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Claim of any nature whatsoever upon any of the Assets.

           SECTION 3.3. Default. Except as set forth on Schedule 3.3, Seller is not in default and no event has occurred which, with the lapse of time or action by a third party, could result in a default by Seller under any outstanding indenture, mortgage, contract, or agreement to which it is a party and which is material to the conduct of the Business, including the Assigned Contracts.

           SECTION 3.4. Title to the Assets. Except for Permitted Liens, Seller has good and marketable title to the Assets, free and clear of any Claim of any kind whatsoever.

           SECTION 3.5. Contracts. (a) Seller has delivered to Buyer a correct and complete copy of each Assigned Contract. To Seller's Knowledge, there are no material oral contracts relating to the Assigned Contracts or the Business. With respect to each Assigned Contract: (i) the agreement is legal, valid, binding, enforceable in accordance with its terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting the rights of creditors generally) and in full force and effect; (ii) Seller is not in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default by Seller, or permit termination, modification or acceleration under the agreement by the other party thereto; (iii) to Seller's Knowledge, no party has repudiated any provision of the agreement, and, with respect to any lease, to Seller's Knowledge, Seller's possession of any property has not been disturbed and no claim has been asserted or threatened against Seller adverse to its rights in such leasehold interests; and (iv) Seller has no Knowledge that: (A) a default may occur by Seller or any other party to the agreement; (B) any party to such agreement intends to terminate prior to the stated term or not renew the agreement by reason of the consummation of the transactions contemplated hereby or otherwise.

           (b) Except as set forth on Schedule 3.5(b) hereto and except as would not individually or in the aggregate have a Material Adverse Effect, no Assigned Contract requires the consent of a third party to assign such Assigned Contract to Buyer.

           (c) All real property leases and subleases included within the Assigned Contracts are listed on Schedule 3.5(c) hereto (the "Real Property Leases"). Seller holds a valid and existing leasehold interest under each of the Real Property Leases for the terms set forth therein. The Real Property Leases constitute all of the leases and subleases under which Seller holds leasehold interests which are used exclusively in the Business. With respect to each of the Real Property Leases: (i) Seller has not assigned, transferred, conveyed, mortgaged, entered into any deed in trust with respect to or encumbered any interest in the leasehold or subleasehold; (ii) to the Knowledge of Seller, all buildings, improvements, or other property leased or subleased thereunder have received all approvals of any Governmental Body required in connection with the operation thereof and have been operated and maintained in accordance with applicable Law; and (iii) to the Knowledge of Seller, the owner of the applicable building, improvements, or other property leased or subleased has good and marketable title to the parcel of real property, free and clear of all Liens other than (A) installments of special assessments and Taxes not yet due and payable and (B) recorded easements, covenants and restrictions of record which do not materially impair the current use, occupancy or value, or the marketability of title, of the property subject thereto.

           SECTION 3.6. Condition and Sufficiency of Assets. All material fixtures, machinery, equipment, and other tangible property included within the Assets are in good operating condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put, and none of such fixtures, machinery, equipment, and other tangible property is in need of maintenance and repairs that are material in nature or cost. The Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to Closing.

           SECTION 3.7. Trademarks, Patents and Other Rights. Set forth on
Schedule 3.7, attached hereto and incorporated by reference, is a list of all patents, patent applications, Trademarks, and Copyrights, and all applications for such which are in the process of being prepared, which (a) are exclusively used in the Business or otherwise necessary for the conduct of the Business (excluding any rights, title or interest to use the name "QuadraMed" or any trademark, trade name or service mark confusingly similar or dilutive thereof) and (b) are owned by or are registered in the name of Seller or of which Seller is a licensor or licensee, or in which Seller has any right, and in each case a brief description of the nature of such right. Seller owns or possesses adequate licenses or other rights to use all patents, patent applications, Trademarks, Copyrights and Trade Secrets necessary for the conduct of the Business as conducted. No claim is pending or, to the Knowledge of Seller, threatened to the effect that the conduct of the Business by Seller infringes upon or conflicts with the asserted intellectual property rights of any other Person, and, to the Knowledge of Seller, there is no basis for any such claim (whether or not pending or, to the Knowledge of Seller, threatened). No claim is pending or, to the Knowledge of Seller, threatened to the effect that any of Seller's Intellectual Property included in the Assets is invalid or unenforceable by Seller, and, to the Knowledge of Seller, there is no known basis for any such claim (whether or not pending or, to the Knowledge of Seller, threatened). Seller has made available to Purchaser complete and correct copies of all existing technical, user manuals, design documents, configuration documents, compilation instructions related to the Software and the required operating environment, the absence of which would not have a Material Adverse Effect. Seller has taken all reasonable precautions to protect the secrecy, confidentiality, and value of all Software and Trade Secrets (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller's standard form, and all current and former employees and contractors of Seller have executed such an agreement). To Seller's Knowledge, Seller has good title to and an absolute right to use the Trade Secrets. To Seller's Knowledge the Trade Secrets are not part of the public knowledge or literature and, to Seller's Knowledge, have not been used, divulged, or appropriated either for the benefit of any person (other than Seller) or to the detriment of Seller. No Trade Secret is subject to any adverse claim or has been challenged or, to the Knowledge of Seller, threatened in any way or infringes any intellectual property right of any other person.

           SECTION 3.8. Proprietary Information of Third Parties. No third party has claimed to Seller or, to the Knowledge of Seller, has any reason to claim that any Person employed by Seller in connection with the Business has:
(a) violated or may be violating any of the terms or conditions of his/her employment, non-competition or non-disclosure agreement with such third party;
(b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or (c) interfered or may be interfering in the employment relationship between such third party and any of its current or former employees. To the Knowledge of Seller, no third party has requested information from Seller which would reasonably suggest that such a claim might be contemplated. To the Knowledge of Seller, no Person employed with Seller in connection with the Business has employed or proposes to employ any Trade Secret or any information or documentation proprietary to any former employer, and, to the Knowledge of Seller, no Person employed by or affiliated with Seller in connection with the Business has violated any confidential relationship which such Person may have had with any third party in connection with the development or sale of any product or the development or sale of any service relating to the Business, and Seller has no Knowledge that there will be any such employment or violation. To the Knowledge of Seller, the execution, delivery and performance of this Agreement, the carrying on of the Business as employees or agents by any employee of Seller, and the conduct of the Business, has not and will not conflict with or result in a material breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such Person is obligated.

           SECTION 3.9. Litigation and Investigations. Except as set forth on
Schedule 3.9, there is no: (a) action, suit, claim, proceeding, audit or investigation pending or, to the Knowledge of Seller, threatened against or affecting Seller in connection with or relating to the Business, by any private party or any Governmental Body; (b) arbitration proceeding in connection with or relating to the Business pending under collective bargaining agreements or otherwise; or (c) governmental or professional inquiry pending or, to the Knowledge of Seller, threatened against Seller as it relates to the Assets or the Business (including without limitation any inquiry as to the qualification of Seller to hold or receive any license or permit), and, to the Knowledge of Seller, there is no basis for any of the foregoing. Seller is not in default with respect to any order, writ, injunction or decree material to Seller's operation of the Business known to or served upon it by any Governmental Body. There is no material action or suit by Seller relating to or in connection with the Business pending or threatened against others.

           SECTION 3.10. Governmental Licenses and Permits. Schedule 3.10 contains a complete listing and summary description of all permits, licenses, franchises, certificates, approvals and other authorizations of Governmental Bodies or other similar rights (collectively, "Licenses") owned or possessed by Seller with respect to the Business or used by Seller in the conduct of the Business. Except as indicated on Schedule 3.10, Seller owns or possesses all right, title, and interest in and to all of the Licenses which are necessary to conduct the Business as presently conducted. To Seller's Knowledge, Seller has not violated the terms of any Licenses. No loss or expiration of any License is, to Seller's Knowledge, threatened or pending (including, without limitation, as a result of the transactions contemplated hereby), other than expiration in accordance with the terms thereof. To Seller's Knowledge, Seller has not received any notice of any action pending or recommended by any Governmental Body having jurisdiction over the Licenses to revoke, withdraw, or suspend any license, right, or authorization. To Seller's Knowledge, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for a violation, order, or deficiency with respect to the Licenses.

           SECTION 3.11. Compliance. Seller has complied with all Laws which are applicable to the Business and Seller's business practices in connection therewith, and to which Seller may be subject, except to the extent such noncompliance would not have a Material Adverse Effect, and no claims have been filed against Seller alleging a violation of any such laws or regulations. To the Knowledge of Seller, there is no proposed Law which would prohibit or restrict Seller from, or otherwise adversely affect Seller (financially or otherwise) in conducting the Business in any jurisdiction in which it is now conducting such businesses, in a manner which would have a Material Adverse Effect.

           SECTION 3.12. Taxes. Seller has filed all Tax Returns required to be filed by it, and such Tax Returns are true and correct in all material respects. All Taxes due by reason of the Business have been paid (including, without limitation, all Taxes which Seller is obligated to withhold from accounts owing to employees, creditors and third parties), or adequate provision has been made in accordance with GAAP for payment of all Taxes shown to be due and payable on such Tax Returns. The U.S. federal income tax returns of Seller have never been audited by the Internal Revenue Service. No deficiency assessment with respect to any proposed adjustment of Seller's federal, state, county or local taxes is pending or, to the Knowledge of Seller, has been threatened in writing. There is no Lien for Taxes outstanding against the assets or properties of Seller exclusively used in the Business except for Permitted Liens. There is no pending examination or proceeding by any authority or agency relating to the assessment or collection of any such taxes, interest or penalties thereon.

           SECTION 3.13. Fees and Commissions; Brokers. Except as set forth on
Schedule 3.13, Seller has not agreed to pay or become liable to pay any broker's, finder's or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Seller in connection with this Agreement or the transactions contemplated hereby.

           SECTION 3.14. Insider Interests. No Employee, or director or officer of Seller, directly or indirectly: (a) owns, in whole or in part, any of the material properties used in the Business; or (b) has any other business relationship with Seller that is material to the conduct of the Business (other than in his/her capacity as an Employee). No Employee, or director or officer of Seller, directly or indirectly, owns, in whole or in part, any interest in excess of five percent (5%) in, or controls, or is an employee, member, officer, director, or partner of, or participant in, or consultant to, any corporation, association, partnership, limited partnership, joint venture or other entity which is a material competitor of the Business.

           SECTION 3.15. Other Approvals. All consents, approvals, qualifications, orders, or authorizations of or filings with, any Governmental Body, required in connection with Seller's valid execution, delivery or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and shall be effective as of the Closing Date.

           SECTION 3.16. Environmental Liabilities. (a) Seller has not used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials or Petroleum Products, on, under, at, from or in any way affecting any of its properties related to the Business (including any real property owned or leased by it) or the Assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws, governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products. To the Knowledge of Seller, no prior owner of such property or asset has used Hazardous Materials or Petroleum Products on, from or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials or Petroleum Products.

           (b) Seller has received no notice of any claim against Seller and no currently outstanding citations or notices have been issued against it, and Seller has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, which could reasonably be expected to have a Material Adverse Effect on Seller or the Business, which in the case of any of the foregoing have been or are imposed by reason of or based upon any provision of any Environmental Laws.

           SECTION 3.17. Healthcare Law. (a) To the Knowledge of Seller, none of Seller or Seller's officers, directors, employees, or agents (as defined in 42 C.F.R. Part 420 Subpart C and 42 C.F.R. Section 1001.1001(a)(2)) has been charged with, or has been or is being investigated with respect to, any activity that contravenes or could reasonably be expected to contravene or constitute a violation of any Healthcare Law.

           (b) To the Knowledge of Seller, none of Seller, or any of the officers, directors, employees, or agents (as described above) of Seller has engaged in any activity that contravenes or constitutes a material violation of any Healthcare Law during their employment or association with Seller.

           (c) Seller has not: (1) had a civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) been excluded from participation under the Medicare program or a state or federal healthcare program; or (3) been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3), or any regulations promulgated thereunder: (i) criminal offenses relating to the delivery of an item or service under Medicare or any state or federal healthcare program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service; (iii) criminal offenses under federal or state law misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state, or local governmental agency; (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this clause (d); or
(v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription, or dispensing of a controlled substance.

           (d) Seller represents and warrants that Seller has taken commercially reasonable steps to bring its operations into compliance with the privacy regulations promulgated pursuant to the Health Insurance Portability and Accountability Act ("HIPAA") and set forth at 45 C.F.R. Parts 160 and 164, as may be amended from time to time, and Seller covenants that it shall continue to take commercially reasonable steps between the date hereof and the Closing Date to bring its operations into compliance with HIPAA.

           SECTION 3.18. Employees. Schedule 3.18 sets forth the name and title of each full-time and part-time employee of Seller assigned exclusively to the operations of the Business as of the date hereof or prior to the Closing (collectively, the "Employees"). Except as set forth on Schedule 3.18, Seller is not a party to any written employment agreements, commitments or understandings relating to the Employees. There is no pending or, to the Knowledge of Seller, threatened employee strike, work slowdown or stoppage, or labor dispute or unfair labor practice claim. No union representation question exists respecting any of the Employees. No collective bargaining agreement exists or is currently being negotiated by Seller, no demand has been made for recognition by a labor organization by or with respect to any Employee, and none of the Employees is represented by any labor union or organization. Seller is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, and wage and hours including compliance with any Internal Revenue Service guidelines on employees and independent contractors. Seller has complied with all requirements with respect to the employment of any person who is not a citizen of the United States. Seller is not engaged in any unfair labor practices (as defined in federal and state labor laws). Except for the Non-Transferring Employees (as defined below) and the provisions of QuadraMed Corporation's severance plan, Seller is not obligated to pay any separation, severance, termination, or similar benefits to any Employee. To Seller's Knowledge, no Employee and no group of Employees have any plans to terminate his, her, or their employment with Seller.

           SECTION 3.19. Financial Statements. Seller has delivered to Buyer copies of the unaudited financial statements of the Business, consisting of the income statements of the Business for the 12-month period ended December 31, 2001 and the nine-month period ended September 30, 2002 (the "Financial Statements"), as derived from the books and records of Seller, which are true, correct and complete and without any material misstatement or omission (defined for purposes of this Section 3.19 as a misstatement or omission to any item in the Financial Statements that would decrease net revenue or increase net expenses of the Business, as stated in the income statement, by ten percent (10%) or more).

           SECTION 3.20. No Adverse Change. Except as set forth on Schedule 3.20, since the date of the Seller Financial Statements, no event has occurred or circumstance or set of facts exists that has resulted in a Material Adverse Effect.

           SECTION 3.21. Bankruptcy and Solvency. (a) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller or pending against Seller.

           (b) Seller is not now insolvent and will not be rendered insolvent by any of the transactions contemplated hereby. As used in this section, "insolvent" has the meaning set forth in Section 101 (32)(A) of the Bankruptcy Code.

           (c) Immediately after giving effect to the consummation of the transactions contemplated herein: (i) Seller will be able to pay its liabilities as they become due in the usual course of its business; (ii) Seller will have sufficient working capital with which to conduct its present or proposed business; and (iii) except as set forth on Schedule 3.21, taking into account all pending and threatened litigation, final judgments against Seller in actions for money Damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Seller will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Seller. The cash available to Seller, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

           (d) Seller confirms that this Agreement has been negotiated in good faith without the intention of hindering, delaying, or otherwise defrauding creditors, and is the product of arms length negotiations between the parties and competent counsel experienced and knowledgeable in the field of such transactions. Further, pursuant to the terms of this Agreement, Seller will receive reasonably equivalent value in consideration of the sale of the Assets, the assignment of the Assigned Contracts, and Seller's other covenants contained herein.

           SECTION 3.22. No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller or any of its Affiliates.

                                  ARTICLE 4.
                        REPRESENTATIONS AND WARRANTIES
                                   OF BUYER

           Buyer represents and warrants to Seller that, except as set forth on the Disclosure Schedule attached hereto, the specific subsections of which are referenced in this Article IV ("Buyer Disclosure Schedule"), and incorporated by reference (which Buyer Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

           SECTION 4.1. Organization, Qualification and Corporate Power of Buyer. Buyer (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has the corporate power and authority to carry on its business as now conducted; and (c) has all requisite power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the property which is the subject of this Agreement, and to be a party to the contracts, leases and other agreements which are the subject of this Agreement.

           SECTION 4.2. Validity. Buyer has the full legal power and authority to execute, deliver, and perform this Agreement, the Ancillary Agreements, and all corporate actions of Buyer necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement has, and the Ancillary Agreements will have, as of the Closing Date, been duly executed and delivered by Buyer and assuming that this Agreement and the applicable Ancillary Agreements have been duly authorized, executed and delivered by Seller, constitute the legal, valid and binding obligation of Buyer enforceable in accordance with their terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as set forth on Schedule 4.2, the execution and delivery by Buyer of this Agreement and Ancillary Agreements, and the performance of its obligations hereunder and thereunder, will not violate (i) the Certificate of Formation or Operating Agreement of Buyer, or, except as would not result in a material adverse effect on the business, results of operations or financial condition of Buyer, taken as a whole any order of any Governmental Body, or any indenture, agreement or other instrument to which Buyer, or any of its properties or assets are bound, or result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Claim upon any of the properties or assets of Buyer.

           SECTION 4.3. Fees and Commissions; Brokers. Buyer has not agreed to pay or become liable to pay any broker's, finder's or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement and the transactions contemplated hereby.

           SECTION 4.4. Other Approvals. All consents, approvals, qualifications, orders or authorizations of, or filings with, any Governmental Body or other third party, required in connection with Buyer's valid execution, delivery or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement are set forth on Schedule 4.4.

           SECTION 4.5. No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Buyer or any of its Affiliates.

           SECTION 4.6. Independent Review. Buyer has conducted its own independent review and analysis of the Assets, the Assumed Liabilities and the Business.

                                  ARTICLE 5.
                              COVENANTS OF SELLER

           SECTION 5.1. Operation of Business. Prior to the Closing, unless Buyer otherwise agrees in writing, Seller shall conduct the Business only in the ordinary course of business consistent with past practice ("Ordinary Course of Business"). In addition, prior to Closing (unless Buyer otherwise agrees in writing), Seller shall, with respect to the Business:

           (a) maintain working capital, make capital expenditures, collect accounts receivable, pay accounts payable, pay employee compensation and maintain cash management practices in the Ordinary Course of Business;

           (b) use its reasonable commercial efforts to cause its current policies of insurance (or reinsurance) for liability, casualty, property loss, business interruption and such other insurance coverage in effect on the date of this Agreement to be maintained in full force and effect through and including the Closing Date and not to be canceled or terminated or permit any of the coverage thereunder to lapse, unless simultaneously with and following any such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

           (c) use its reasonable commercial efforts to carry on the Business in the same manner as presently conducted and to preserve intact its current business organization, keep available the services of its officers, employees and agents and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it;

           (d) keep in full force and effect its corporate existence and all rights, franchises and Intellectual Property used exclusively in the Business other than Intellectual Property abandoned in the Ordinary Course of Business;

           (e) maintain the Assets in good repair, order and condition consistent with current needs (ordinary wear and tear excepted), replace in accordance with prudent practices its inoperable, worn out or obsolete Assets with Assets of good quality consistent with prudent practices and current needs and, in the event of a casualty, loss or damage to any of such Assets prior to the Closing Date, whether or not insured, either repair or replace such damaged property or use the proceeds of insurance in such other manner as mutually agreed upon by Buyer and Seller;

           (f) maintain the books, accounts and records of Seller used exclusively in the Business in accordance with past practice;

           (g) comply with all material legal requirements and contractual obligations applicable to the operation of the Business;

           (h) pay and discharge when payable all Taxes with respect to the Business and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of the Assets, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with GAAP) have been established on its books with respect thereto; and

           (i) confer on regular and reasonable basis with representatives of Buyer to report on operational matters and the general status of ongoing business and operations with respect to the Business.

           SECTION 5.2. Standstill. Except in the Ordinary Course of Business, Seller covenants to Buyer that Seller shall not execute any material new contracts, leases, or agreements with respect to the Business, or renew, extend, amend, modify, assign, pledge or terminate any existing material contracts, leases, and/or other agreements with respect to the Business, or assign or pledge any amounts payable thereunder, without the express prior written consent of Buyer. Buyer shall not amend or modify any employment agreement or arrangement, whether oral, written, or otherwise, with any of the Employees, or pay or grant any increase in salary, bonus, or benefits to any Employee, pay any bonus to any of the Employees, or otherwise increase the compensation payable to any Employee, other than regular salary increases in the Ordinary Course of Business.

           SECTION 5.3. Cooperation. Seller shall use its reasonable commercial efforts before and after the Closing Date to obtain and/or cooperate with Buyer to take all reasonable steps that are necessary for Buyer to obtain all required consents of third parties and approvals to Buyer's purchase of the Assets and assumption of the Assigned Contracts pursuant to this Agreement, and in addressing other matters necessary to consummate the transactions contemplated by this Agreement, including third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations) and the transfer or assignment of any governmental licenses or permits. To the extent that the assignment of any Assigned Contract requires the consent of the other party thereto, Seller shall assign the rights and obligations under the Assets only to the extent that such rights and obligations are assignable, and no action hereunder shall constitute an assignment thereof except to such extent, and to the extent consent of a third party to the assignment of any Asset by Seller to Buyer is required, no assignment or attempted assignment will be deemed to have been effected by the provisions of this Agreement without such consent. If Seller is unable to obtain such consent prior to Closing, Seller will use its reasonable commercial efforts to obtain, and will cooperate with Buyer to obtain, such consent and will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits and obligations under any such Assigned Contract, including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise. In addition, if the landlords under the Real Property Leases do not unconditionally release Seller from their obligations under the Real Property Leases pursuant to the assignment of the Real Property Leases to Buyer, Buyer shall indemnify Seller for any Damages to Seller under the Leasehold arising after the Closing Date; provided, however, that Buyer shall not indemnify Seller for any Damages to Seller under the Real Property Leases arising after the Closing Date due to acts or omissions of Seller. Notwithstanding the foregoing, this Section shall not be deemed to be a waiver by Buyer of Seller's obligations to assign the Assigned Contracts to Buyer as of the Closing Date. Seller further covenants that it shall use its reasonable commercial efforts to cause the conditions in
Article 8 of this Agreement to be satisfied; provided that no obligation to use reasonable commercial efforts hereunder shall require Seller to make any payments to its counterparty under any Assigned Contract as payment or consideration for the grant of such assignment.

           SECTION 5.4. Litigation. Seller covenants to Buyer that it shall advise Buyer promptly upon written notification to Seller of any pending or, to the extent Seller has Knowledge of it, threatened litigation or other legal or regulatory action affecting or material to the Assets or the Business. Seller agrees that it shall introduce into evidence, and will not seek to prevent Buyer from introducing into evidence, any opinion of its investment advisor in any litigation or other proceeding (or in any negotiations prior to such litigation or proceeding for the purpose of settling or averting such litigation or proceeding) against Buyer that challenges the fairness from a financial point of view of the consideration received by Seller hereunder.

           SECTION 5.5. Access and Investigation. Between the Effective Date and the Closing Date, and upon reasonable advance notice received from Buyer, Seller shall (a) afford Buyer and its representatives and prospective lenders and their representatives (collectively, the "Buyer Group") reasonable access, during regular business hours, to Seller's personnel, properties, contracts, governmental authorizations, books and records and other documents and data relating exclusively to the Business, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Seller;
(b) furnish Buyer Group with copies of all such contracts, governmental authorizations, books and records and other existing documents and data as Buyer may reasonably request; (c) furnish Buyer Group with such additional financial, operating and other relevant data and information as Buyer may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by Buyer, with Buyer's investigation of the Business and Assets. In addition, Buyer shall have the right to have all real property and tangible personal property included within or relating to the Assets inspected by Buyer Group, at Buyer's reasonable cost and expense, for purposes of determining the physical condition and legal characteristics of such properties.

           SECTION 5.6. Customer and Other Business Relationships. After the Closing, Seller will reasonably cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the Business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will use reasonable commercial efforts to satisfy its Retained Liabilities in a manner that is not materially detrimental to any of such relationships; provided that nothing set forth herein shall prevent Seller from asserting any of its rights under this Agreement, the Ancillary Agreements, or agreements with any third party. Seller will refer to Buyer all inquiries relating exclusively to the Business (other than those related to the Retained Liabilities). Neither Seller nor any of its officers, employees, agents, or shareholders shall intentionally disparage the name or business of Buyer, either before or after the Closing.

           SECTION 5.7. Noncompetition. (a) For a period of four years after the Closing Date (the "Seller Noncompetition Period"), Seller promises and agrees that it shall not:

                  (i) Engage in any line of business that offers services or sells products that are identical or substantially similar to the services or products provided by the Business as of the Closing Date (the "Seller Competing Activities") anywhere within the continental United States (the "Territory"), in any capacity whatsoever, whether individually or through its employees, officers, independent contractors, consultants, or agents. Notwithstanding the foregoing, Seller shall not be precluded from (i) owning as a passive investment 5% or less of the outstanding equity of any publicly-traded company, (ii) entering into a merger, reorganization or other transaction which results in more than fifty percent (50%) of the voting securities or assets of Seller being acquired by any legal entity that is engaged in Seller Competing Activities; provided that Seller shall provide in any such transaction that the acquiror will not use the confidential information of Seller exclusively used in the Business to engage in the Seller Competing Activities during the Seller Noncompetition Period with respect to the customers of the Business as of the Closing Date, and Buyer shall be a third-party beneficiary of such arrangement, (iii) acquiring or merging with a third party (an "Acquired Entity") engaged in the Seller Competing Activities; provided that if the gross revenues the Acquired Company derives from the Seller Competing Activities exceed the lesser of (1) $3,000,000 or (2) 10% of the Acquired Company's gross revenues, Seller will use reasonable commercial efforts to dispose of the competing portion of the Acquired Entity's business within the 12 month period following such acquisition or merger (even if such 12 month period extends beyond the Seller Noncompetition Period), or (iv) engaging in software support, including help desk support and client support, for any of the Excluded Software Assets.

                  (ii) Solicit, influence, or encourage, directly or indirectly, anyone who is then currently an employee of, independent contractor for, or consultant to Buyer or any of its Affiliates to leave the employ or discontinue or alter his, her, or its relationship with Buyer or any of its Affiliates; provided that the foregoing restriction shall not apply to (i) employees of Buyer who respond to general solicitations or employment advertisements not specifically directed to such employees (ii) employees of Buyer who independently contact Seller seeking employment.

           (b) Seller acknowledges and agrees that the geographic area, time periods, subject matter, and all other aspects of the restrictions set forth in this Section 5.7 are reasonable and are appropriate for the protection of Buyer's legitimate property and business interest. In the event that Seller breaches any of the restrictions contained in this Section 5.7, Buyer will suffer immediate and irreparable harm and injury for which there will not be an adequate remedy at law, and Buyer will be entitled to seek and obtain temporary, preliminary, and permanent injunctive relief consistent with, and enforcing the terms of, this Section 5.7. Seller agrees that it will not oppose any request for injunctive relief consistent with the terms of this
Section 5.7 and will not, under any circumstances, seek or request that Buyer be required to post any bond or other security as a condition of obtaining such injunctive relief; provided, however, the foregoing shall not prevent Seller from contesting the issuance of such injunction on the ground that no violation or threatened violation of this Section 5.7 has occurred.

           SECTION 5.8. Non-Solicitation. Seller covenants to Buyer that until the Closing, neither Seller nor any of its representatives shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, any Person (other than Buyer) relating to any sale of the Business, the Assets, or the Assigned Contracts. In any merger or consolidation of Seller in which the Business would be included as part of such merger, Seller shall provide for the protection of Buyer's rights hereunder.

           SECTION 5.9. Interim Monthly Financial Statements. Between the date hereof and the Closing Date, Seller will provide Buyer with interim monthly financial statements of the Business as soon as practicable after the end of each month, prepared consistently with past practice, and showing the results of the operations of the Business.

           SECTION 5.10. Fairness Opinion.

           As of or prior to the Closing Date, Seller will obtain a fairness opinion from its investment advisor as to the fairness from a financial point of view to Seller of the consideration received by Seller hereunder.

                                  ARTICLE 6.
                              COVENANTS OF BUYER

           SECTION 6.1. Cooperation with Seller. Buyer covenants to Seller that Buyer shall use its reasonable commercial efforts to cooperate with Seller to take all reasonable steps before and after the Closing Date that are necessary for Buyer to obtain all required consents of third parties and approvals to Buyer' purchase of the Assets and assumption of the Assigned Contracts pursuant to this Agreement, and in addressing other matters necessary to consummate the transactions contemplated by this Agreement.

           SECTION 6.2. Non-Contravention. Buyer covenants to Seller that it shall not take any action, or omit to take any action, which action or omission would have the effect of materially violating any of the covenants of this Agreement or warranties or representations of Buyer in this Agreement.

           SECTION 6.3. Customer and Other Business Relationships. After the Closing, Buyer will reasonably cooperate with Seller in its efforts to continue and maintain for the benefit of Seller those business relationships of Seller existing prior to the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Buyer will use reasonable commercial efforts to satisfy its Assumed Liabilities in a manner that is not materially detrimental to any of such relationships; provided that nothing set forth herein shall prevent Buyer from asserting any of its rights under this Agreement, the Ancillary Agreements, or agreements with any third party. Buyer will refer to Seller all inquiries relating to the Retained Liabilities. Neither Buyer nor any of its officers, employees, agents, or shareholders shall intentionally disparage the name or business of Seller, either before or after the Closing.

           SECTION 6.4. Non-Business Confidential Information(a) Buyer acknowledges that some or all of the Hired Employees, as defined in Section 7.2(c) herein, may have Confidential Information, as defined in Section 7.1, whether in tangible or intangible form, belonging to, about, or concerning Seller's Healthcare Information Management coding, coding compliance, and abstracting software business ("Non-Business Confidential Information"). Buyer agrees that it shall not (i) seek to learn or obtain from any Hired Employee any such Non-Business Confidential Information, or (ii) use any such Non-Business Confidential Information for its benefit or to the detriment of Seller. Buyer shall take reasonable steps to cause the Hired Employees not to use such Non-Business Confidential Information for the benefit of Buyer or to the detriment of Seller so long as they are employed by Buyer.

           (b) Buyer acknowledges and agrees that the restrictions set forth in this Section 6.4 are reasonable and are appropriate for the protection of Seller's legitimate property and business interest. In the event that Buyer breaches any of the restrictions contained in this Section 6.4, Seller will suffer immediate and irreparable harm and injury for which there will not be an adequate remedy at law, and Seller will be entitled to seek and obtain temporary, preliminary, and permanent injunctive relief consistent with, and enforcing the terms of, this Section 6.4. Buyer agrees that it will not oppose any request for injunctive relief consistent with the terms of this Section
6.4 and will not, under any circumstances, seek or request that Seller be required to post any bond or other security as a condition of obtaining such injunctive relief; provided, however, the foregoing shall not prevent Buyer from contesting the issuance of such injunction on the ground that no violation or threatened violation of this Section 6.4 has occurred.

           SECTION 6.5. Financing Arrangements. Between the date hereof and the Closing Date, Buyer will promptly provide Seller with all information related to Buyer's financing for the transactions contemplated hereunder, including but not limited to commitment letters, completion of due diligence to lender satisfaction, and payment of commitment fees by Buyer.

                                  ARTICLE 7.
                        JOINT COVENANTS OF THE PARTIES

           SECTION 7.1. Confidentiality of Business Information. The parties heretofore have received and hereafter may receive various financial and other information concerning the activities, business, assets, and properties of the other party hereto that is confidential and/or proprietary in nature ("Confidential Information"). The parties agree that all such Confidential Information thus received by a party hereto shall be subject to the terms and conditions of the Confidentiality Agreement entered into between the parties as of November 24, 2002.

           SECTION 7.2. Confidentiality of this Agreement. The existence and contents of this Agreement and all schedules and exhibits attached hereto, and the nature and status of the transactions described herein and therein are confidential. Except as set forth below, without the prior written consent of the other party hereto, no party hereto will disclose to any other Person the existence and contents of this Agreement and the schedules and exhibits attached hereto, and the nature and status of the transactions described herein. Except as set forth below, the timing and content of any announcements, press releases or other public statements concerning the transactions contemplated by this Agreement will occur upon, and be determined by, the mutual agreement and consent of Seller and Buyer, which shall not be unreasonably withheld. This Section shall not apply to:

           (a) any disclosure to such party's directors, managers, members, officers, key employees, Affiliates, accounting, investment banking and legal advisers who have a need to know the information being disclosed, provided that such Persons are made aware of the confidentiality obligations hereunder and the disclosing party agrees to remain liable for any disclosure(s) in violation of such obligations;

           (b) any disclosure that such party makes to the Securities and Exchange Commission or any other regulatory agency pursuant to that party's obligations of disclosure to such agency;

           (c) any disclosure required by or necessary or appropriate in connection with applicable stock exchange or Nasdaq requirements;

           (d) any disclosure that is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement;

           (e) any disclosure required by or necessary or appropriate in connection with legal proceedings; or

           (f) any disclosure that is required or advisable under applicable
Law.

           SECTION 7.3. Retention of and Access to Records. After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those books and records included within the Assets. Buyer also shall provide Seller and its representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Seller shall provide Buyer and its representatives reasonable access to books and records relating to the Business that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by Buyer in such notice.

           SECTION 7.4. Transfer and Similar Taxes. Except as otherwise provided herein, all sales, use, transfer, gains, stamp, duties, recording and similar Taxes incurred in connection with the transfer of the Assets and the assignment and assumption of the Assumed Contracts and the Assumed Liabilities pursuant to the terms of this Agreement ("Transfer Taxes") shall be allocated equally between Seller, on the one hand, and Buyer, on the other hand. Each of Seller, on the one hand, and Buyer, on the other hand, will be responsible for the preparation of any Tax Returns with respect to any Transfer Taxes payable in connection with the transfer of the Assets for which it is primarily liable. Each of Seller and Buyer shall provide the other party with copies of such Tax Returns at least ten business days prior to the due date of each such Tax Return. If the receiving party materially disagrees with such Tax Return as prepared, within three days after receiving the copy of such Tax Return, the receiving party shall deliver to the preparing party a written notice specifying the basis for such disagreement. The parties shall then, in good faith, attempt to reach a mutual resolution prior to the date upon which such Tax Return is due. If the parties are unable to reach a mutual resolution, the preparing party shall timely file such Tax Return as originally sent to the receiving party.

           SECTION 7.5. Employees. (a) Except for the Employees listed on
Schedule 7.5(a)(i) (the "Non-Transferring Employees"), prior to the Closing Date Buyer shall make good faith offers of employment to each of the Employees, including those Employees who are on military leave, family leave, sick leave, temporary disability, or other temporary leave of absence as of such date. Each employment offer made pursuant to this paragraph shall be effective as of the Closing Date and shall be on the same or greater rate of base salary (which does not include bonuses or commissions) as that in effect with respect to such Employee as of the day immediately preceding the Closing Date (the "Offer Terms") and that will allow such Employee to participate in the employee benefit plans, bonus plans, programs, polices and arrangements of Buyer and/or its Affiliates (collectively, the "Buyer Plans") on terms no less favorable (for a period of at least one year from and after the Closing Date) than those that apply to similarly situated employees of Buyer. For all purposes under the plans identified in Schedule 7.5(a)(ii) hereto (collectively, the "Seller Plans"), Hired Employees (as such term is defined in Section 7.5(c) below) shall be deemed to have terminated employment with Seller as of the Closing Date.

           (b) As of the Closing, any Hired Employee who is on leave under the provisions of the Family Medical Leave Act, on leave and receiving workers compensation benefits, or receiving benefits under Seller's short-term or long-term disability programs shall be deemed to be an employee of Seller until such time as the employee is no longer on such leave, receiving workers compensation benefits or eligible for benefits under Seller' short-term or long-term disability programs. At such time Buyer shall offer such Hired Employee employment in accordance with provisions of this Section 7.5; provided, that if at such time as an employee on short-term disability is no longer eligible for benefits under Seller' short term disability program, such employee is eligible for long-term disability benefits, such employee shall receive benefits under Seller's long-term disability program and shall not become an employee of Buyer until following such time as such employee is ready to return to active work.

           (c) Any Employee who enters into a written notice of acceptance with Buyer by the Closing Date will be deemed to have accepted employment with Buyer effective as of the Closing Date (each such Employee, a "Hired Employee"). An Employee referenced in Section 7.5(b) will be deemed to be a Hired Employee on the day such Employee enters into a written notice of acceptance with Buyer pursuant to Buyer's offer of employment under Section 7.5(b).

           (d) Seller shall pay to Hired Employees all accrued but unpaid vacation time as of the Closing Date, in accordance with Seller's policy as in effect as of the Closing Date. With respect to those employees of the Business who do not accept offers of employment from Buyer in accordance with Section 7.5(a), the employment of such individuals with Seller and its Affiliates shall be terminated as of the Closing Date and Seller will pay to Hired Employees all vacation time accrued but unpaid as of the Closing Date in accordance with Seller's policies as in effect as of the Closing Date.

           (e) After the Closing, Seller will determine in its sole discretion whether to pay a bonus to the Employees of the Business for the year ended December 31, 2002. Seller will pay such bonus, if any, to the Employees in accordance with the directions of Buyer.

           (f) Buyer will credit each Hired Employee's years of employment with Seller for all purposes under the Buyer Plans; provided, that such crediting of service will not result in a duplication of the benefits that shall have been paid or that shall be payable by Seller to such Hired Employee under any of the Seller Plans. With respect to the participation of any Hired Employee in a Buyer Plan that relates to health, sickness, salary continuation, or short-term or long-term disability benefits, Buyer will (i) waive all waiting periods for participation or coverage to the extent that, as of the day immediately preceding the Closing Date, such waiting period shall have been waived or satisfied with respect to such Hired Employee under the terms of the analogous Seller Plan, (ii) waive all restrictions and limitations regarding pre-existing conditions to the extent that, as of the day immediately preceding the Closing Date, such restrictions and limitations have been satisfied with respect to such Hired Employee under the terms of the analogous Seller Plan, and (iii) reduce any deductible or co-payment amounts payable with respect to calendar year 2002 to the extent of unreimbursed medical expenses paid by such Hired Employee during calendar year 2002 under the terms of the analogous Seller Plan.

           (g) Following the Closing Date, Buyer will have sole liability for, and will indemnify, defend, and hold harmless each of the Seller Indemnified Persons (as such term is defined in Section 10.3 hereof) from and against, any and all Damages arising out of or in connection with an actual or constructive termination of employment of any of the Hired Employees by Buyer on or after the Closing Date (or with respect to the Employees referenced in Section 7.5(b), the applicable hire date), and/or in connection with the closing of any facility by Buyer on or after the Closing Date (all of the aforesaid liabilities, collectively, the "Employment Termination Liabilities"). In the event that any such claim, demand, or cause of action is asserted against Seller, Buyer's related indemnification obligations will be subject to the general indemnification provisions set forth in Article 10 hereof, but will not be subject to the provisions of Section 10.4(c) hereof. Any provision of this Section 7.5 to the contrary notwithstanding, Buyer will in no event be liable to Seller for the claims of any Employee (i) who is listed on Schedule 7.5(a)(i) and (ii) who does not become a Hired Employee for any other reason except with respect to claims premised on (A) any action or inaction of Buyer on or after the Closing Date and/or (B) Buyer's failure to extend to such Employee a good faith offer of employment, as contemplated by the terms of this Agreement. Seller shall retain all liabilities under the Seller's severance plans, including with respect to the Hired Employees, provided that the Buyer's Offer Terms comply with the provisions of Section 7.5(a).

           (h) Buyer agrees that it shall compensate the Hired Employees who are sales people with respect to the Assigned Contracts in force as of the Closing Date in accordance with the terms of Seller's sales compensation plan for such Hired Employees. The parties will, as of the Closing Date, agree to the estimated amount of compensation payable by each to the Hired Employees who are sales people and adjust the Deposit to reflect the net effect of such agreement (the "Sales Compensation Statement"). Buyer and Seller will, within thirty (30) days after the Closing Date, agree to any adjustments necessary to reflect the total amount of revenue collected under the applicable Assigned Contracts on or prior to the Closing Date. Buyer and Seller agree to cooperate and exchange information as necessary in order to effectuate the intent of the foregoing sentence.

           SECTION 7.6. Supplemental Disclosure. Seller shall have the right from time to time prior to the Closing to supplement or amend a schedule attached hereto with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in any Section of such Schedule. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the conditions set forth in Article 8 have been satisfied. If Buyer provides Seller with written notice, prior to the Closing Date, of its objection to such additional disclosure, Buyer will have the right to bring claims for indemnification under Article 10 hereunder with respect to such additional disclosure; if not, Buyer will be deemed to have cured any such breach of representation or warranty made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of
Article 10 hereof.

           SECTION 7.7. Accounts Receivable Collection. (a) For a period of 120 days after the Closing, Buyer shall use reasonable commercial efforts to collect the Receivables. To facilitate Buyer's collection of the Receivables, Seller shall deliver to Buyer at Closing a complete report of all Receivables as of the Closing (the "Receivables Statement"). Subject to the fee described in Section 7.7(c) below, all Receivables collected by Buyer after the Closing shall be remitted to Seller within five days of receipt thereof. Within fifteen days after the end of each month, Buyer shall provide Seller with a written report regarding the Receivables. The report will set forth for the preceding calendar month the amount of Receivables collected and the identity of the party from whom collected. The report will also set forth the aggregate amount of Receivables collected as of the end of the previous calendar month. In collecting the Receivables, Buyer agrees to comply with all applicable federal, state and municipal laws and regulations (including, but not limited to, the Fair Debt Collection Practices Act and the Fair Credit Reporting Act) and shall secure all permits and licenses required to enable Buyer to render the services called for in this Section 7.7. Buyer will not alter or revise original Seller billing statements without prior approval from Seller.

           (b) After expiry of the 120 day period set forth above, Seller will have the exclusive right to pursue collection of any Accounts Receivable that have not been collected by Buyer as of such date. Seller will use reasonable commercial efforts to collect such receivables. Seller will notify Buyer no later than three (3) business days prior to assigning any receivable to a collection agency or equivalent or taking or threatening to take legal action without the prior written consent of Buyer and Buyer shall have the right to purchase the receivable from Seller at face value.

           (c) Seller authorizes Buyer to deduct an amount equal to 2% of the collected Receivables as its fee for such collection, plus reasonable one-time costs associated with Buyer obtaining files and other documents necessary for the collection of the Receivables from Seller's office in San Rafael, CA.

           (d) Seller agrees that the appointment of Buyer to collect the Receivables is exclusive, and that, except as provided in Section 7.7(b) above, neither Seller nor any of its agent, representative, contractor, or other representative shall attempt to collect any of the Receivables or otherwise make any collection efforts with respect to the Receivables without Buyer's consent.

           (e) In addition to any additional right of access that the parties may have pursuant to this Agreement, the parties shall permit reasonable access by authorized representative(s) of the other party, at each party's own expense, during normal business hours and upon reasonable prior request, for the purposes of reviewing such books, records, and other financial information of Buyer and Seller (the "Financial Data"), as the parties may reasonably request from time to time to facilitate accurate and timely collection of the Receivables. The rights of access granted hereunder shall not be construed as conferring any right in or to the other party's Financial Data or any other proprietary or Confidential Information of the other party.

           (f) Buyer shall not be required to take any action in connection with the collection of the Receivables which are beyond those usual and customary for the Business, consistent with past practice. Notwithstanding the foregoing, Buyer shall not be required to institute any litigation to collect such Receivables and no failure to collect any Receivables shall be deemed a breach of Buyer's obligations hereunder Seller shall and does hereby indemnify and hold Buyer harmless from and against any claims, costs (including, without limitation, reasonable attorneys' fees), causes of action, suits, damages or losses suffered or incurred by or against Buyer arising from or connected with the lawful collection efforts of Buyer under the terms of this Section 7.7.

           (g) Buyer may notify, or may require Seller to notify the debtors under the Receivables with respect to the appointment of Buyer hereunder and direct such debtors to pay Buyer directly the amounts due (except where prohibited by applicable law or regulation). Seller agrees to execute any and all documents, or to make any other representations reasonably requested by Buyer, in order to encourage the debtors under the Receivables to make payments directly to Buyer (or one of its Affiliates). Seller further agrees to take all reasonable actions as may be requested by Buyer from time to time in order to assist Buyer with the collection of the Receivables. Buyer agrees to notify Seller within three (3) business days if any Receivable debtor contests the amount owing and, upon written request by Buyer, to transfer such Receivable to Buyer.

           (h) In performing the services specified in this Section 7.7, Buyer will be acting as an independent contractor. Buyer and Seller agree that neither Buyer nor any of its employees are employees of Seller, and that Buyer, and not Seller, shall have the sole authority and right to direct and control the activities of Buyer employees. Nothing contained in this Section
7.7 shall be construed to create a partnership or joint venture between Buyer and Seller, nor to authorize either Buyer or Seller to act as a general or special agent of the other party in any respect, except as specifically set forth in this Section 7.7. Buyer shall in no event compromise or settle any Receivable at less than face value without Seller's written consent.

           (i) Buyer shall use a first-in, first-out methodology with respect to the collection of Receivables; thus, amounts collected from customers of the Business that are Receivables debtors shall be first applied to the Receivables, then to any amounts otherwise owing to the Business. Notwithstanding the foregoing, Buyer shall not be required to use a first-in, first-out methodology with respect to any customer that has raised a written objection to a Receivable.

           SECTION 7.8. Transition Services. (a) Seller shall provide to Buyer certain corporate support services and access to certain Seller systems and telecommunications services which were previously utilized in supporting certain functions of the Business and the Assets but which were not transferred to Buyer, as set forth in Schedule 7.8(a) (the "Services") from the Closing Date up to the time specified on Schedule 7.8(a). The Services to be provided by Seller are limited to providing Buyer: (i) certain Business related financial and human resources data on Seller's PeopleSoft platform for migration to Buyer's Solomon platform, (ii) T1 connectivity and server hosting services, (iii) technical support, (iv) telephony and (v) e-mail migration services, all as set forth on Schedule 7.8(a). Buyer agrees that any access to Seller's software and/or databases shall be used only as the software and databases relate to the Business, and that Buyer shall not access or use any data that does not relate to the Business. Seller agrees to use commercially reasonable efforts to provide the Services in the manner and to the extent Seller customarily has provided such Services to the Business based on the ordinary course of business prior to the Closing Date. Buyer shall pay Seller the reasonable costs for each Service as set forth opposite the relevant Service on Schedule 7.8(a).

           (b) In providing the Services hereunder, Seller may use such personnel of Seller as it deems necessary or appropriate, provided that they have the requisite skills and knowledge of the Business to render the Services in a commercially reasonable manner. Buyer agrees that its employees and any Hired Employees will cooperate with Seller as is reasonably required for Seller to provide the Services.

           (c) Buyer understands that the Services are transitional in nature and are furnished by Seller for the purpose of accommodating the transactions contemplated by this Agreement. Buyer further understands that Seller is not in the business of providing Services to third parties and has no interest in providing any Services after the dates specified on Schedule 7.8(a). Buyer agrees to transition to its own internal organization or other third party service providers for the provision of the Services as promptly as reasonably practicable but in no case later than the dates specified on Schedule 7.8(a).

           (d) No liability shall result from any delay or failure in performance by Seller resulting from any cause, condition or event beyond the reasonable control of Seller, including but not limited to acts of God, fire, flood, war, government action (including eminent domain), accident, labor trouble or shortage, or inability to obtain material, utilities, equipment or transportation (any such cause, condition or event a "Force Majeure Event"). If Seller is wholly or partially prevented from providing a Service or Services or if Services are interrupted or suspended, in each case by reason of any Force Majeure Event, or if Seller, in the exercise of its reasonable good faith judgment, shall deem it necessary to suspend delivery of a Service hereunder for purposes of inspection, maintenance, repair, or replacement of equipment, parts or structures, Seller shall not be obligated to deliver such Service during such periods, provided that Seller agrees to give, when feasible, written notice of the interruption within a reasonable period of time explaining the purpose and likely duration thereof. Upon cessation of a Force Majeure Event, Seller shall resume its provision of the Services consistent with the terms hereof.

           (e) Buyer understands that Seller is not in the business of providing Services to third parties and that the standard of care to which Seller and any of Seller's employees performing Services hereunder shall be accountable shall be the standard of care used by Seller in furnishing these Services to its own internal organization and Affiliates, including the Business prior to the Closing Date, and under no circumstances shall Seller or its employees be held accountable for a greater standard of care.

           (f) Aggregate fixed monthly fees set forth on Schedule 7.8(a) shall be paid by Buyer to Seller within five (5) days of the end of each month.

           (g) Seller shall not be liable for any Damages arising out of or related to the Services, whether arising out of breach of warranty, strict liability, tort, contract or otherwise, other than Losses which result directly from Seller's willful failure to perform, or gross negligence in performing, the Services. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES TO BE PROVIDED UNDER THIS SECTION 7.8.

           (h) Seller's obligation to provide Services hereunder shall terminate upon the earliest to occur of: (A) the expiration of each Service as specified on Schedule 7.8(a); (B) that day set forth in a termination notice delivered by Buyer to Seller (which day shall be at least thirty (30) calendar days following the date of such written notice); or (C) notice by the non-breaching party to the breaching party if the breaching party has breached or defaulted in performing any of its material obligations under this Agreement and the breach or default has not been cured within fifteen (15) business days after notice thereof shall have been given to the breaching party. In the event of a termination of the Services pursuant to this Section
7.8 (h), Seller shall be entitled to the immediate payment of, and Buyer shall within five business days pay to the Seller, all non-disputed accrued amounts for Services under this Agreement as of the date of such termination.

           (i) Seller and Buyer are independent contractors and, during the term in which Services are provided hereunder, the relationship between Seller and Buyer is that of vendor and vendee, with respect to the Services. Neither party (nor its agents or employees) shall under any circumstances be deemed agents, partners, joint ventures or representatives of the other party. Neither party shall have the right to bind the other party in any respect except as expressly provided herein.

           SECTION 7.9. Retained Software Supplemental Services Agreement.(a) As of the Closing Date, the parties will enter into a Retained Software Supplemental Services Agreement (the "Retained Software Supplemental Services Agreement") that will provide, among other things, for Buyer to provide certain help desk and client visit support services to Seller at the prices, for the duration, and in accordance with the terms and conditions set forth therein.

                                  ARTICLE 8.
                    CONDITIONS TO THE OBLIGATIONS OF BUYER

           The obligations of Buyer to purchase and pay for the Assets and assume the Assigned Contracts on the Closing Date, and consummate any other transactions contemplated by this Agreement, are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

           SECTION 8.1. Representations and Warranties. All the representations and warranties contained in Article 3 of this Agreement (considered collectively), and each of those representations and warranties (considered individually), must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date in all material respects (without giving effect to supplemental disclosure); provided, however, that to the extent any of the representations and warranties contain an express materiality qualification, such representations and warranties shall be accurate as of the date of this Agreement, and must be accurate as of the Closing Date, and provided further, that (i) representations and warranties which are expressly confined to a certain date shall speak only as of such date and (ii) notwithstanding any exceptions or disclosures to those representations and warranties, the Assets shall be conveyed to Buyer free and clear of any Claim whatsoever, except for Permitted Liens, and Seller shall have certified to such effect to Buyer in writing.

           SECTION 8.2. Seller's Performance. All of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

           SECTION 8.3. Absence of Regulatory Proceedings; Approvals. No proceeding, regulatory action or litigation shall have been instituted, threatened or proposed that could reasonably be expected to have a Material Adverse Effect, and no order shall have been issued by any Governmental Body to enjoin, restrain or prohibit the transactions contemplated herein or materially adversely affect the Assets or the Business prior to Closing.

           SECTION 8.4. No Material Adverse Effect. No event, occurrence, fact, condition, change, development or effect will exist or have occurred, exist or come to exist since the date hereof that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect, and Seller shall have certified to such effect to Buyer in writing.

           SECTION 8.5. Third Party Consents and Waivers. Notwithstanding any disclosure to the contrary in the Seller Disclosure Schedule, Seller shall have obtained and delivered to Buyer, in form and substance reasonably satisfactory to Buyer, all third party consents and waivers set forth on
Schedule 8.5.

           SECTION 8.6. Ancillary Agreements. Seller shall have entered into and delivered to Buyer, as of the Closing Date, the Ancillary Agreements.

           SECTION 8.7. Employment of Designated Employees. Each of the Employees listed on Schedule 8.7 and not less than 80% of all of the Employees (excluding the Non-Transferring Employees) shall have accepted Buyer's offer of employment prior to or as of the Closing Date.

           SECTION 8.8. Accounts Receivable Statement. Seller shall have delivered to Buyer (i) the Receivables Statement, and (ii) the Sales Compensation Statement.

           SECTION 8.9. No Proceedings. Except as would not be reasonably expected to have a Material Adverse Effect, since the date hereof, there shall not have been commenced or threatened against Buyer or Seller any proceeding
(a) involving any challenge to, or seeking Damages or other relief in connection with, any of the transactions contemplated herein or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions contemplated herein.

           SECTION 8.10. Opinion of Counsel. Buyer shall have received from counsel for Seller an opinion dated as of the Closing Date, which opinion shall be substantially in the form attached hereto as Exhibit F.

           SECTION 8.11. Financing. Buyer shall have obtained on terms and conditions satisfactory to it all of the financing it requires in order to consummate the transactions contemplated herein and to fund the working capital requirements of Buyer after the Closing, and Buyer shall have obtained the consent of Heller Healthcare Finance, Inc. or its successor or permitted assign to the consummation of the transactions contemplated herein.

           SECTION 8.12. Fairness Opinion. Seller shall have certified to Buyer that it has received the fairness opinion referenced in Section 5.10. As of the Closing Date, Seller shall deliver to Buyer a certificate from its investment advisor, addressed to Buyer, that the investment advisor will not seek to prevent Buyer from introducing into evidence the fairness opinion delivered by the investment advisor to Seller in connection herewith in any litigation or other proceeding (or in any negotiations prior to such litigation or proceeding for the purposes of settling or averting such litigation or proceeding) against Buyer that challenges the fairness from a financial point of view to Seller of the consideration received by Seller hereunder, and that such investment advisor waives any objections it may have in response to a subpoena from Buyer for the introduction of such fairness opinion.

                                  ARTICLE 9.
                    CONDITIONS TO THE OBLIGATIONS OF SELLER

           The obligation of Seller to sell the Assets and to assign the Assigned Contracts on the Closing Date, and consummate any other transactions contemplated by this Agreement, is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

           SECTION 9.1. Representations and Warranties. All the representations and warranties contained in Article 4 of this Agreement (considered collectively), and each of those representations and warranties (considered individually), must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date in all material respects (without giving effect to supplemental disclosure); provided, however, that to the extent any of the representations and warranties in this Agreement contain an express materiality qualification, such representations and warranties shall be accurate as of the date of this Agreement, and must be accurate as of the Closing Date, and provided further, that representations and warranties which are expressly confined to a certain date shall speak only as of such date, and Buyer shall have certified to such effect to Seller in writing.

           SECTION 9.2. Buyer's Performance. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

           SECTION 9.3. Absence of Regulatory Proceedings; Approvals. No proceeding, regulatory action or litigation shall have been instituted, threatened or proposed that would reasonably be expected to have a Material Adverse Effect, and no order shall have been issued by any Governmental Body to enjoin, restrain or prohibit the transactions contemplated herein or materially adversely affect the Assets or the Business prior to Closing.

           SECTION 9.4. Ancillary Agreements. Buyer shall have entered into and delivered to Seller, as of the Closing Date, the Ancillary Agreements.

           SECTION 9.5. Accounts Receivables Statement. Buyer shall have agreed to (i) the Receivables Statement, and (ii) the Sales Compensation Statement.

           SECTION 9.6. No Proceedings. Except as would not be reasonably expected to have a Material Adverse Effect, since the date hereof, there shall not have been commenced or threatened against Buyer or Seller any proceeding
(a) involving any challenge to, or seeking Damages or other relief in connection with, any of the transactions contemplated herein or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the transactions contemplated herein.

                                 ARTICLE 10.
                                INDEMNIFICATION

           SECTION 10.1. Survival Period. All representations and warranties of the parties contained in this Agreement, or any certificate delivered in connection herewith shall survive the Closing until the eighteen month anniversary of the Closing Date (the "Survival Period"). The parties agree that no claims or causes of action may be brought, or litigation instituted, against Seller or Buyer based upon, directly or indirectly, any of the representations or warranties of the parties contained in this Agreement after the Survival Period or, except as provided in Section 11.2 hereof, any termination of this Agreement; provided, that the representations and warranties (i) of Seller in Sections 3.1, 3.2 and 3.22 and Buyer in Sections
4.1 and 4.2 shall survive indefinitely, and (ii) of Seller in Section 3.12 shall survive until 90 days after the applicable statute of limitations (including any and all valid extensions thereof). The parties expressly acknowledge and agree that the provisions of this Section 10.1(a) are, except as provided herein, intended to shorten the statute of limitations with respect to the breach by either party of any of its representations and warranties set forth in this Agreement.

           SECTION 10.2. Indemnification by Seller. Subject to the limitations and conditions set forth herein, Seller hereby agrees to indemnify and hold harmless Buyer, its officers, employees, agents, directors, representatives, members, controlling Persons and Affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any Damages incurred by Buyer Indemnified Persons, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

           (a) any breach of any representation or warranty made by Seller in this Agreement or any Ancillary Agreement;

           (b) the Retained Liabilities; or

           (c) any breach by Seller of any covenant or obligation of Seller in this Agreement.

           SECTION 10.3. Indemnification By Buyer. Buyer hereby agrees to indemnify and hold harmless Seller, and its officers, employees, agents, directors, representatives, shareholders, controlling Persons and Affiliates (collectively, "Seller Indemnified Persons") for, and will pay to the Seller Indemnified Persons the amount of, any Damages incurred by Seller Indemnified Persons, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

           (a) any breach of any representation or warranty made by Buyer in this Agreement or any Ancillary Agreement;

           (b) the Assumed Liabilities; or

           (c) any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

           SECTION 10.4. Liability and Risk of Loss; Limitation of Liability.
(a) Until the Closing, Seller shall remain liable for all obligations and liabilities, costs, and expenses, fixed or contingent, arising out of the operation or ownership of any of the Assets and out of the conduct of the Business prior to the Closing, and shall remain liable for all risk of loss of, and relating to, the Assets, except to the extent assumed by Buyer hereunder. Following the Closing, Seller shall remain liable for all of its obligations and liabilities, costs and expenses, whether fixed or contingent, except to the extent assumed by Buyer hereunder.

           (b) Anything in this Agreement to the contrary notwithstanding, the liability of the Indemnifying Party to indemnify the Indemnified Party against any Damages shall be limited to claims for indemnification with respect to which the Indemnified Party has given to the Indemnifying Party written notice thereof, and instituted litigation with respect to, at or prior to the applicable survival date as set forth in Section 10.1. The written notice referred to in the previous sentence must state the basis of the claim for indemnification with reasonable specificity, including the Section or Sections of this Agreement alleged to have been breached.

           (c) In no event shall Seller, on the one hand, or Buyer, on the other hand, be liable for indemnification pursuant to Section 10.2 or 10.3 unless and until the aggregate of all Damages which are incurred or suffered by the party seeking indemnification exceeds $100,000, in which case such party shall only be entitled to indemnification for such Damages in excess of $100,000; provided, however, that neither Seller, on the one hand, nor Buyer, on the other hand, shall be required to make payments for indemnification pursuant to Section 10.2 or 10.3 in an aggregate amount in excess of the Purchase Price.

           (d) The limitation on indemnification set forth in Section 10.4(c) hereof shall not apply to Damages (i) to Buyer (1) as a result of Seller's breach of Section 5.7 hereof and (2) with respect to the Retained Liabilities, and (ii) to Seller (1) as a result of Buyer's breach of Section 6.4 hereof and
(2) with respect to the Assumed Liabilities.

           (e) Notwithstanding anything to the contrary in this Agreement, neither party shall be liable for any Damages to the extent that the Damages suffered by the other party result from any improper or tortious act or omission by the other party or its Affiliates, officers, employees, agents or representatives or to the extent that the other party or its Affiliates, officers, employees, agents or representatives fail to take reasonable and prudent action to mitigate any Damages.

           (f) In calculating amounts payable to an Indemnified Party, the amount of the indemnified Damages shall be computed net of (i) payments that the Indemnified Party is entitled to receive under any insurance policy with respect to such Damages, (ii) any prior or subsequent recovery by the Indemnified Party from any Person with respect to such Damages and (iii) any Tax benefit to the Indemnified Party with respect to such Damages.

           SECTION 10.5. Procedure for Indemnification: Third Party Claims.
(a) Promptly after receipt by a Buyer Indemnified Person or Seller Indemnified Person (the "Indemnified Party") under either Section 10.2, 10.3, or 10.4 of notice of the commencement of any proceeding against it, such Indemnified Party will, if a claim is to be made against a party required to provided indemnification under either such Section (an "Indemnifying Party"), give notice to the Indemnifying Party of the commencement of such claim, but the failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party is prejudiced by the Indemnified Party's failure to give such notice.

           (b) If any proceeding is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of such proceeding, the Indemnifying Party will be entitled to participate in such proceeding and, to the extent that it wishes to assume the defense of such proceeding with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such proceeding, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Indemnified Party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such proceeding subsequently incurred by the Indemnified Party in connection with the defense of such proceeding. If the Indemnifying Party assumes the defense of a proceeding, (i) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's consent unless the sole relief provided is monetary Damages that are paid in full by the Indemnifying Party; and (ii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent but will execute releases at the request of the Indemnifying Party if the settlement may be effected without its consent. The Indemnifying Party will have no liability for any compromise or settlement of claims effected without its consent.

           (c) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary Damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, participate in the defense of such proceeding at its expense, but the Indemnifying Party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

           SECTION 10.6. Procedure for Indemnification: Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought within the applicable time periods set forth herein.

           SECTION 10.7. Other Matters. (a) Subject to the provisions of Sections 5.7(b) and 6.4(b), if the Closing shall occur, the indemnification provisions of this Article 10 shall be the sole and exclusive remedy of Seller and Buyer for any breach of any covenants, representations or warranties made by the other party in this Agreement and each party hereby waives all statutory, common law and other claims with respect thereto, other than claims for indemnification pursuant to this Article 10.

           (b) There shall be no indemnification by Seller or Buyer for any special, incidental, punitive or consequential damages.

           (c) Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Article 10, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Indemnified Party or its Affiliates may have against any other Persons with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall take such actions as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other Persons as the Indemnified Party or its Affiliates may have.

           (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the directors or officers of Seller incur any personal liability as a result of any statements made and documents delivered in connection with this Agreement.

           (e) Any indemnification payment by Seller or Buyer pursuant to this Agreement shall be treated as an adjustment to the Purchase Price hereunder.

           SECTION 10.8. Right of Setoff; Escrow. Upon notice to Seller specifying in reasonable detail the basis therefore, Buyer may set off any amount to which it may be entitled under this Article 10 against any amount otherwise payable by Buyer to Seller under the Note or pursuant to Section 1.6(d) hereof.

                                 ARTICLE 11.
                                  TERMINATION

           SECTION 11.1. Termination Events. By notice given prior to or at the Closing, subject to Section 11.2 hereof, this Agreement may be terminated as follows:

           (a) by Buyer if a material breach of any provision of this Agreement has been committed by Seller and such breach has not been waived by Buyer;

           (b) by Seller if a material breach of any provision of this Agreement has been committed by Buyer and such breach has not been waived by Seller;

           (c) by mutual consent of Buyer and Seller;

           (d) by Buyer, if the Closing has not occurred by the close of business on January 31, 2003 (the "Abandonment Date"), or such later date as the parties may agree upon, unless Buyer is in material breach of this Agreement; or

           (e) by Seller, if the Closing has not occurred by the close of business on the Abandonment Date, or such later date as the parties may agree upon, unless Seller is in material breach of this Agreement.

           SECTION 11.2. Effect of Termination. Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this
Section 11.2 and Sections 7.1 and 7.2 and Article 12 will survive, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the non-terminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                 ARTICLE 12.
                                 MISCELLANEOUS

           SECTION 12.1. Definitions.

           "Abandonment Date" is defined in Section 11.1(d).

           "Acquired Entity" is defined in Section 5.7(a)(i).

           "Affiliate" with respect to any specified Person means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

           "Agreement" is defined in the first sentence of the Agreement.

           "Ancillary Agreements" means the Escrow Agreement, the Note, the Software License Agreement, the Bill of Sale, the Assumption Agreement and the Retained Software Supplemental Services Agreement.

           "Assets" is defined in Section 1.2.

           "Assigned Contracts" is defined in Section 1.4.

           "Assumed Liabilities" is defined in Section 1.5(a)(ii).

           "Assumption Agreement" is defined in Section 1.8(b)(iii).

           "Bankruptcy Code" is defined in Section 2.3.

           "Bill of Sale" is defined in Section 1.8(a)(i).

           "Business" is defined in the first "Whereas" clause of the Agreement.

           "Buyer" is defined in the first sentence of the Agreement.

           "Buyer Disclosure Schedule" is defined in the first sentence of
Article 4.

           "Buyer Group" is defined in Section 5.5.

           "Buyer Indemnified Person" is defined in Section 10.2.

           "Buyer Plans" is defined in Section 7.5(a).

           "Claim" means any claim, title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever with respect to which Seller has received written notice or has Knowledge..

           "Closing" is defined in Section 1.8.

           "Closing Date" is defined in Section 1.8.

           "Confidential Information" is defined in Section 7.1.

           "Confidentiality Agreement" is defined in Section 7.1(b).

            "Copyrights" means all registered copyrights and copyrightable works which are used exclusively in the Business or are associated exclusively with a specific Asset or the Assets.

           "Damages" means all actual, out-of-pocket damages, losses, liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs of burdens associated with performing injunctive relief, and other costs (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors, and expert witnesses) of any kind or nature whatsoever.

           "Deposit" is defined in Section 1.6(a).

           "Employees" is defined in Section 3.18.

           "Employment Termination Liabilities" is defined in Section 7.5(g).

           "Environmental Laws" means any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or other court or arbitrator, in each case whether of the United States (federal, state or local) or foreign, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials or Petroleum Products or environmental protection, as now or may at any time hereafter be in effect, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

           "Escrow Agent" is defined in Section 1.6(b).

           "Escrow Agreement" is defined in Section 2.1.

           "Excluded Assets" is defined in Section 1.3.

           "Excluded Software Assets" is defined in Section 1.3(a).

           "Financial Data" is defined in Section 7.7(e).

           "Financial Statements" is defined in Section 3.19.

           "Force Majeure Event" defined in Section 7.8(d).

           "GAAP" is defined in Section 1.7.

           "Governmental Body" means any legislature, agency, bureau, branch, department, division, commission, court, tribunal, magistrate, justice, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal or local or other similar recognized organization or body exercising similar powers or authority.

           "Hazardous Materials" means any hazardous materials, hazardous wastes, infectious medical wastes, hazardous or toxic substances, asbestos, asbestos fibers, friable asbestos, any PCB's or any constituents of the foregoing, defined or regulated as such in or under any Environmental Laws.

           "Healthcare Law" means the following laws or regulations relating to the regulation of the healthcare industry or to payment for services rendered by healthcare providers: (i) Sections 1877, 1128A, 1128A or 1128B of the SSA; (ii) any prohibition on the making of any false statement or claim, or misrepresentation of material facts to any governmental agency that administers a federal or state healthcare program (including, but not limited to Medicare, Medicaid, and the federal Civilian Health and Medical Plan of the Uniformed Services); (iii) the licensure, certification, or registration requirements of healthcare facilities, services, or equipment, (iv) any state certificate of need or similar law governing the establishment of healthcare facilities or services or the making of healthcare capital expenditures; (v) any state law relating to fee-splitting or the corporate practice of medicine;
(vi) any state physician self-referral prohibition or state anti-kickback law;
(vii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state healthcare program; (viii) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (ix) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription, or dispensing of a controlled substance.

           "Hired Employee" is defined in Section 7.5(c).

           "HIPAA" is defined in Section 3.17(d).

           "Indemnified Party" is defined in Section 10.5(a).

           "Indemnifying Party" is defined in Section 10.5(a).

           "Intellectual Property" means all registered and unregistered intellectual property rights used by Seller exclusively in the Business, including, without limitation, all of the following items: (i) if any exist, patents and patent applications, (ii) Trademarks; (iii) if any exist, Trade Secrets; (iv) if any exist, Copyrights; and (v) all copies and tangible embodiments of the foregoing (in whatever form or medium).

           "Knowledge" means the actual knowledge of the individuals listed on
Schedule 12.1.

           "Law" means any Healthcare Law, Environmental Law and any other federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Body or otherwise, including, without limitation, any judicial or administrative order, consent, decree or judgment.

           "Licenses" is defined in Section 3.10.

           "Lien" means any lien, security interest, pledge, mortgage or similar encumbrance.

           "Material Adverse Effect" means a material adverse effect on the business, results of operations or financial condition of the Business, taken as a whole; provided, however, that Material Adverse Effect shall not include, either alone or in combination, (i) conditions affecting the healthcare information technology industry generally, (ii) any adverse change, event or effect that is caused by conditions affecting the economy of the United States generally, or (iii) any delisting of Seller from Nasdaq or the consequences thereof.

           "Non-Business Confidential Information" is defined in Section 6.4.

           "Non-Transferring Employees" is defined in Section 7.5(a).

           "Note" is defined in Section 1.6(c).

           "Offer Terms" is defined in Section 7.5(a).

           "Ordinary Course of Business" is defined in Section 5.1.

           "Permitted Liens" means, collectively (i) Liens for Taxes or assessments which are not delinquent or are being contested in good faith by appropriate proceedings; (ii) mechanics', warehousemens', materialmens', contractors', workmens', repairmens' and carriers' liens, and other similar Liens arising in the ordinary course for obligations which are not delinquent; or (iii) the rights, if any, of third-party suppliers or other vendors having possession of equipment of the Business.

           "Person" means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, entity, joint venture, labor organization, unincorporated organization, or Governmental Body.

           "Petroleum Products" means gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene and any other petroleum products.

           "Purchase Price" is defined in Section 1.6.

           "QuadraMed" is defined in the first sentence of this Agreement.

           "QuadraMed Operating Corporation" is defined in the first sentence of this Agreement.

           "Receivables" is defined in Section 1.3(c).

           "Receivables Statement" is defined in Section 7.7(a).

           "Real Property Leases" is defined in Section 3.5(c).

           "Retained Liabilities" is defined in Section 1.5(b).

           "Retained Software Supplemental Services Agreement" is defined in
Section 7.9.

           "Reviewing Accountant" is defined in Section 1.7.

           "Sales Compensation Statement" is defined in Section 7.5(h).

           "Seller" is defined in the first sentence of the Agreement.

           "Seller Competing Activities" is defined in Section 5.7(a)(i).

           "Seller Disclosure Schedule" is defined in the first sentence of
Article 3.

           "Seller Financial Statements" is defined in Section 3.19.

           "Seller Indemnified Person" is defined in Section 10.3.

           "Seller Noncompetition Period" is defined in Section 5.7.

           "Seller Plans" is defined in Section 7.5(a).

           "Seller's Intellectual Property" is defined in Section 3.7.

           "Services" is defined in Section 7.8(a).

            "Software" is defined in Section 1.2(c).

           "Software License Agreement" is defined in Section 2.2.

           "SSA" means the Social Security Act.

           "Straddle Period" is defined in Section 1.5(b)(ii).

           "Survival Period" is defined in Section 10.1.

           "Taxes" shall mean any and all taxes, levies or other like assessments, including, but not limited to, income, transfer, gains, gross receipts, excise, inventory, property (real, personal or intangible), sales, use, license, withholding, payroll, employment, capital stock and franchise taxes, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof.

           "Tax Return" shall mean any report, return or other information filed with any taxing authority (including any schedule, attachment or amendment thereto) with respect to Taxes imposed upon or attributable to the operations of the Business.

           "Territory" is defined in Section 5.7(a)(i).

           "Trademarks" means the trademarks and related design, service marks, trade names, as well as the Internet domain names, content, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing, solely as each are used exclusively in the Business or are associated exclusively with a specific Asset or the Assets.

           "Trade Secrets" shall mean databases, technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies as each are solely associated with the specific Assets or the Business.

           "Transfer Taxes" is defined in Section 7.4.

           SECTION 12.2. Notice. Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and addressed to the parties at their respective addresses set forth below and shall be deemed to have been duly given if delivered by (a) hand-delivery (with written confirmation of receipt); (b) facsimile (with written confirmation of receipt), provided that a copy is delivered by one of the other methods authorized in this Section; or (c) by commercial overnight delivery service, as follows:

           If to Seller:

                               QuadraMed Corporation
                               22 Pelican Way
                               San Rafael, CA  94901
                               Attn:  Michael H. Lanza
                               Facsimile:  (415) 455-1468

           with a copy to:

                               Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                               New York, NY  10036
                               Attn:  Paul T. Schnell, Esq.
                               Facsimile:  (917) 777-2322

           If to Buyer:

                               Precyse Solutions, L.L.C.
                               198 Allendale Road, Suite 401
                               King of Prussia, PA  19406
                               Attn:  Jeffrey S. Levitt
                               Facsimile: (610) 265-9008

           with a copy to:

                               Akin Gump Strauss Hauer & Feld LLP
                               1333 New Hampshire Avenue, N.W.
                               Washington, D.C.  20036
                               Attn: Paul L. Uhrig, Esq.
                               Facsimile: (202) 955-7603

           Notices shall be deemed given upon the earliest to occur of (i) receipt by the party to whom such notice is directed, if hand delivered; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; or (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

           SECTION 12.3. Enforcement. The parties acknowledge and agrees that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by such party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the parties may be entitled, at law or in equity, the parties shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

           SECTION 12.4. Survival of Provisions. Subject to Section 10.1(b) all warranties, representations, hold harmless and indemnity obligations and restrictions made (including without limitation the obligations set forth in Sections 7.1 and 7.2), undertaken and agreed to by the parties under this Agreement shall survive the Closing for the periods set forth herein.

           SECTION 12.5. Amendment. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge or change is sought; provided either party may change its own address as set forth in Section 12.2 hereof by unilateral written notice to the other party hereto.

           SECTION 12.6. Assignment. This Agreement shall not be assignable by either party without the prior written consent of the other. Except as noted above, no other Person shall acquire or have any rights under or by virtue of this Agreement. Notwithstanding the foregoing, Buyer may assign this Agreement in its sole discretion to any entity that controls, is controlled by, or is under common control with, Buyer; provided that Buyer shall remain jointly and severally liable with such entity for its obligations under this Agreement.

           SECTION 12.7. Severability. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a Governmental Body of competent jurisdiction, then: (a) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (b) the effect of the ruling shall be limited to the jurisdiction of the Governmental Body making the ruling; (c) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the Governmental Body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein and a provision having a similar economic effect shall be substituted; and (d) if the ruling and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified or amended by legislative, judicial or administrative action, the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

           SECTION 12.8. Choice of Law. The interpretation of this Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of New York without regard to choice of law provisions.

           SECTION 12.9. Binding Nature. The provisions, covenants, and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective legal representatives, successors and permitted assigns.

           SECTION 12.10. Headings. All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender and number as the circumstances require.

           SECTION 12.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

           SECTION 12.12. Expenses. Each of the parties shall bear its own expenses in connection with this Agreement.

           SECTION 12.13. Waiver. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

           SECTION 12.14. Construction. This Agreement shall not be construed more strictly against either party hereto by virtue of the fact that the Agreement may have been drafted or prepared by such party or its counsel, it being recognized that all of the parties hereto have contributed substantially and materially to its preparation and that this Agreement has been the subject of and is the product of negotiations between the parties.

           SECTION 12.15. Cumulative Remedies. Any right, power, or remedy provided under this Agreement to either party hereto shall be cumulative and in addition to any other right, power, or remedy provided under this Agreement now or hereafter existing at law or in equity, and may be exercised singularly or concurrently.

           SECTION 12.16. Arbitration. Subject to the provisions of Sections 5.7(b) and 6.4(b), in the event of a dispute between the parties arising from or relating to this Agreement, including, but not limited to, construction, interpretation, implementation or enforcement of this Agreement or the validity, performance or breach of any provision in this Agreement, the parties shall meet and confer to resolve such dispute. In the event such efforts do not resolve the dispute within fifteen (15) days from the date the of receipt by a party of written notice of a dispute, either party may demand arbitration by the American Arbitration Association, before one (1) arbitrator, under its Commercial Arbitration Rules then in effect, such arbitration to be final, conclusive and binding. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction. There shall be three neutral and impartial arbitrators, of whom Buyer shall appoint one and Seller shall appoint one within 30 days of the receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall select the chair of the arbitral tribunal within 30 days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with large commercial cases and an experienced arbitrator. The arbitrator shall base his/her award on the terms of this Agreement, and he/she will follow the law of the State of New York. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The arbitrators shall render the award in writing and, unless both parties agree otherwise, shall include an explanation of the reasons for the award and the findings of fact and conclusions of law upon which the award is based. Notwithstanding the foregoing, by agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrators shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrators' orders to that effect.

           SECTION 12.17. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement, except for the indemnification rights under Section
10.2 for the Buyer Indemnified Persons and Section 10.3 for the Seller Indemnified Persons.

           SECTION 12.18. Attorneys' Fees. In the event that any dispute hereunder, the prevailing party shall be entitled to recover, in addition to any and all other remedies, which shall be cumulative, the reasonable attorney's fees, expenses, and costs which it incurs as a result thereof.

           SECTION 12.19. WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE AGREEMENT TO ARBITRATE CONTAINED IN SECTION 12.16 HEREIN, OR IN ANY LAWSUIT TO ENFORCE ANY ARBITRAL AWARD RENDERED THEREUNDER.

           SECTION 12.20. Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including all term sheets and letters of intent exchanged by the parties), and constitutes (along with the schedules, exhibits, and other documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.

                           [Signature page follows]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                   PRECYSE SOLUTIONS, L.L.C.


                                   /s/ Jeffrey S. Levitt
                                   --------------------------------------
                                   Signature

                                   Jeffrey S. Levitt
                                   --------------------------------------
                                   Print Name

                                   CEO
                                   --------------------------------------
                                   Title


                                   QUADRAMED CORPORATION


                                   /s/ Lawrence P. English
                                   --------------------------------------
                                   Signature

                                   Lawrence P. English
                                   --------------------------------------
                                   Print Name

                                   Chairman & CEO
                                   --------------------------------------
                                   Title


                                   QUADRAMED OPERATING CORPORATION


                                    /s/ Lawrence P. English
                                   --------------------------------------
                                   Signature

                                   Lawrence P. English
                                   --------------------------------------
                                   Print Name

                                   Chairman & CEO
                                   --------------------------------------
                                   Title


                 [Signature Page for Asset Purchase Agreement
                                 by and among
             Precyse Solutions, L.L.C., QuadraMed Corporation and
                       QuadraMed Operating Corporation]

                                   EXHIBIT A

                                 FORM OF NOTE

                                PROMISSORY NOTE

$300,000                                                   December __, 2002

           FOR VALUE RECEIVED, Precyse Solutions, L.L.C., a Delaware limited liability company (the "Company"), promises to pay to QuadraMed Corporation, a Delaware corporation, or its permitted assigns hereunder (the "Holder"), the principal amount of Three Hundred Thousand Dollars ($300,000), together with interest thereon, as hereinafter provided. Principal and interest shall be payable in money of the United States of America lawful at such time for the payment of public and private debts.

1. Payment. One Hundred Thousand Dollars ($100,000) of the principal amount of this Note, together with any and all accrued and unpaid interest thereon, shall be payable in full on December __, 2003. Two Hundred Thousand Dollars ($200,000) of the principal amount of this Note, together with any and all accrued and unpaid interest thereon, shall be payable in full on December __, 2004.

2. Interest. This Note shall bear simple interest on the principal amount at the rate of seven percent (7%) per annum, payable quarterly in arrears, and interest shall be payable as set forth in Section 1. Interest shall be calculated based upon a 365-day year.

3. Events of Default.

(a) "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Section 3 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

           (1) default in the payment of the principal of or any interest upon the Note when it becomes due and payable, and continuance of such default for a period of 30 days after receipt of written notice of non-payment (whether or not such payment is prohibited by the provisions of Section 3); or

           (2) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of an inability to pay the debts of the Company generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; provided, however, that in the case of any of the actions described above, no Event of Default shall occur if the action is dismissed or stayed within sixty (60) days thereafter.

(b) If an Event of Default occurs and is continuing, then in every such case the Holder of the Note may declare the principal of the Note to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and any accrued interest thereon shall become immediately due and payable. At any time after such a declaration of acceleration has been made, the Holder of the Note, by written notice to the Company, may rescind and annul such declaration and its consequences.

4. Method of Payment. Payments of principal and interest hereunder shall be made by wire transfer of next-day funds to such account of the Holder as may be specified in writing by the Holder to the Company. The Company may, from time to time, prepay all or any portion of this Note without penalty or premium.

5. Waivers. The Company hereby waives presentment, diligence, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, and all other notices of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Note.

6. Related Agreements. This Note is issued by the Company to the Holder pursuant to the terms of the Asset Purchase Agreement, dated as of December __, 2002 (the "Purchase Agreement"), by and among the Company, the Holder and QuadraMed Operating Corporation, a Delaware corporation. All obligations of the Company hereunder are subject to a right of set-off as set forth in
Section 10.8 of the Purchase Agreement.

7. Savings Clause. In the event any provisions hereof shall result, for any reason and at any time, in an effective rate of interest that exceeds the limit of the usury or any other law applicable to interest on the indebtedness evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall be (a) applied, to the extent of such excess, against the unpaid principal amount evidenced hereby with the same force and effect as though the Holder had agreed to accept such extra payment(s) as a prepayment or (b) if the indebtedness has been fully paid, refunded by the Holder to the Company to the extent of such excess.

8. Successors. The provisions hereof shall be binding upon the legal representatives, successors and assigns of the Company and shall inure to the benefit of the Holder and its successors by operation of law.

9. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the Company has executed, accepted and agreed to the terms of this Note set forth above as of the day and year first above written.

                                                  PRECYSE SOLUTIONS, L.L.C.,


                                                  ____________________________
                                                  Name:
                                                  Title:

                                   EXHIBIT B

                                 BILL OF SALE

           Bill of Sale (this "Bill of Sale") is made, executed and delivered by QuadraMed Corporation, a Delaware corporation, and QuadraMed Operating Corporation, a Delaware corporation, both located at 22 Pelican Way, San Rafael, California 94901 (collectively referred to as "Seller"), to Precyse Solutions, L.L.C., a Delaware limited liability company, located at 198 Allendale Road, Suite 401, King of Prussia, PA 19406 ("Buyer").

Seller and Buyer have entered into that certain asset purchase agreement, dated as of December __, 2001 (the "Purchase Agreement").

Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

As of the effective date listed below, Seller, for and in consideration of the Purchase Price and other amounts to be paid pursuant to the Purchase Agreement, and the assumption by Buyer of the Assumed Liabilities, and other good and valuable consideration paid by Buyer, the sufficiency of which is hereby acknowledged, does by these presents:

1. Grant, bargain, sell and deliver to Buyer, free and clear of all Liens, other than the Assumed Liabilities and Permitted Liens, all right, title and interest of Seller in and to the Assets, but specifically excluding the Excluded Assets, pursuant and subject to the terms and conditions of the Purchase Agreement.

2. To have and to hold the same to Buyer, its successors and assigns forever.

3. The effective date of the asset transfer evidenced by this Bill of Sale shall be December 31, 2002.

4. Seller for itself, its successors and assigns hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Buyer, Seller will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Buyer in order to assign, transfer, set over, convey, assure and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Bill of Sale.

5. Nothing in this Instrument, express or implied, is intended or shall be construed to confer upon, or give to, any Person other than Buyer and its successors and any assigns, any remedy or claim under or by reason of this Bill of Sale or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this Bill of Sale contained shall be for the sole and exclusive benefit of Buyer and its successors and assigns.

6. This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of law.

IN WITNESS WHEREOF, the undersigned has caused this Bill of Sale to be duly executed as of the day and year first above written.

QuadraMed Corporation,                     QuadraMed Operating Corporation,
a Delaware corporation                     a Delaware corporation


By:                                        By:

Its:                                       Its:


Acknowledged and agreed:

PRECYSE SOLUTIONS, L.L.C.,


____________________________
Name:
Title:

                                   EXHIBIT C

                           INSTRUMENT OF ASSUMPTION

           This Instrument of Assumption (this "Instrument"), dated as of this __th day of December, 2002, from Precyse Solutions, L.L.C., a Delaware limited liability company ("Buyer"), to QuadraMed Corporation, a Delaware corporation ("QuadraMed") and QuadraMed Operating Corporation, a Delaware corporation ("QuadraMed Operating Corporation" and, together with QuadraMed, "Seller").

           Seller and Buyer have entered into that certain asset purchase agreement, dated as of December __, 2002 (the "Purchase Agreement").

           Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the Purchase Agreement.

1. In connection with the Purchase Agreement, Buyer hereby assumes and agrees to assume, pay, perform, satisfy and otherwise discharge the Assumed Liabilities pursuant to the terms and conditions of the Purchase Agreement. Except as set forth in the previous sentence, Buyer expressly does not, and will not be deemed to, assume under this Instrument or otherwise by reason of the transactions contemplated hereby or by the Purchase Agreement, any liabilities, obligations or commitments of, or arising out of actions taken, services rendered, goods sold, or contracts entered into by, Seller of any nature whatsoever.

2. Nothing in this Instrument, express or implied, is intended or shall be construed to confer upon, or give to, any Person other than Seller and its successors and any permitted assigns, any remedy or claim under or by reason of this Instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this Instrument contained shall be for the sole and exclusive benefit of Seller and its successors and assigns.

3. The effective date of the assumption evidenced by this Instrument of Assumption shall be December 31, 2002.

4. Nothing contained herein will itself change, amend, extend or alter (nor should it be deemed or construed as changing, amending, extending or altering) the terms or conditions of the Purchase Agreement in any manner whatsoever. This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Purchase Agreement.

5. This Instrument shall be binding upon and enforceable against Buyer, its successors and assigns, and will inure to the benefit of Seller and its successors and assigns.

6. This Instrument shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

           IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the day and year first above written.

PRECYSE SOLUTIONS, L.L.C.,


____________________________
Name::
Title:

Acknowledged and agreed:

QuadraMed Corporation,                     QuadraMed Operating Corporation,
a Delaware corporation                     a Delaware corporation

By:                                        By:

Its:                                       Its:

                                   EXHIBIT D

                               ESCROW AGREEMENT

           THIS ESCROW AGREEMENT (this "Agreement"), dated as of December __, 2002, is made by and among Precyse Solutions, L.L.C., a Delaware limited liability company ("Buyer"), QuadraMed Corporation, a Delaware corporation ("Seller"), and State Street Bank and Trust Company (the "Escrow Agent" and, together with Buyer and Seller, the "Parties").

           WHEREAS, Buyer and Seller have entered into an Asset Purchase Agreement, dated as of December ___, 2002 (the "Asset Purchase Agreement"); and

           WHEREAS, the Asset Purchase Agreement contemplates that Buyer and Seller, as a condition to the Closing, will enter into this Agreement in connection with the indemnification obligations set forth in Article 10 of the Asset Purchase Agreement.

           NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants contained herein and in the Asset Purchase Agreement, each Party agrees as follows:

           SECTION 1. Asset Purchase Agreement. Undefined capitalized terms used herein are defined in the Asset Purchase Agreement. The Escrow Agent hereby acknowledges receipt of a copy of the Asset Purchase Agreement, but, except for referring to definitions of certain undefined capitalized terms herein, the Escrow Agent is not charged with any knowledge of the contents of, or any duties or responsibilities under the Asset Purchase Agreement.

           SECTION 2. Purpose; Effectiveness. This Agreement has been executed and delivered, and the deposit of the Escrow Assets (as defined below) is made, for the purpose of reimbursing and providing compensation for the Damages referred to in Article 10 of the Asset Purchase Agreement that any Buyer Indemnified Person incurs, subject to the terms, limitations and conditions set forth therein. Notwithstanding any provisions of this Agreement to the contrary, Buyer's right to recover from Seller for Damages shall not be limited to the Escrow Fund, but shall be subject to the terms, limitations and conditions set forth in Article 10 of the Asset Purchase Agreement.

           SECTION 3. Escrow Fund.

           3.1 Escrow Assets. Upon execution of this Agreement, Seller will deposit with the Escrow Agent one million five hundred thousand dollars ($1,500,000) (the "Escrow Assets"). The "Escrow Fund" means the Escrow Assets that, as of the date of determination, remain subject to this Agreement. Accumulated interest on the Escrow Assets will not be part of the Escrow Fund and will be paid to Seller in accordance with Section 6.3 hereof. The Escrow Agent hereby agrees to act as escrow agent and to invest, safeguard, and disburse the Escrow Assets pursuant to the terms and conditions hereof.

           3.2 Tax Liability. (a) Any tax liability attributable to the payment of any interest or other amounts payable to Seller with respect to the Escrow Assets will be Seller's responsibility. Buyer and Seller, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax laws with respect to the transfer of Escrow Assets under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any liability on account of taxes to which the Escrow Agent may be or becomes subject in connection with, or that arises out of, this Escrow Agreement, including costs and expenses (including reasonable legal and experts' fees and expenses), interest, and penalties. To the extent that Buyer is required to make any payments of taxes which would otherwise be the responsibility of Seller under this Section 3.2, Seller agrees to reimburse Buyer for any such payment promptly upon written notice.

           (b) To the extent required by law, the Escrow Agent annually will file information returns with the United States Internal Revenue Service. Seller and Buyer will provide the Escrow Agent with all forms and information necessary to complete such information returns, including completed, executed Forms W-9 for Seller and Buyer, which Forms W-9 (or any successor form thereto) will be delivered to Escrow Agent at the time of execution of this Escrow Agreement. In the event that Seller or Buyer have a change of address, they will notify Escrow Agent with thirty (30) days of such change and will provide the Escrow Agent with a revised Form W-9 (or any successor form thereto). To the extent required by law, the Escrow Agent will prepare an IRS Form 1099-INT and any corresponding state or local tax form each year.

           SECTION 4. Escrow Period and Distribution Upon Termination. The Escrow Fund will remain in existence for eighteen months from the date hereof, or until ___, 2004 (the "Escrow Period"). At the close of business on the date the Escrow Period terminates (the "Termination Date"), the Escrow Period will terminate with respect to the Escrow Fund and the Escrow Agent shall distribute to Seller the Escrow Fund, except as set forth in Section 5 hereof

           SECTION 5. Assertion of Claims.

           5.1 Assertion of Claims. At any time during the Escrow Period, Buyer may deliver a certificate signed in good faith (an "Officer's Certificate") to the Escrow Agent, stating that one or more of the Buyer Indemnified Persons or any of their respective successors and assigns has paid Damages in an amount specified in such Officer's Certificate (the "Asserted Damages"), with the basis for such claim set forth in reasonable detail, including the relevant section of the Asset Purchase Agreement to which such item is related. After receiving an Officer's Certificate, the Escrow Agent will promptly deliver a copy of such certificate to Seller.

           5.2 Response of Seller to Assertion of Claims. (a) Within 45 days after receipt by Seller of Officer's Certificate, Seller may deliver to Buyer and to the Escrow Agent a written response (the "Response Notice") in which
Seller: (i) agrees that funds equal to the Asserted Damages may be released from the Escrow Fund to Buyer; (ii) agrees that funds equal to part, but not all, of the Asserted Damages (the "Agreed Amount") may be released from the Escrow Fund to Buyer or (iii) indicates that no part of the Asserted Damages may be released from the Escrow Fund to Buyer. Any part of the Asserted Damages that is not to be released to Buyer shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 45-day period, then Seller shall be deemed to have contested the amounts set forth in the Officer's Certificate, and such amounts shall be deemed a "Contested Amount."

           (b) If Seller delivers a Response Notice agreeing that funds equal to the Asserted Damages as set forth in the Officer's Certificate may be released from the Escrow Fund to the Buyer, the Escrow Agent shall promptly following the receipt of the Response Notice, deliver or cause the Escrow Agent to deliver to Buyer funds out of the Escrow Fund equal to the Asserted Damages (or the balance of the Escrow Fund, if less), against a receipt therefor signed by Buyer.

           (c) If Seller delivers a Response Notice agreeing that funds equal to part, but not all, of the Asserted Damages may be released from the Escrow Fund to Buyer, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to Buyer funds equal to the Agreed Amount (or the balance of the Escrow Fund, if less), against a receipt therefor signed by Buyer.

           (d) If Seller delivers a Response Notice indicating that there is a Contested Amount, Seller and Buyer shall attempt in good faith to resolve the dispute related to the Contested Amount. If Seller and Buyer are not able to resolve such dispute within 30 days of receipt by Buyer of the Response Notice, the dispute shall be resolved in accordance with Section 8.1 hereof and until released in accordance with subsection (e) all Contested Amounts shall be held by the Escrow Agent.

           (e) In connection with any Contested Amount, upon the receipt of the Escrow Agent of either (i) a certificate executed by Buyer and Seller and indicating the amount of funds agreed by Buyer and Seller to be released from the Escrow Fund (a "Resolution Certificate") or (ii) a certificate executed by Buyer and Seller and stating that (1) a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or (2) a final and unappealable award or decision of an arbitrator, together with a copy of such order, judgment, decree, award or decision, has been entered with respect to the Contested Amount and has not been stayed (a "Litigation Certificate"), the Escrow Agent shall release the amount of funds from the Escrow Fund as is specified by Buyer and Seller in the Resolution Certificate or Litigation Certificate, as the case may be (or the balance of the Escrow Fund, if less), against a receipt therefor signed by Buyer. Buyer and Seller will promptly deliver the Litigation Certificate to the Escrow Agent upon receipt of (1) or (2) above.

           (f) Upon the Termination Date, following the payment to Buyer out of funds available in the Escrow Fund of any amounts payable that have not been paid as of the Termination Date to Buyer in accordance with the terms of this Agreement, the Escrow Agent will promptly disburse to Seller the remaining balance, if any, of the Escrow Fund. Notwithstanding the foregoing, if, prior to the Termination Date, Buyer has given an Officer's Certificate containing Asserted Damages which has not been fully resolved prior to the Termination Date in accordance with this Section 5, the Escrow Agent shall retain in the Escrow Fund after the Termination Date to the extent not so resolved funds equal to 100% of the Contested Amount or the Asserted Damages (if no Response Notice has been given to an Officer's Certificate), as the case may be (or the balance of the Escrow Fund, if less), with respect to all claims which have not then been resolved until such time as such claims have been resolved, and thereafter funds will be disbursed in accordance with the terms of this Section 5.

           SECTION 6. Investment of Escrow Assets.

           6.1 Permitted Investments. Escrow Agent will deposit the Escrow Assets in such Permitted Investments (as defined below) as instructed in writing by Seller. Such written instructions will specify the type and identity of the Permitted Investments to be purchased and/or sold and will also include the name of the broker-dealer, if any, that the Seller directs Escrow Agent to use in respect of such Permitted Investment. If no such broker-dealer is specified, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. "Permitted Investments" means (i) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits, and similar types of investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100 million; (ii) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least P-1 by Moody's; (iii) U.S. Government obligations with a maturity of one year or less; (iv) repurchase obligations for instruments of the type described in clause (iii); and (v) shares of money market mutual or similar funds having assets in excess of $100 million; provided that "Permitted Investments" exclude any security or instrument that would subject any of the Escrow Fund to any early withdrawal or termination penalty, for any investment which is not liquid.

           6.2 Receipt of Instructions. Unless written instructions from Seller are received by the Escrow Agent, the Escrow Funds will be invested in shares or other units of Reich & Tang Funds - Cortland General Money Market or any successor fund thereto, which is a money market fund registered under the Investment Company Act of 1940, the portfolio of which is limited to obligations of the United States or any state or instrumentatility thereof.

           6.3 Interest. All interest on the Escrow Funds shall be for the account of Seller and paid to Seller no later than five (5) business days after the end of each month.

           6.3 Liquidation. Escrow Agent will have the right to liquidate any Permitted Investments held to provide funds necessary to make any required payments under this Agreement. Escrow Agent will not have any liability for any loss sustained as a result of any Permitted Investment made pursuant to the instructions of Seller or as a result of any liquidation of any Permitted Investment prior to its maturity or the failure of the Seller to give Escrow Agent instructions to invest or reinvest the Escrow Assets or any earnings thereon.

           6.4 Delivery Instructions. Delivery of the Escrow Fund is subject to the sale and final settlement of directed Permitted Investments. Delivery instructions must be delivered to Escrow Agent by 11:00 a.m. (New York time) if the Escrow Fund is to be delivered by the close of business that business day; absent instructions by that time, the Escrow Fund will be delivered on the next business day.

           SECTION 7. Escrow Agent's Provisions.

           7.1 Limitation on Escrow Agent's Liability. In performing any of its duties under this Agreement, Escrow Agent will not be liable to any Party for damages, except in the event of gross negligence or willful misconduct on Escrow Agent's part. Escrow Agent will not incur any such liability for (a) any act or failure to act made or omitted in good faith or (b) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Escrow Agreement, that Escrow Agent in good faith believes to be genuine, nor will Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any agent's authority. In addition, Escrow Agent may consult with legal counsel in connection with its duties under this Agreement and will be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any Party. In no event shall Escrow Agent be liable for special, consequential, indirect or punitive damages.

           7.2 Indemnification of Escrow Agent. Buyer and Seller, and their respective successors and assigns, agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation and counsel fees and disbursements, that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including those arising from any lawsuit, claim, or action initiated in connection with this Escrow Agreement or involving its subject matter, but excluding those arising from Escrow Agent's willful default or gross negligence. The Escrow Agent shall have a lien on the Escrow Fund to secure payment of any such amounts, prior to the interest of the other Parties thereto.

           7.3 Right of Interpleader. Should any controversy arise involving the Parties or any of them or any other person with respect to this Escrow Agreement or the Escrow Fund, or should a substitute escrow agent fail to be designated as provided in Section 7.5 below, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent will have the right, but not the obligation, either to (a) withhold delivery of the Escrow Assets until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of Buyer and Seller. If the Escrow Agent is a party to any dispute, Escrow Agent will have the additional right to refer such controversy to binding arbitration to be conducted in accordance with Section 8.1.

           7.4 Escrow Agent Fees. Reasonable fees and expenses for the services Escrow Agent renders pursuant to this Agreement (including reasonable fees and disbursements of its counsel incurred in connection with its performance of such services) will be paid to Escrow Agent. Buyer will pay the Escrow Agent's fees and expenses. Escrow Agent's fee schedule is set forth on Exhibit A. The Escrow Agent shall have a lien on the Escrow Fund to secure payment of such fees and expenses, prior to the interest of the other Parties thereto.

           7.5 Successor Escrow Agent. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving thirty (30) days notice in writing to Buyer and Seller and will be discharged of its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In addition, Seller and Buyer acting jointly, will have the right to terminate the appointment of the Escrow Agent by giving it notice in writing of such termination, specifying the date upon which such termination will take effect. Upon any such resignation or termination, Buyer and Seller will appoint a successor Escrow Agent. Any such successor Escrow Agent will deliver to Buyer and Seller a written instrument accepting such appointment hereunder, and thereupon it will succeed to all the rights and duties of Escrow Agent hereunder and will be entitled to receive the Escrow Fund. Any entity with which the Escrow Agent is merged, consolidated or converted or which may acquire all or substantially all of the corporate trust business of the Escrow Agent will be the successor of the Escrow Agent under this Agreement without the execution or filing of any further document or the taking of any further act.

           SECTION 8. Miscellaneous.

           8.1 Arbitration. In the event of a dispute between Buyer and Seller arising from or relating to this Agreement, including, but not limited to, construction, interpretation, implementation or enforcement of this Agreement or the validity, performance or breach of any provision in this Agreement, Buyer and Seller shall meet and confer to resolve such dispute. In the event such efforts do not resolve the dispute within fifteen (15) days from the date the of receipt by a Party of written notice of a dispute, either Buyer or Seller may demand arbitration by the American Arbitration Association, before one (1) arbitrator, under its Commercial Arbitration Rules then in effect, such arbitration to be final, conclusive and binding. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction. There shall be three neutral and impartial arbitrators, of whom Buyer shall appoint one and Seller shall appoint one within 30 days of the receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall select the chair of the arbitral tribunal within 30 days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen years of experience with large commercial cases and an experienced arbitrator. The arbitrator shall base his/her award on the terms of this Agreement, and he/she will follow the law of the State of New York. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and Buyer and Seller hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The arbitrators shall render the award in writing and, unless both Buyer and Seller agree otherwise, shall include an explanation of the reasons for the award and the findings of fact and conclusions of law upon which the award is based. Notwithstanding the foregoing, by agreeing to arbitration, Buyer and Seller do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitrators shall have full authority to grant provisional remedies and to direct Buyer and Seller to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of Buyer and Seller to respect the arbitrators' orders to that effect.

           8.2 Entire Agreement. This Agreement supersedes all prior agreements between or among the Parties with respect to its subject matter (including all term sheets and letters of intent exchanged by the Parties), and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter.

           8.3 Binding Benefit. The provisions, covenants, and agreements herein contained shall inure to the benefit of, and be binding upon, the Parties hereto and each of their respective legal representatives, successors, and assigns.

           8.4 Assignments. This Agreement shall not be assignable by any Party without the prior written consent of the others. Except as noted above, no other person or corporate entity shall acquire or have any rights under or by virtue of this Agreement. Notwithstanding the foregoing, Buyer may assign this Agreement in its sole discretion to any entity that controls, is controlled by, or is under common control with it, provided that Buyer shall remain jointly and severally liable with such entity for its obligations under this Agreement..

           8.5 Notices. Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and addressed to the Parties at their respective addresses set forth below and shall be deemed to have been duly given if delivered by (a) hand-delivery (with written confirmation of receipt); (b) facsimile (with written confirmation of receipt), provided that a copy is delivered by one of the other methods authorized in this Section; or
(c) by commercial overnight delivery service, as follows:

           If to Seller:

                                   QuadraMed Corporation
                                   22 Pelican Way
                                   San Rafael, California 94901
                                   Attn: Michael H. Lanza
                                   Facsimile: (415) 455-1568

           with a copy to:

                                   Skadden, Arps, Slate, Meagher & Flom LLP
                                   Four Times Square
                                   New York, NY  10036
                                   Attn:  Paul T. Schnell, Esq.
                                   Facsimile: (917) 777-2322

           If to Buyer:

                                   Precyse Solutions, L.L.C.
                                   198 Allendale Road, Suite 401
                                   King of Prussia, PA   19406
                                   Attn:  Jeffrey S. Levitt
                                   Facsimile: (610) 265-9008

           with a copy to:

                                   Akin Gump Strauss Hauer & Feld LLP
                                   1333 New Hampshire Avenue, N.W.
                                   Washington, D.C.   20036
                                   Attn: Paul L. Uhrig, Esq.
                                   Facsimile: (202) 955-7603

           If to Escrow Agent:

                                   State Street Bank and Trust Company
                                   Goodwin Square
                                   Hartford, Connecticut 06103
                                   Attn: Cauna Silva
                                   Facsimile (860) 244-1889

           with a copy to:

                                   Shipman & Goodwin LLP
                                   One American Row
                                   Hartford, CT 06103
                                   Attn: William G. Rock, Esq.
                                   Facsimile: (860) 251-5199

Notices shall be deemed given upon the earliest to occur of (i) receipt by the Party to whom such notice is directed, if hand delivered; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; or (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service. Each Party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder

           8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same agreement.

           8.8 Headings and Construction. All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender and number as the circumstances require.

           8.9 Choice of Law. The interpretation of this Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of New York without regard to choice of law provisions.

           8.10 Amendment. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless in writing and signed by the Party against whom enforcement of such modification, waiver, amendment, discharge or change is sought; provided any Party may change their own address as set forth in Section 8.4 hereof by unilateral written notice to the other Parties hereto.

           8.11 Severability. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (a) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (b) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (c) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the Parties' intent as manifested herein and a provision having a similar economic effect shall be substituted; and (d) if the ruling and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified or amended by legislative, judicial or administrative action, the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

           8.12 Expenses. Except as otherwise expressly provided in this Agreement, each of the Parties shall bear its own expenses in connection with this Agreement.

           8.13 Construction. This Agreement shall not be construed more strictly against any Party hereto by virtue of the fact that the Agreement may have been drafted or prepared by such Party or its counsel, it being recognized that all of the Parties hereto have contributed substantially and materially to its preparation and that this Agreement has been the subject of and is the product of negotiations among the Parties.

           8.14 Incorporation of Recitals, Exhibits, and Attachments. The Recitals to this Agreement and the Exhibits and other attachments identified in this Agreement are incorporated herein by reference and made a part hereof.

           8.15 Cumulative Remedies. Except as otherwise provided within this Agreement, any right, power, or remedy provided under this Agreement to any Party hereto shall be cumulative and in addition to any other right, power, or remedy provided under this Agreement now or hereafter existing at law or in equity, and may be exercised singularly or concurrently.

           8.16 Attorneys' Fees. In the event that any dispute hereunder, the prevailing party shall be entitled to recover, in addition to any and all other remedies, which shall be cumulative, the reasonable attorney's fees, expenses, and costs which it incurs as a result thereof.

           8.17 Waiver. The waiver by any Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

                           [Signature Page Follows]

           IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                       PRECYSE SOLUTIONS, L.L.C.


                                       ___________________________________
                                       Signature

                                       ___________________________________
                                       Print Name

                                       ___________________________________
                                       Office or Title

                                       ___________________________________
                                       Date


                                       QUADRAMED CORPORATION


                                       ___________________________________
                                       Signature

                                       ___________________________________
                                       Print Name

                                       ___________________________________
                                       Office or Title

                                       ___________________________________
                                       Date


                                       STATE STREET BANK AND TRUST COMPANY

                                       ___________________________________
                                       Signature

                                       ___________________________________
                                       Print Name

                                       ___________________________________
                                       Office or Title

                                       ___________________________________
                                       Date

                                   EXHIBIT A
                          Escrow Agent's Fee Schedule

                                   EXHIBIT E

                             QUADRAMED CORPORATION
                MASTER SOFTWARE LICENSE AND SERVICES AGREEMENT
                          GENERAL TERMS & CONDITIONS

This Master Software License and Services Agreement (the "Agreement") dated ("Effective Date") is between QuadraMed Corporation, a Delaware corporation, ("QuadraMed") with its principal place of business at 22 Pelican Way, San Rafael, CA 94901, and Precyse Solutions, L.L.C. with its principal place of business at 198 Allendale Road, Suite 401, King of Prussia, PA 19406 ("Customer"). All Products, Licenses, Services, and Equipment (as herein defined) provided by QuadraMed pursuant to any Order Form accepted by QuadraMed shall be governed by these General Terms & Conditions ("Terms").

1. Definitions. In this Agreement, the following terms shall have their stated meaning:

Affiliate means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Customer.

Agreement means these Terms and all Order Forms attached hereto.

Applicable Minimum Requirements means the minimum hardware and operating system requirements for use of a Product specified by QuadraMed on an Order Form and/or in any subsequent notice to Customer.

Authorized User means an employee or Qualified Contractor of Customer or the Customer Group, who requires access to the Products to use for Customer's own internal business purposes, regardless of whether the individual is actively using the Products at any given time.

Commencement Date means the date on which QuadraMed ships a Product to Customer or, if no delivery is necessary, the effective date set forth on the applicable Order Form.

Confidential Information means any information related to, disclosed by or on behalf of either QuadraMed or Customer to the other in writing and contemporaneously marked as confidential or disclosed in any other manner such that a reasonable person would understand the nature and confidentiality of the information. Confidential Information includes, but is not limited to, the following: technical processes and formulas; source codes and other Software, benchmark and performance test results; product designs; sales, cost, and other unpublished financial information; product and business plans; projections and marketing data; and any information that would reveal the identity of any patient of Customer. Confidential Information does not include information (a) independently developed by the Recipient without reference to the Discloser's Confidential Information; (b) generally known to the public through no act or omission of Recipient; or (c) obtained by Recipient from any third party not owing any confidentiality obligation to the Discloser; provided that (i) no such exception shall apply, except to the extent clearly demonstrated by the Recipient; and (ii) only the specific information that meets the exclusion shall be excluded and not any other Confidential Information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion). The word disclose and its variants include any manner of revealing information, whether by affirmative action, omissions from disclosed information, or access or exposure to information.

Customer Group means Customer and its Affiliates.

Customer Location means a Customer facility where Customer is authorized to use the Product.

Customer Support Services means the Updates and problem resolution services offered by QuadraMed in accordance with the terms and conditions set forth on an Order Form.

Designated System means the computer hardware and operating system designated by Customer on an Order Form as the one upon which Customer will install and operate the Product.

Designated System Site means the site identified on an Order Form where the Designated System(s) is physically located.

Discloser means the party disclosing Confidential Information or on whose behalf Confidential Information is disclosed.

Documentation means the user guide(s), installation instructions, user alerts and other technical documentation QuadraMed delivers to Customer in paper or digital form with the Software.

Equipment means third party computer hardware and operating system software that Customer has designated on an Order Form for QuadraMed procurement and/or installation.

Fees mean license fees, service fees, support fees and equipment fees, collectively.

Installation of Software means, unless otherwise defined on an Order Form, loading the Software onto the Designated System.

Interoperability means the ability of computer programs to exchange information and mutually use the exchanged information as used in the Digital Millennium Copyright Act, 17 U.S.C. ss.1201(f).

License means a license issued for any Product.

Limited Production Product means any pre-production releases of Products specified as Limited Production or "Alpha" or "Beta" by QuadraMed.

Order Form means the Product Order Form, Services Order Form or Equipment Order Form completed and executed by QuadraMed and Customer in accordance with these Terms.

Product means any Software designated and separately offered for sale by QuadraMed and identified on an Order Form, together with associated Updates, if any, and associated Documentation.

Qualified Contractor means a Customer contractor that does not offer any product or service that competes with QuadraMed in the health care information technology and consulting field.

Recipient means the party receiving Confidential Information.

Services means any customer support services or installation, training or consulting services identified on an Order Form.

Software means the object code version of the Products identified on an Order Form.

Supported Product License means a Product License for which Customer has ordered Customer Support Services for the relevant time period.

Third Party Products means computer programs, data, and related documentation, including any programs or data embedded in the Products, owned or marketed by parties other than QuadraMed.

Updates means changes to a Product, such as corrections, enhancements, and releases of the Product made generally available to QuadraMed's customers subscribing to Customer Support Services.

Upgrades means changes to a Product that are so significant as to constitute a new version or module of the Product; and that QuadraMed separately prices, markets, and licenses.

2. License GRANT.

2.1 License to Software. Subject to the Terms, QuadraMed grants to Customer, and Customer accepts, a non-exclusive, nontransferable (except as otherwise provided herein) right and License to use the Software identified on each Order Form only on the Designated System(s) at the Designated System Site for Customer's own internal business purposes in accordance with the limitations on number of Authorized Users, locations and/or workstations as indicated on each Order Form. In addition, Customer's Affiliates may use the Software for their internal business purposes in accordance with the limitations on number of Authorized Users, locations and/or workstations as indicated on each Order Form provided: (a) Customer's Affiliates agree to be bound by the Terms of this Agreement; and (b) Customer agrees to guarantee the obligations of such Affiliate hereunder. The License granted hereunder shall entitle Customer to use the Software on each Designated System identified on the applicable Order Form. The term (perpetual or limited in time) of each License shall be as specified on the applicable Order Form.

2.2 License to Documentation. Subject to the Terms, QuadraMed grants to Customer, and Customer accepts, a non-exclusive, nontransferable (except as otherwise provided herein) right and License to use the Documentation solely in connection with the Software. Customer may not copy the Documentation, but may purchase additional copies of the Documentation at QuadraMed's then current prices.

2.3 Limitations. Except as specifically permitted in this Agreement, Customer shall not directly or indirectly (a) use any Confidential Information to create any software or documentation that is in any way similar to the Software or Documentation; (b) encumber, transfer, rent, lease, time-share or use the Software in any service bureau arrangement; (c) copy (except for archival purposes), distribute, manufacture, adapt, create derivative works of, translate, localize, port, or otherwise modify Software; (d) use the Products in any nuclear, aviation, mass transit, life support, or other inherently dangerous applications or support thereof; (e) use any Third Party Products delivered by QuadraMed for any purpose other than to implement and use the Software; or (f) permit any third party to engage in any of the acts proscribed in clauses (a) through (e) herein. Customer agrees to indemnify, defend, and hold QuadraMed and its employees harmless from and against all claims and damages arising from or related to any unpermitted use.

2.4 Reverse Engineering. Except as described in this Section 2.4, Customer is not permitted: (a) to decompile, disassemble, reverse compile, reverse assemble, reverse translate or otherwise reverse engineer the Software; (b) to use any similar means to discover the source code of the Software or to discover the trade secrets in the Software; or (c) to otherwise circumvent any technological measures that control access to the Software. Customer may reverse engineer or otherwise circumvent the technological measures protecting the Software for the sole purpose of identifying and analyzing those elements that are necessary to achieve Interoperability only if: (i) doing so is necessary to achieve Interoperability and does not constitute infringement under Title 17 of the United States Code; (ii) such circumvention is confined to those parts of the Software and to such acts as are necessary to achieve Interoperability; (iii) the information to be gained thereby has not already been made readily available to Customer or has not been provided by QuadraMed within a reasonable time after Customer's written request to QuadraMed to provide such information; (iv) the information gained is not used for any purpose other than to achieve Interoperability and is not disclosed to any other person except as may be necessary to achieve Interoperability; and (v) the information obtained is not used (A) to create a computer program substantially similar in its expression to the Software including, but not limited to, expressions of the Software in other computer languages, or (B) for any other act restricted by QuadraMed's intellectual property rights in the Software.

2.5 License to the Government. If any Software or Documentation is acquired by or on behalf of a unit or agency of the United States Government, the Government agrees that such Software or Documentation is "commercial computer software" or "commercial computer software documentation" and that, absent a written agreement with QuadraMed to the contrary, the Government's rights with respect to such Software or Documentation are, in the case of civilian agency use, Restricted Rights, as defined in FAR ss.52.227.19, and if for Department of Defense use, limited by the terms of this Agreement, pursuant to DFARS ss.227.7202.

2.6 Authorized Users, Designated System(s) & Designated System Sites. Each Order Form shall specify the Designated System(s), Designated System Site, maximum number of Authorized Users, maximum number of workstations, and authorized Customer Locations, as applicable, for use of the Product. Changes to any of the foregoing shall be effected only in accordance with Sections 2.7 through Section 2.10 herein.

2.7 Authorized Users, Workstations or Customer Locations. Except as otherwise provided in the applicable Order Form, Customer may, with an additional Order Form and by paying additional License and Customer Support Service Fees at QuadraMed's rates in effect at the time of the order, add Authorized Users, increase the number of permitted workstations and increase the authorized Customer Locations, as applicable, for any License.

2.8 Designated System(s). Each Designated System must meet the Applicable Minimum Requirements specified and modified from time to time by QuadraMed. Use of any Product on any system that does not meet the Applicable Minimum Requirements or is not a Designated System is a breach of this Agreement, voids all QuadraMed warranties as to the Product, and relieves QuadraMed of any obligation to provide Customer Support Services for the Product. Customer shall conform its Designated System(s) within ninety (90) days after notice of revised Applicable Minimum Requirements. Customer may, by prior written notice to QuadraMed and by payment of QuadraMed's Fees then in effect for the necessary Services, change the Designated System if the new Designated System also meets the Applicable Minimum Requirements. Each Designated System must be controlled exclusively by Customer or its Qualified Contractor and used exclusively for Customer's own internal business. In the event of a disaster or a failure of any Designated System, Customer or its Qualified Contractor may, for the duration of the emergency, use the applicable Product on a backup system that meets the Applicable Minimum Requirements, subject to all of the Authorized User and other limitations herein; provided that Customer provides written notice to QuadraMed of the use within a reasonable period after the onset of the emergency.

2.9 Designated System Sites. Upon written notice to QuadraMed and with QuadraMed's express written permission, which may be withheld in its sole discretion, Customer may relocate or change the Designated System Site; provided that without QuadraMed's express written permission Customer shall not relocate Designated Systems or change or add a Designated System Site (a) to any location other than a Designated System Site that is controlled exclusively by Customer or its Qualified Contractor and used exclusively for operation of Customer's own internal business; or (b) to any country outside the United States. Customer acknowledges that Fees vary by country and that proposed Designated System Sites in some countries cannot currently be supported because of inadequate intellectual property laws or logistics. The written notice shall in all cases indicate the location of the proposed new Designated System Site and the former Designated System Site. Customer acknowledges and agrees that the designation of a new Designated System Site if approved in writing by QuadraMed, shall not cause any change to the limitations on Authorized Users or the Customer Support Services terms set forth on the Order Form(s) then in effect.

2.10 Transfers. Customer may transfer a License within its Customer Group upon written notice to QuadraMed; and subject to the terms and fees, if any, of QuadraMed's transfer policy then in effect; provided that such transfer shall be subject to the limitation on Authorized Users and other limitations set forth on the Order Form(s) then in effect. Such a transfer shall not relieve Customer of any of its obligations hereunder, including without limitation, obligations specific to the transferred License; nor will the transfer effect an assignment in whole or in part of this Agreement to any third party (even if such third party is an Affiliate) without the prior written consent of QuadraMed, and any such attempt shall be void. All assignments are subject to
Section 14.9 herein.

2.11 Data Protection. Customer will take appropriate steps, both before Installation and at all times thereafter, to copy, back-up and protect Customer's own data and programs; and to protect Customer's equipment from any damage. Customer will be solely responsible for reconstruction, replacement, repair, or re-creation of lost programs, data, or equipment in the event of hardware or software failure. Where a loss of data is caused by a confirmed failure of the Software, QuadraMed agrees to provide reasonable assistance to Customer in the recovery of data for the period from the latest Customer backup of the data until the failure, such period not to exceed twenty-four
(24) hours. The foregoing states QuadraMed's sole responsibility to Customer with respect to data loss.

2.12 Updates. If Customer subscribes to Customer Support Services during any period when QuadraMed makes an Update available, the Update shall be provided solely in accordance with the Customer Support Service terms as set forth on the Order Form. QuadraMed shall have no obligation to revise or update the Software or to support any version of the Software other than the then current version and the immediately previous version.

2.13 Problem Reporting. Customer will notify QuadraMed promptly regarding any Product malfunction. During the warranty period and so long as Customer subscribes to Customer Support Services, Customer will allow QuadraMed, in person or via modem, full and unrestricted access to all equipment and facilities used in connection with the Products. QuadraMed will make appropriate arrangements with a representative of Customer prior to such access. Customer will perform problem determination procedures prescribed by QuadraMed including, but not limited to, running diagnostic procedures and Customer will not modify, maintain, enhance or attempt repairs to the Products unless approved by QuadraMed.

2.14 Qualified Contractors. Customer shall indemnify QuadraMed for any breach of this Agreement by any Qualified Contractor of Customer or the Customer Group.

3. PROFESSIONAL SERVICES.

3.1 Customer Support Services. Customer Support Services ordered by Customer will be provided on an annual subscription basis (unless otherwise specified on an Order Form) subject to the Customer Support Services terms as set forth on the Order Form and the Fees in effect on the date such Services are ordered or renewed. Reinstatement of lapsed Customer Support Services is subject to payment by Customer of QuadraMed's Customer Support Services reinstatement fees in effect on the date Customer Support is re-ordered. Customer may obtain Customer Support Services for Limited Production Products on a time and materials basis at the fees in effect at the time such services are rendered. Any revisions or updates to the Software delivered by way of Customer Support Services shall be treated for all purposes under this Agreement as Software and all intellectual property rights therein shall be retained by QuadraMed. Customer is required to purchase the first year of Customer Support Services for each Product licensed and such Services shall begin on the Commencement Date applicable to each Product ordered. QuadraMed agrees to make all Products delivered under this Agreement compliant with Federal and State regulatory requirements, as is technically feasible, including the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). If, after Installation, any law or regulation applicable to Customer is enacted with which the Product does not comply, QuadraMed shall undertake modification of the Product and shall provide Customer, within a reasonable period of time, with Updates or Upgrades as necessary, subject to the Terms of this Agreement. QuadraMed reserves the right in its sole discretion to charge Customer for additional functionality, modifications, or additions to the Product to comply with Federal or State requirements.

3.2 Installation, Training, Consulting and Education Services. QuadraMed will provide installation, training, consulting, and education services agreed to by the parties in an Order Form. Except as otherwise specifically provided on the Order Form, (a) all such Services shall be billed on a time and materials basis; (b) all work product delivered in connection with the Services shall be provided to Customer pursuant to a nonexclusive license to use the work product solely for Customer's own internal business purposes and any revisions or updates to the Software delivered by way of Installation, such Services or otherwise by QuadraMed shall be treated for all purposes under this Agreement as Software and all intellectual property rights therein shall be retained by QuadraMed; and (c) the Services shall be delivered in accordance with the Terms of this Agreement and the applicable Order Form.

3.3 Travel and Incidental Expenses. For any on-site Services requested by Customer, Customer shall reimburse QuadraMed for actual, reasonable travel and out-of-pocket expenses incurred.

4. EQUIPMENT. QuadraMed shall have no responsibility for the procurement, installation or maintenance of the Designated System(s) except as specifically provided on an Equipment Order Form.

5. Proprietary Rights.

5.1 Software. QuadraMed retains all rights, title and interest in the Products and Customer shall not take any action inconsistent with such title and ownership. Customer acknowledges that the License is subject to any and all applicable rights of third parties in the Products. The Products are licensed only to the extent that QuadraMed is legally and contractually entitled to license the same to Customer and Customer shall comply with all third party restrictions on use of the Products that are made known to Customer.

5.2 Intellectual Property Protection. Customer shall not alter or remove any printed or on-screen copyright, trademark, patent, trade secret, proprietary, or other legal notices contained on or in copies of any Software or Documentation. Customer acknowledges and agrees that the Software may contain code or require devices that detect or prevent unauthorized use of the Software.

5.3 Confidentiality. Each party acknowledges that Confidential Information of the other party may be disclosed to the other party during the term of this Agreement. Each Recipient agrees that during the term of this Agreement and for a period of seven (7) years after any termination of this Agreement, except as expressly permitted hereunder or by a writing executed by Discloser making specific reference to Confidential Information, Recipient will (a) not disclose the Discloser's Confidential Information to anyone except to perform the Recipient's obligations hereunder; (b) take measures at least substantially equivalent to the measures it takes to protect its own proprietary information, but in no event less than commercially reasonable measures, to prevent unauthorized access to Discloser's Confidential Information; and (c) use the Confidential Information only for the purposes specifically permitted hereunder or if not stated herein, solely to perform the Recipient's obligations hereunder.

5.4 Required & Permitted Disclosure. Each Recipient may disclose the Confidential Information of Discloser: (a) to such of its employees, contractors or agents who must have access to such Confidential Information to perform such party's obligations hereunder; provided (i) that each such employee, contractor and agent agrees to comply with all of the provisions of this Section 5; (ii) no such person may be employed by or contractually obligated to any competitor of QuadraMed; and (iii) Recipient shall bear the responsibility for breaches of this Section 5 by any of its employees, contractors or agents; (b) as required to be disclosed by law; provided that Recipient shall (i) notify the Discloser hereunder promptly upon learning about any court order or other legal requirement that purports to compel disclosure of any Confidential Information; and (ii) cooperate with the Discloser (at Discloser's expense) in efforts by the Discloser to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; (c) comprising the general nature, but not the specific financial terms, of this Agreement without the prior consent of the other party; provided QuadraMed may provide a copy of this Agreement to any finance provider in conjunction with a financing transaction, if such provider agrees to keep this Agreement confidential; (d) comprising this Agreement, if required by applicable securities laws, provided that Recipient will request confidential treatment for such portions of this Agreement as either party may designate in a written notice to the other party within five (5) days after the Effective Date; and (e) as necessary to enforce this Agreement. Disclosure of Confidential Information pursuant to this Section 5.5 (even if the disclosure permissibly results in the public availability of the information) shall not be deemed to render the information "publicly known" or to otherwise alter the character of that information as Confidential Information as between the parties hereunder.

5.5 Return/Destruction. Within ten (10) days after request of the Discloser, and in the Discloser's sole discretion, the Recipient shall either return to the Discloser originals and all copies of any Confidential Information and all information, records and materials developed therefrom by the Recipient, or destroy the same, other than such Confidential Information as to which this Agreement expressly provides a continuing right to the Recipient to retain at the time of the request.

5.6 Relief. Money damages will not be an adequate remedy if this Section 5 is breached and, therefore, either party shall, in addition to any other legal or equitable remedies, be entitled to seek an injunction or similar equitable relief against such breach or threatened breach without the necessity of posting any bond.

6. HIPAA Assurances.

6.1 Protected Information. In the event QuadraMed receives or is exposed to personally identifiable or aggregate patient or other medical information defined as Protected Health Information ("PHI") in HIPAA, QuadraMed shall: (a) not use or further disclose the PHI; (b) not use or further disclose the PHI in a manner that, had Customer done so, would violate the requirements of HIPAA; (c) use appropriate safeguards to prevent use or disclosure of the PHI other than as provided for by this Agreement; (d) report to Customer any use or disclosure of PHI not provided for by this Agreement of which QuadraMed becomes aware; (e) ensure that any subcontractors or agents who receive or are exposed to PHI are explained QuadraMed's obligations under this Section 6 and agree to substantially similar restrictions and conditions; (f) make available PHI in accordance with the individual's rights, as required under the HIPAA regulations; (g) make its internal practices, books, and records that relate to the use and disclosure of PHI available to the U.S. Secretary of Health and Human Services for purposes of determining Customer's compliance with HIPAA;
(h) incorporate any amendments or corrections to PHI when notified by Customer; and (i) destroy or return to Customer at the termination of this Agreement all PHI received from Customer.

6.2 De-Identified Data. Notwithstanding the provisions of this Section 6, QuadraMed and its subcontractors may disclose non-personally identifiable information provided that the disclosed information does not include a key or other mechanism that would enable the information to be re-identified.

7. NONSOLICITATION. Customer agrees that if Customer hires any QuadraMed employee, consultant or subcontractor as an employee, contractor or in any other capacity within twelve (12) months from the last date such person provided Services hereunder, Customer agrees to pay QuadraMed fifty percent (50%) of the first year's total compensation (including without limitation, cash and equity) offered by Customer to that QuadraMed employee, consultant or subcontractor. Amounts payable hereunder shall be due thirty (30) days after commencement of the employment or contract relationship. This provision shall not apply to QuadraMed employees, consultants or subcontractors who (i) reply solely to a published solicitation for employment, or (ii) independently contact Customer seeking employment.

8. Payments.

8.1 Fees. Fees shall be payable according to the payment schedule on the applicable Order Form. Unless otherwise provided on the Order Form, (a) License Fees shall be payable within thirty (30) days after the Order Form effective date; (b) Customer Support Services Fees shall be payable annually in advance, net thirty (30) days from the subscription or renewal date, and such Fees will be those in effect at the beginning of the period for which the Fees are paid; (c) Fees for Equipment shall be payable within thirty (30) days after delivery of the Equipment; and (d) Fees for Services shall be payable monthly in arrears. All other applicable fees shall be payable when invoiced and shall be due thirty (30) days from invoice date. All fees shall be deemed overdue if they remain unpaid thirty-one (31) days after they become payable. If Customer's procedures require that an invoice be submitted against an Order Form before payment of fees can be made, Customer will be responsible for using the Order Form as an invoice.

8.2 Payment & Shipment Terms. All payments due under this Agreement shall be made in U.S. dollars at QuadraMed's address. Any amount not paid when due shall bear a late payment charge at the rate of 1.5% per month or, if lesser, the maximum amount permitted by law until paid. All shipments by QuadraMed shall be F.O.B. origin. Customer, by written notice, may designate any reasonable shipment method. In the absence of such notice, QuadraMed shall ship in accordance with its usual procedures. Shipping and media charges will be separately stated on the invoice. Shipping insurance is the responsibility of Customer, but upon Customer's written request, QuadraMed will procure insurance in such amounts as Customer may designate and QuadraMed shall invoice Customer therefore.

8.3 Taxes. All payments required by this Agreement are exclusive of federal, state, local and foreign taxes, duties, tariffs, levies and similar assessments and Customer agrees to bear and be responsible for the payment of all such applicable charges imposed upon Software and Documentation used, copied or distributed by Customer, excluding taxes based upon QuadraMed's net income. All amounts due hereunder shall be grossed-up for any withholding taxes imposed by any foreign government. If Customer is a tax-exempt entity, Customer shall provide certificate of exemption upon execution of this Agreement and QuadraMed will not charge Customer any taxes from which it is exempt.

8.4 Reports & Audits. Upon QuadraMed's written request, not more frequently than annually, Customer shall furnish QuadraMed with a signed certification
(a) verifying that the Products are being used pursuant to the Terms of this Agreement and the applicable Order Forms; and (b) listing the locations and processors upon which all of the Products are installed. QuadraMed shall have the right, upon reasonable advance written notice, to have an independent auditor verify Customer's compliance with this Agreement and the notices and reports provided by Customer to QuadraMed. Customer shall make its processors and all applicable books and records available for such inspection during normal business hours at Customer's principal place of business. Any such audit shall be at the expense of QuadraMed, unless such audit discloses an underpayment by Customer for the audited period in excess of five percent (5%); in which case, Customer shall reimburse QuadraMed for such expenses. If the audit discloses any underpayment by Customer, Customer shall promptly make payment to QuadraMed of such deficiency, together with interest, as provided in Section 8.2 herein.

9. Term and Termination.

9.1 Term. This Agreement shall commence on the Effective Date and shall remain in effect until terminated in accordance with Section 9.2 herein; provided that at least forty-five (45) days prior to each anniversary of the Effective Date, QuadraMed may, by written notice, modify the fees and other terms and provisions that will apply to any Licenses and Services ordered by Customer on or after such anniversary.

9.2 Termination. This Agreement may be terminated:

(a) by either party, in the event the other party materially breaches a provision of this Agreement and the breaching party fails to cure such breach within thirty (30) days of the receipt of written notice of such breach from the non-breaching party;

(b) by either party immediately in the event of any breach of Section 5 (Confidentiality) or Section 2 (License Scope and Restrictions); or

(c) by either party, immediately in the event any assignment is made by the other party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any or all of the other party's property, or if the other party files a voluntary petition under federal bankruptcy laws or similar state statutes or such a petition is filed against the other party and is not dismissed within sixty
(60) days.

9.3 Expiration. If the term of a License to use the Software as specified on the applicable Order Form is limited in time, Customer shall have no further right to use the Software upon expiration of the term of the License. Upon the expiration of the limited term of a License (a) Customer's liability for any charges, payments or expenses due to QuadraMed that accrued prior to the expiration date shall not be extinguished by expiration of the License, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the expiration date; (b) Customer shall deliver to QuadraMed, at Customer's expense, all originals and copies of the (i) Software; (ii) Documentation; and (iii) Confidential Information of QuadraMed in the possession or under the control of Customer; and (c) Customer shall certify in writing to QuadraMed within ten (10) days following the expiration date that it has complied with this Section 9.3(b). The provisions of Sections 5 (Proprietary Rights), 10 (Warranty and Disclaimer of Warranty), 11 (Infringement Indemnification), 12 (Limitation of Liability), 13 (Compliance with Laws), 14 (General Provisions) and this Section 9 shall survive any expiration of the term of a License.

9.4 Compensation Upon Termination. Except as provided herein, QuadraMed shall not be responsible to Customer for rebate, compensation, and damages or otherwise by reason of termination of this Agreement at any time. If Customer terminates this Agreement pursuant to Section 9.2(a), 9.2(b) or 9.2(c) herein, then QuadraMed shall reimburse Customer for the amount of pre-paid Customer Support or other Service fees, if any, pro-rated as of the termination date.

9.5 Effects of Termination. Upon termination of this Agreement for any reason, all rights and obligations of the parties hereunder and all Licenses and Services shall cease, except as follows: (a) Customer's liability for any charges, payments or expenses due to QuadraMed that accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

(b) Customer shall have no further right to use the Software and immediately after the termination date hereof, Customer shall deliver to QuadraMed, at Customer's expense, all originals and copies of the (i) Software; (ii) Documentation; and (iii) Confidential Information of QuadraMed in the possession or under the control of Customer. Customer shall certify in writing to QuadraMed within ten (10) days following termination that it has complied with this Section 9.5(b).

(c) The provisions of Sections 5 (Proprietary Rights), 10 (Warranty and Disclaimer of Warranty), 11 (Infringement Indemnification), 12 (Limitation of Liability), 13 (Compliance with Laws), 14 (General Provisions) and this
Section 9 shall survive any termination of this Agreement.

(d) For purposes of this Section 9, a breach with respect to any one Product shall constitute a breach of the entire Agreement.

10. Warranty and Disclaimer of Warranty.

10.1 Product Warranty. QuadraMed warrants that, for a period of ninety (90) days from the applicable Commencement Date, each Product for which Customer has a Supported Product License, if installed and operated in the form delivered on a Designated System and in accordance with the Documentation, will substantially perform the functions described in the Documentation. Customer's sole and exclusive remedy and QuadraMed's entire liability for any breach of this warranty shall be the correction of the Product so that it operates as warranted or, if QuadraMed is unable to make a Product operate as warranted, Customer shall be entitled to recover the fees paid to QuadraMed for the Product License or Upgrade, as applicable, and Customer shall cease using the applicable Product or Upgrade. After expiration of Product Warranty, all Product Updates will be available only through Customer Support Services for as long as Customer subscribes to Customer Support Services and keeps its account current.

10.2 Limited Production Products Warranty. QUADRAMED PROVIDES NO WARRANTY OF ANY KIND FOR Limited Production Products. Limited Production Products are distributed "AS IS."

10.3 Services Warranty. QuadraMed warrants that its Customer Support Services and consulting services will be performed consistent with generally accepted industry standards. This warranty shall be valid for ninety (90) days from performance of services. Customer's exclusive remedy, and QuadraMed's entire liability for services that do not conform to this warranty, shall be the re-performance of services; or, if QuadraMed is unable to perform the services as warranted, Customer shall be entitled to recover the fees paid to QuadraMed for the nonconforming services.

10.4 Third Party Products & Equipment. QUADRAMED WARRANTS THIRD PARTY PRODUCTS OR EQUIPMENT ONLY TO THE EXTENT THAT SUCH THIRD PARTY HAS WARRANTED THEIR PRODUCT OR EQUIPMENT TO QUADRAMED.

10.5 Limitation of Warranty. THE WARRANTIES SET FORTH HEREIN ARE IN LIEU OF - AND QUADRAMED HEREBY DISCLAIMS - ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PRODUCTS, EQUIPMENT AND SERVICES INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, INTEGRATION, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL WARRANTIES IMPLIED FROM ANY COURSE OF DEALING OR USAGE OF TRADE. QuadraMed does not warrant that (a) the Products, Equipment or Services will meet Customer's requirements; (b) the Products or Equipment will operate in the combinations that Customer may select for use; (c) the operation of the Products or Equipment will be uninterrupted or error-free; or (d) all Product errors and Equipment and Service deficiencies not resulting in breach of warranty will be corrected.

10.6 Procedure. Warranty claims must be brought by delivery of written notice to QuadraMed within the applicable warranty period.

11. Infringement Indemnification.

11.1 Infringement Indemnification. Except as set forth in this Section 11, QuadraMed, at its own expense, shall defend any action brought against Customer based on a claim that any Product licensed hereunder infringes a United States patent, copyright, or trademark and QuadraMed, at its option, will settle any such action or will pay any final judgment awarded therein.

11.2 Exclusions. QuadraMed shall have no liability or obligation to Customer hereunder with respect to any infringement claim based upon (a) use of a superseded or altered release of Products if the infringement would have been avoided by the use of a current or an unaltered release of the Products that QuadraMed makes available to Customer; or (b) the combination, operation or use of any Products furnished under this Agreement with software, hardware or other materials not furnished by QuadraMed if such infringement would have been avoided by the use of the Products without such software, hardware or other materials. Customer shall indemnify and hold QuadraMed harmless from all costs, damages and expenses (including reasonable attorneys' fees) arising from any claim enumerated in Sections 11.2(a) or 11.2(b) herein.

11.3 Continued Software Use. If any Software becomes or, in QuadraMed's opinion, is likely to become the subject of any injunction preventing its use as contemplated herein, QuadraMed may, at its option: (a) procure for Customer the right to continue using such Software; (b) replace or modify such Software so that it becomes non-infringing without substantially compromising its functionality; or, if (a) and (b) are not reasonably available to QuadraMed, then (c) terminate Customer's license to the allegedly infringing Software and pay to Customer an amount not to exceed the amount paid by Customer for the applicable Software, depreciated on a straight line basis over a five (5) year period from the Commencement Date.

11.4 Procedure. To obtain the benefit of the foregoing indemnification, Customer must (a) promptly provide notification of the claim and reasonable cooperation to QuadraMed; (b) tender to QuadraMed complete control of the defense, settlement, and compromise of the claim; and (c) not make any admissions to any third party regarding the claim or settle any indemnified claim except as approved by QuadraMed in writing. The foregoing states the entire liability of either party in respect of any third party claim. Nothing contained in this provision or Agreement, however, is intended to require QuadraMed to pay to Customer any amount other than (1)(A) for the reasonable costs of Customer's defense, if QuadraMed elects not to defend; and (B) such amounts actually paid by Customer to the third party claimant, if QuadraMed fails to pay the third party claimant directly for any settlement approved by QuadraMed or any finally awarded judgment in favor of the third party claimant, and (2) pursuant to Section 11.3 herein.

11.5 Entire Liability. The foregoing states the exclusive remedy of Customer and the entire liability of QuadraMed with respect to infringement of patents, copyrights and trademarks by the Products or any part thereof or by their operation.

12. Limitation of Liability.

QUADRAMED'S LIABILITY FOR DAMAGES TO CUSTOMER FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, SHALL NOT EXCEED the amount of fees paid by Customer under this Agreement FOR THE PRODUCT OR SERVICE THAT IS THE SUBJECT OF THE CLAIM; provided that IF such damages ARE BASED UPON (i) THE FAILURE OR INADEQUACY OF ANY PRODUCT FOR WHICH CUSTOMER HAS PAID A FEE FOR A PERPETUAL LICENSE, LIABILITY SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE LICENSE FEE PAID, DEPRECIATED ON A STRAIGHT LINE BASIS OVER A FIVE (5) YEAR PERIOD from the APPLICABLE Commencement Date; OR (ii) THE INADEQUACY OF ANY SERVICE, liability shall be limited to fees paid for SUCH service, DEPRECIATED ON A STRAIGHT LINE BASIS OVER A FIVE (5) YEAR PERIOD from the date of performance of SUCH service. QUADRAMED SHALL IN NO EVENT BE LIABLE FOR ANY LOSS OF DATA, REVENUE, PROFITS OR USE OF THE SOFTWARE, FOR ANY INACCURACY OF SOFTWARE OR DATA, FOR THE COST OF PROCURING SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, OR FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE SOFTWARE WITHOUT REGARD TO WHETHER QUADRAMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS ARE INDEPENDENT FROM ALL OTHER PROVISIONS OF THIS AGREEMENT AND SHALL APPLY NOTWITHSTANDING THE FAILURE OF ANY REMEDY PROVIDED HEREIN AND IRRESPECTIVE OF THE FORM OF THE CAUSE OF ACTION, INCLUDING WITHOUT LIMITATION, ANY CLAIM BASED ON CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO LIABILITY ARISING FROM ANY BREACH OF ANY OBLIGATION OF CONFIDENTIALITY OR OF NON-USE OR OF SCOPE OF PERMITTED USE; NOR SHALL SUCH LIMITATIONS SERVE TO LIMIT ANY INDEMNIFICATION OBLIGATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, QUADRAMED SHALL NOT BE LIABLE TO CUSTOMER FOR ANY DAMAGES, DIRECT OR INDIRECT, ARISING FROM OR IN CONNECTION WITH CUSTOMER'S USE OF LIMITED PRODUCTION PRODUCTS.

13. Compliance with Laws.

13.1 Export. Customer is only being granted the rights to use the Software and Documentation at the Designated System Site and Customer shall not export or re-export, directly or indirectly (including via remote access), Software, Documentation, Equipment, or other information or materials provided by QuadraMed hereunder or generated directly from any of the foregoing, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining written consent from QuadraMed (which consent may be withheld in QuadraMed's sole discretion) and then obtaining such license or approval. It shall be Customer's responsibility to comply with the latest United States export regulations, and Customer shall defend and indemnify QuadraMed from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Software, Documentation, Equipment, or other information or materials provided by QuadraMed hereunder or generated therefrom were exported or otherwise accessed, shipped or transported in violation of applicable laws and regulations.

13.2 Compliance with Laws of Other Jurisdictions. Customer shall comply with all laws, legislation, rules, regulations, and governmental requirements with respect to the Software and the performance by Customer of its obligations hereunder, of any jurisdiction in or from which Customer directly or indirectly causes the Software to be used or accessed. In the event that this Agreement is required to be registered with any governmental authority, Customer shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

13.3 HHS Audit Right. Until the expiration of four (4) years after the furnishing of services under this Agreement, QuadraMed shall make available, upon written request of the Secretary of the Department of Health and Human Services ("Secretary"), or upon request of the Comptroller General, or any of their duly authorized representatives, this Agreement and the books, documents and records of QuadraMed that are necessary to certify the nature and extent of the costs for which Customer seeks reimbursement. QuadraMed further agrees that if QuadraMed carries out any of the duties of this Agreement through a subcontract with a value or cost of ten thousand dollars ($10,000) or more over a twelve (12) month period with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after furnishing services pursuant to such subcontract, the related organization shall make available to the Secretary or the Comptroller General, as the case may be, or any of their duly authorized representatives, the subcontract, and such books and documents and records of such organization that are necessary to verify the nature and extent of such costs.

14. General Provisions.

14.1 Force Majeure. In the event that either party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the party invoking this provision, the affected party's performance shall be extended for the period of delay or inability to perform due to such occurrence.

14.2 Publicity. Neither party shall originate any publicity, news release or other public announcement relating to this Agreement, its terms or the existence of an arrangement between the parties without the prior written approval of the other party, except as otherwise required by law; provided that Customer hereby consents to QuadraMed's inclusion of Customer's name in customer listings that may be published as part of QuadraMed's marketing efforts.

14.3 Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party. Except for actions for nonpayment or breach of QuadraMed's proprietary rights in the Products, no action arising out of this Agreement (regardless of form) may be brought by either party more than one (1) year after the cause of action has accrued.

14.4 No Agency; Independent Contractors. Nothing contained in this Agreement shall be deemed to constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose.

14.5 Governing Law; Jurisdiction & Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, USA, without reference to its choice of law provisions. In the event of any conflict between foreign laws, rules and regulations and those of the United States, the laws, rules and regulations of the United States shall govern. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. This Agreement shall be deemed to have been executed in San Rafael, California. Any legal action or proceeding relating to this Agreement shall be instituted only in any state or federal court in San Francisco County, California. QuadraMed and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, such courts in any such legal action or proceeding.

14.6 Entire Agreement; Amendment. This Agreement and the Order Form(s) attached hereto constitute the entire agreement between the parties with regard to the subject matter hereof. No waiver, consent, modification or change of terms of this Agreement shall bind either party unless in writing signed by both parties, and then such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given. Terms set forth in any purchase order of Customer (or other similar document) that are in addition to or at variance with the terms of this Agreement are specifically waived by Customer. All such terms are considered by QuadraMed to be proposed material alterations of this Agreement and are rejected. Customer's purchase order is only effective as Customer's unqualified commitment to pay for a license to the Software upon the terms (and only the terms) set forth herein. This Agreement supersedes the terms of any QuadraMed unsigned or shrinkwrap license included in any QuadraMed package, media, or electronic version of QuadraMed software, provided that the use limitations contained in such license agreement shall be effective for the specified license. The terms of any Product Order Form, Services Order Form or Equipment Order Form that is completed and executed in the form specified herein and in accordance with the terms hereof supersede any directly conflicting provision of these Terms. The provisions of this Agreement fairly allocate the risks between QuadraMed and Customer. QuadraMed's pricing reflects this allocation of risk and the limitation of liability specified herein.

14.7 Third Party Beneficiaries. The vendors of the Third Party Products are intended third party beneficiaries of this Agreement.

14.8 Costs, Expenses and Attorneys' Fees. Customer shall reimburse QuadraMed for all reasonable costs (including attorneys' fees) incurred by QuadraMed in collecting late payments from Customer. If either party commences any action or proceeding against the other to enforce or interpret this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other the actual costs, expenses and attorneys' fees (including all related costs and expenses), incurred by such prevailing party in connection with such action or proceeding and in connection with obtaining and enforcing any judgment or order thereby obtained.

14.9 Assignment. This Agreement and the rights and obligations hereunder, may not be assigned in whole or in part by Customer without the prior written consent of QuadraMed, which will not be unreasonably withheld in the context of a sale of all or substantially all of the assets of Customer. Notwithstanding the foregoing, Customer may assign this Agreement and the rights and obligations hereunder to any Affiliate of Customer without the prior written consent of QuadraMed; provided that (i) Customer shall remain jointly and severally liable for its obligations hereunder, and (ii) Customer shall provide QuadraMed with written notice of any such assignment. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

14.10 Notices. Any notice or communication from one party to the other shall be in writing and either personally delivered or sent via facsimile, nationally recognized overnight service, or certified mail, postage prepaid and return receipt requested, addressed to such other party to the respective addresses of the parties as specified on the applicable Order Form, or if the notice is in respect of the Agreement as a whole, to the respective addresses specified on the first Order Form or in either case at such other address as such party may from time to time designate in a notice to the other party. All notices shall be in English and shall be effective upon receipt.

14.11 Authority. The parties and each individual executing this Agreement on behalf of the parties hereto represent and warrant that such individual is duly authorized to execute and deliver this Agreement on behalf of his or her party.

14.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

14.13 Contract Construction. The parties acknowledge that this Agreement was negotiated by parties having adequate access to legal counsel and that neither party shall be presumed to be the drafter of any provision for purposes of contract construction.

14.14 Terms. Captions and headings contained in these Terms have been included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.


AGREED TO AND ACCEPTED BY:                   AGREED TO AND ACCEPTED BY:
PRECYSE SOLUTIONS, L.L.C.                    QUADRAMED CORPORATION


------------------------------               --------------------------------
(Signature)                                  (Signature)

------------------------------               --------------------------------
(Name)                                       (Name)

------------------------------               --------------------------------
(Title)                                      (Title)

QUADRAMED CORPORATION                                      ORDER FORM
22 Pelican Way                                                    for
San Rafael, CA 94901                 Quantim Facility Coding, Quantim
                                     Inpatient Compliance, and Quantim
                                                        APC Compliance


This Agreement (the "Order Form") dated ______________ ("Order Form Effective Date") is between QuadraMed Corporation, a Delaware corporation, ("QuadraMed") with its principal place of business at 22 Pelican Way, San Rafael, California 94901, and Precyse Solutions, L.L.C. with its principal place of business at 198 Allendale Road, Suite 401, King of Prussia, PA 19406 ("Customer"). This Order Form is entered into pursuant to the terms and conditions of the Master Software License and Services Agreement dated_____________________ between QuadraMed and Customer ("Master Agreement"):

Customer:                       Precyse Solutions, L.L.C.

Address:                        198 Allendale Road, Suite 401

City, State, Zip:               King of Prussia, PA  19406

Contact:                        Jeffrey S. Levitt, Chairman/Chief Executive
                                Officer

Phone Number:                   610-265-3331

Designated System Sites:        Same as above, including portable computers
                                used solely at Customer's client locations for the purpose of Customer's business by Customer's employees and Qualified Contractors working away from the Designated System Site.
                                Such use shall be subject to the same
                                Designated System, maximum number of
                                Authorized Users, maximum number of concurrent users, and authorized Customer Locations, as applicable, for use of the Product as provided for on this Order Form.

Scope of License:               Three (3) Year Limited Term ("Initial Term")
                                commencing upon receipt of Software for the number of Concurrent Users provided for in
                                Section 1 of this Order Form at the Designated
                                System Sites as well as Customer's client locations; provided use of Software at Customer's client locations is limited to use by Customer's staff and Qualified Contractors only and solely for Customer's business purpose, subject to the same Designated
                                System, maximum number of Authorized Users, maximum number of concurrent users, and authorized Customer Locations, as applicable, as provided for on this Order Form.

Designated System:              Minimum hardware and operating system
                                requirements shall be provided to Customer prior to implementation.


1. PRODUCT AND FEES

Quantim Facility Coding/Network Version, 132 Concurrent Users                License Fee Waived For
                                                                             Initial Term

Quantim Physician Coding/Network Version, 132 Concurrent Users               License Fee Waived For
                                                                             Initial Term

Quantim Inpatient Compliance/Network Version, 14 Concurrent Users            License Fee Waived For
                                                                             Initial Term

Quantim Outpatient Compliance/Network Version, 14 Concurrent Users           License Fee Waived For
                                                                             Initial Term

Quantim APC Compliance/Network Version, 14 Concurrent Users                  License Fee Waived For
                                                                             Initial Term


         o License Fees include the following Third Party Software: Jinfo Report Writer, MS SQL, AHA Coding Clinic, AMA CPT Assistant, Illustrated Encyclopedia Software, Nurse's Drug Handbook and Stedman's Medical Dictionary.

         o License Fees do not include Jinfo Ad-hoc Report Writer, AP-DRG Grouper, or CHAMPUS Grouper.

         o License Fees do not include Implementation Services or Training which may be obtained at Customer's request based upon QuadraMed's then current rates (plus travel and out-of-pocket expenses, if applicable).

License Fees include Customer Support Services

                                                 TOTAL                 $ 0


2. Subsequent Additional Concurrent Users and/or Software Modules:

Additional Concurrent Users and/or Software added subsequent to the Order Form Effective Date, shall only be licensed under a separate Order Form based upon the pricing identified in Exhibit A attached hereto.

License Fees for additional Concurrent Users and/or Software are payable annually. The License Fees under such subsequent Order Form shall be due and pro-rated from Software delivery to the end of the then current annual term, renewable annually thereafter as set forth in the Agreement.

3. PRICE INCREASES

Following the Initial Term, Customer shall pay Fees for all Product pursuant to the Quantim Software License Pricing-Preferred Consultant Pricing List, which is the lowest price for non-hospital QuadraMed customers. QuadraMed may increase Fees on an annual basis. Such increase shall be based upon the Consumer Price Index ("CPI") plus four (4) percentage points for that annual period. CPI shall mean the Consumer Price Index for All Urban Consumers (Index
Base: 1982/1984=100; Index Component: Medical Care Services) as defined and published by the Bureau of Labor Statistics, United States Department of Labor. Notice of any such Fee change will be provided to Customer at least forty-five (45) days prior to the annual renewal.

4. PAYMENT TERMS

The following payment terms shall apply: o License Fees - 100% due upon Agreement execution. o Implementation & Training Fees - billed as incurred. o Travel and out of pocket expenses - billed as incurred. o Third Party fees - 100% due upon Agreement execution. o Payment due thirty (30) days from invoice date.

5. IMPLEMENTATION & TRAINING

QuadraMed's current rates for additional services are as follows:

         1 Data Base Administrator Support: $290.00 per hour, plus travel and out-of-pocket expenses, if applicable. (#)

         2 General Support and Service: $190.00 per hour, plus travel and out-of pocket expenses, if applicable. (#)

                     (#) On-site services that are scheduled and then
                         cancelled or postponed by Customer may be subject to a penalty of 25% of the billable fees plus any travel and out-of-pocket expenses incurred.

6. CUSTOMER SUPPORT SERVICES FOR QUANTIM FACILITY CODING ONLY

a. Provided that Customer subscribes to Customer Support Services and keeps it's account with QuadraMed current, QuadraMed agrees that it will:

     1. Supply corrections for problems that QuadraMed diagnoses as defects in the currently supported version of the Product and will provide Customer with any known problem solutions relating to the Product as such solutions become known to QuadraMed; supply corrections to tables which are part of the Product for inaccuracies within the database that have been brought to the attention of QuadraMed. Such corrections do not include corrections to Customer's data, which was entered inaccurately or otherwise corrupts the database.

     2. Provide Customer with Updates, including changes to the Product or databases to reflect current information, such as modifications, refinements or enhancements that result from the usual Product maintenance process, which QuadraMed elects to incorporate and make a part of Product and does not separately price or market

     3. Provide appropriate documentation for the use and installation of the Product.

     4. Provide remote, telephone consultation from 5:00 a.m. to 5:00 p.m., Pacific Time, Monday through Friday, exclusive of QuadraMed's business holidays. 1-877-823-7263

     5. Provide remote maintenance services on all software Products using a 56.6Kbps modem and remote access telecommunications software.

     6. Provide on-site support, if requested and at mutually agreeable times, at QuadraMed's then current rates, plus reimbursement for all travel and out-of-pocket expenses actually incurred.

     7. Provide Customer with all CMS-mandated changes to the Product, all ICD-9-CM code changes and errata as noted by the AHA Coding Clinics, and all CPT code changes and errata as released by the American Medical Association ("AMA") QuadraMed's right to provide CPT code changes in the Product is dependent upon continuing contractual relations with the AMA. QuadraMed reserves the right to charge additional fees for major coding changes such as migration to CPT 5 or ICD-10-CM.

b.   Customer acknowledges the following:

     1. Customer will, at its expense, purchase and install the 56.6Kbps modem in at least one of its computers licensed to use the Product, acquire compatible telecommunications software, and provide easy access to a telephone line dedicated to data transmission.

     2. Customer will provide a suitable location and environment for the Product, the computer, and such other hardware and software as shall be required to operate the Product.

     3. Customer will comply with installation documentation, and will maintain current back-up copies of its data, of administration tables, the application and of any purchased interface. Customer shall be responsible for the maintenance of all tables (e.g. cost outlier tables, synonyms, reimbursement rates, etc.) the means for such maintenance is included in the Product.

     4. Customer will promptly implement all corrections, and any and all Updates supplied by QuadraMed to Customer. QuadraMed shall not be required to provide Customer Support services for any preceding version after ninety (90) days of delivery of any correction or Update. Any and all corrections and Updates must be implemented within ninety (90) days from delivery of any correction or Update in order to be covered under Customer Support services.

     5. So long as QuadraMed is obligated to maintain the Product, Customer will not alter or adjust the Product. Such altering or adjusting of the Product will void any and all warranties provided hereunder, and QuadraMed will not be required to provide Customer Support services for any version of any Product which has been altered or adjusted by Customer.

     6. QuadraMed shall not be obligated to provide Customer Support services for Products used in conjunction with hardware or operating system configurations other than those meeting the minimum approved specifications as provided by QuadraMed. Minimum system requirements may increase following installation and it is Customer's responsibility on an ongoing basis to upgrade its system configuration to meet or exceed such minimum requirements. QuadraMed reserves the right to require Customer to seek assistance from an authorized hardware service vendor to assure compliance with configuration requirements.

c. Customer will reimburse QuadraMed for time and expenses incurred by QuadraMed in connection with any support provided which is not necessitated by defects or non-conformities in the Product, including time and expenses incurred relative to rendering any computer or LAN capable of operating the Product. Nothing contained in this Section shall require QuadraMed to respond to particular requests or complaints by Customer, except as otherwise specifically contained herein. QuadraMed assumes no responsibility to support the operating system or Customer's hardware.

d. QuadraMed acknowledges that Federal and State governments may mandate compliance by Customer with various regulatory requirements, some of which may necessitate modifications to the Product. Customer shall communicate all applicable State and Federal regulations to QuadraMed in a timely manner. QuadraMed will modify, as technically feasible, the specific functionality contained in the Product as acknowledged in the Documentation, so that Customer may comply with the mandated Federal, and, if applicable, State requirements. If applicable, QuadraMed will provide modifications for State regulations for the Product for the state in which Customer's Facility(ies) is located (additional states require an additional fee). QuadraMed reserves the right in its sole discretion to charge Customer for additional functionality or modifications or additions to the Product to comply with the Federal or State regulations.

e. Nothing in this Section shall obligate QuadraMed to customize the Product for Customer, develop particular new features, or modify Product for use on a different CPU.

f. QuadraMed agrees that it will not discontinue Customer Support services for any current module or application of Product licensed hereunder unless QuadraMed has first given Customer not less than ninety (90) days prior written notice of such discontinuance or unless the Product License is terminated by QuadraMed. Customer may terminate Customer Support services at any time following forty-five (45) days prior written notice.

7. CUSTOMER SUPPORT SERVICES FOR QUANTIM INPATIENT & APC COMPLIANCE ONLY

a. During the Product warranty period set forth in the Agreement and thereafter as long as Customer subscribes and pays for Customer Support Services, QuadraMed agrees that it will:

     1. Supply corrections for problems that QuadraMed diagnoses as defects in the currently supported version of the Product and will provide Customer with any known problem solutions relating to the Product as such solutions become known to QuadraMed.

     2. Provide Customer with Updates, including changes to the Product, databases, or technical specifications as may be required or that result from the usual Product maintenance process which QuadraMed elects to incorporate and make a part of Product and does not separately price or market.

     3. Provide appropriate Documentation for the installation and use of the Product.

     4. Provide remote, telephone consultation from 8:30 A.M. to 5:00 P.M. Eastern Standard Time, Monday through Friday, exclusive of QuadraMed's business holidays. 1-877-823-7263.

     5. Provide on-site support, if requested and at mutually agreed times, at QuadraMed's then current rates, plus reimbursement for all out-of-pocket expenses incurred by QuadraMed in connection with this support.

b.   Customer acknowledges the following:

     1. Customer will provide a suitable location and environment for the Product, the computer, the operating system software, and such other hardware and software as shall be required to operate the Product;

     2. Customer will comply with the Documentation during installation and use and will make frequent back-up copies of its data;

     3. Customer will promptly implement all corrections, and any and all Updates supplied by QuadraMed to Customer. QuadraMed shall not be required to provide Customer Support services for any preceding version after ninety (90) days of delivery of any correction or Update;

     4. So long as QuadraMed is obligated to maintain the Product, neither Customer nor any third party acting on behalf of Customer will alter or adjust the Product. Customer acknowledges that such altering or adjusting of the Product will void any and all warranties provided hereunder, and that QuadraMed shall not be required to provide Customer Support services for any version of any Product which has been altered or adjusted by Customer or by any third party acting on behalf of Customer.

     5. QuadraMed will not be obligated to provide Customer Support services for Products used in conjunction with any hardware or operating system configurations other than those meeting the minimum approved specifications provided by QuadraMed.

c. CHARGEABLE SUPPORT. Customer will reimburse QuadraMed for time and expenses incurred by QuadraMed in connection with any support provided which is not necessitated by defects or non-conformities in the Product, including any time and expenses incurred relative to rendering any computer or LAN capable of operating the Product licensed under this Order Form. QuadraMed assumes no responsibility to support Customer's operating system or hardware, and QuadraMed shall not be obligated to respond to particular requests or complaints by Customer, except as otherwise specifically contained herein.

d. QuadraMed acknowledges that Federal and State governments may mandate compliance by Customer with various regulatory requirements, some of which may necessitate modifications to the Product. Customer shall communicate all applicable State and Federal regulations to QuadraMed in a timely manner. QuadraMed will modify, as technically feasible, the specific functionality contained in the Product as acknowledged in the Documentation, so that Customer may comply with the mandated Federal and, if applicable, State requirements. If applicable, QuadraMed will provide modifications for State regulations for the Product for the state in which Customer's Facility(ies) is located (additional states require an additional fee). QuadraMed reserves the right in its sole discretion to charge Customer for additional functionality or modifications or additions to the Product to comply with the Federal or State regulations.

e. Nothing in this Section shall obligate QuadraMed to customize the Product for Customer, develop new features, or modify Product for use on a different CPU.

f. QuadraMed will not discontinue Customer Support services for any Product licensed hereunder unless QuadraMed has first given Customer at least ninety (90) days prior written notice of such discontinuance or unless the Product license is terminated by QuadraMed. Customer may terminate Customer Support at any time following forty-five (45) days prior written notice.

8. THIRD PARTY PRODUCTS AND SERVICES

QuadraMed hereby assigns, to the extent assignable, all third party manufacturers' warranties with respect to third party Hardware, software, services or other third-party deliverables and Customer will look solely to the original manufacturer with respect to any performance claims. As between QuadraMed and Customer, QuadraMed is providing all such hardware, software, services and other third-party deliverables hereunder strictly under the following conditions:

a. upon the terms of a separate license and support agreement, if provided, which may be shrink wrapped; or

b. WITH A THIRTY DAY MEDIA WARRANTY ONLY AND OTHERWISE "AS IS" WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE EXPRESS WARRANTIES IN THE ABOVE-REFERENCED AGREEMENT, THE IMPLIED WARRANTIES OF MERCHANTIABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT THAT QUADRAMED EXPRESSLY DISCLAIMS. FURTHER, QUADRAMED MAKES NO EXPRESS WARRANTY, OR OTHERWISE, ON BEHALF OF ITS THIRD-PARTY LICENSORS.

9. U.S. Government Rights

This product includes CPT codes which is commercial technical data and/or computer data bases and/or commercial computer software and/or commercial computer software documentation, as applicable, which were developed exclusively at private expense by the American Medical Association, 515 N. State Street, Chicago, Illinois, 60610. U.S. Government rights to use, modify, reproduce, release, perform, display, or disclose these technical data and/or computer data bases and/or computer software and/or computer software documentation are subject to the limited rights restrictions of DFARS 252,227-7015(b)(2) (June 1995) and/or subject to the restrictions of DFARS 227.7202-1(a) (June 1995) and DFARS 227.7202-3(a) (June 1995), as applicable for U.S. Department of Defense procurements and the limited rights restrictions of FAR 52.227-14 (June 1987) and/or subject to the restricted rights provisions of FAR 52.227-14 (June 1987) and FAR 52.227-19 (June 1987), as applicable, and any applicable agency FAR Supplements, for non-Department of Defense Federal procurements.

10. SOURCE CODE ESCROW

No later than January __, 2003 [date to be filled in, will be 30 days after the Closing], QuadraMed, at its expense, shall place and maintain a current copy of the source code in escrow with National Software Escrow who shall act as the escrow agent. QuadraMed will pay an annual beneficiary fee directly to National Software Escrow. The parties agree that the source code will be released from escrow if, and only if, during the term of this Agreement the following events occur:

     1. QuadraMed notifies Customer in writing that it has elected to cease offering Customer Support to the extent provided in the Agreement.

     2. QuadraMed materially breaches its obligation to offer Customer Support to Customer, and fails to cure such breach within thirty (30) days of receipt of written notice thereof by Customer.

     3. QuadraMed has been dissolved or liquidated without a successor in interest or has assigned all of its assets for the benefit of its creditors.

     4. QuadraMed has filed a voluntary proceeding under any chapter 7 of the federal bankruptcy laws, including a proceeding for reorganization or liquidation, or has failed to obtain dismissal within ninety (90) days of the filing of any involuntary proceeding under any chapter 7 of the federal bankruptcy laws.

In the event QuadraMed shall release the source code to Customer, Customer shall have a limited, non-exclusive license to use it solely to maintain, modify, enhance, improve, revise (including adding or deleting functionality), maintain, and/or update the Product or correct the Product for use within the scope of the license, subject to the Terms. Customer acknowledges that the source code is highly confidential proprietary information of QuadraMed and, as such, is subject to the same restrictions on use, disclosure and maintenance of confidentiality that apply under this Agreement.

QuadraMed may terminate the escrow if the License is terminated through no fault of QuadraMed. In such event, QuadraMed shall be entitled to regain sole possession of the source code.

AGREED TO AND ACCEPTED BY:                    AGREED TO AND ACCEPTED BY:
PRECYSE SOLUTIONS, L.L.C.                     QUADRAMED CORPORATION

______________________________                ______________________________
(Signature)                                   (Signature)

______________________________                ______________________________
(Name)                                        (Name)

______________________________                ______________________________
(Title)                                       (Title)

                                   Exhibit A
        Quantim Software License Pricing - Preferred Consultant Pricing


     Quantim    Quantim     AP-DRG  CHAMPUS    Long-Term   Quantim      Quantim     Quantim APC    Jinfo     Jinfo AdHoc
     Facility   Physician           Groupers     Care      Inpatient    Outpatient   Compliance    Report      Report
     Coding     Coding                         Hospital    Compliance   Compliance                 Writer      Writer
                                               Groupers

Existing Users

  Waived (1)    Waived (1)   NI        NI         NI       Waived (1)   Waived (1)   Waived (1)     NC          NI



  Waived (1)    Waived (1)   NI        NI         NI           NI          NI           NI          NC          NI



  Waived (1)    Waived (1)   NI        NI         NI           NI          NI           NI          NC          NI


New Users (2)

       $1,800/   $1,800/     $90       $90        $90       $1,800/      $1,800/      $1,800/       NC          $1,500
       $900 (3)  $900 (3)                                   $900 (3)     $900 (3)     $900 (3)


CONTINUATION OF TABLE

 MS    AHA       AMA CPT    Illustrated     Nurse's    Steadman's         Comment
 SQL   Coding    Assistant  Encyclopedia     Drug       Medical
       Clinic                Software      Handbook    Dictionary

Existing Users

 NC       NC         NC           NC            NC           NC           14 Existing
                                                                          QuadraMed Users for
                                                                          Coding and Compliance

 NC       NC         NC           NC            NC           NC           66 Existing
                                                                          QuadraMed Users for
                                                                          Coding Only

 NC       NC         NC           NC            NC           NC           52 Existing Precyse
                                                                          Users for Coding Only

New Users (2)

 NC       NC         NC           NC            NC           NC

(1) License Fee waived for first three years
(2) Price for each new user or addition to existing user configuration
(3) Per user pricing is $1,800 for the first module and $900 each for additional modules

NI  =  Not Installed
NC  =  No Charge

                                   EXHIBIT F

                            SELLER COUNSEL OPINION

December __, 2002

Jeffrey S. Levitt
Precyse Solutions, L.L.C.
198 Allendale Road, Suite 401
King of Prussia, PA 19406

               Re: Purchase of assets from QuadraMed Corporation and QuadraMed Operating Corporation

Dear Mr. Levitt:

           We have acted as special counsel to QuadraMed Corporation, a Delaware corporation ("QuadraMed"), and QuadraMed Operating Corporation, a Delaware corporation and wholly-owned subsidiary of QuadraMed ("QuadraMed Operating Corporation"), in connection with the Asset Purchase Agreement, dated as of December __, 2002 (the "Purchase Agreement"), by and among QuadraMed, QuadraMed Operating Corporation and Precyse Solutions, L.L.C., a Delaware limited liability company ("Precyse"), pursuant to which, among other things, QuadraMed and QuadraMed Operating Corporation will sell to Precyse and Precyse will purchase from QuadraMed and QuadraMed Operating Corporation the Assets (as defined in the Purchase Agreement). This opinion is being furnished to you pursuant to Section 8.10 of the Purchase Agreement.

           In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of QuadraMed and QuadraMed Operating Corporation and their officers and other representatives and of public officials, including the facts and conclusions set forth therein.

           In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

           (a) the Purchase Agreement;

           (b) the Bill of Sale, dated as of December __, 2002, by and among QuadraMed, QuadraMed Operating Corporation and Precyse (the "Bill of Sale");

           (c) the Assumption Agreement, dated as of December __, 2002, by and among QuadraMed, QuadraMed Operating Corporation and Precyse;

           (d) the Escrow Agreement, dated as of December __, 2002, by and among QuadraMed, QuadraMed Operating Corporation, Precyse and State Street Bank and Trust Company, as escrow agent (the "Escrow Agreement");

           (e) the Promissory Note, dated December __, 2002, from Precyse to QuadraMed;

           (f) the Software License Agreement, dated December __, 2002, between QuadraMed and Precyse;

           (g) the certificate of Michael H. Lanza, Executive Vice President and Secretary of QuadraMed, dated December __, 2002, a copy of which is attached as Exhibit A hereto (the "QuadraMed Certificate");

           (h) the certificate of Michael H. Lanza, Executive Vice President and Secretary of QuadraMed Operating Corporation, dated December __, 2002, a copy of which is attached as Exhibit B hereto;

           (i) copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of QuadraMed;

           (j) copies of the Certificate of Incorporation and By-Laws of QuadraMed Operating Corporation;

           (k) certified copies of certain resolutions of the Board of Directors of QuadraMed, adopted on December __, 2002;

           (l) certified copies of certain resolutions of the Board of Directors of QuadraMed Operating Corporation, adopted on December __, 2002;

           (m) a certificate, dated December __, 2002, from the Secretary of State of the State of Delaware as to the good standing of QuadraMed in the State of Delaware;

           (n) a certificate, dated December __, 2002, from the Secretary of State of the State of Delaware as to the good standing of QuadraMed Operating Corporation in the State of Delaware; and

           (o) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

           We express no opinion as to the laws of any jurisdiction other than
(i) the Applicable Laws of the State of New York, (ii) the Applicable Laws of the United States of America, and (iii) the General Corporation Law of the State of Delaware (the "DGCL").

           The Purchase Agreement, the Bill of Sale and the Escrow Agreement shall hereinafter be referred to collectively as the "Transaction Agreements". "QuadraMed Applicable Contracts" mean those agreements or instruments set forth on Schedule A to the QuadraMed Certificate and which have been identified to us as all the agreements and instruments which are material to the business or financial condition of QuadraMed. "Applicable Laws" shall mean those laws, rules and regulations, other than the Excluded Laws, which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to the DGCL and the Applicable Laws of the State of New York. "Governmental Authorities" means governmental authorities of New York and Delaware. "Excluded Laws" means any laws, rules or regulations relating to the regulation of the healthcare industry or to payment for services rendered by healthcare providers, including without limitation: (i) Sections 1877, 1128A, 1128A or 1128B of the Social Security Act; (ii) the Health Insurance Portability and Accountability Act; (iii) any prohibition on the making of any false statement or claim, or misrepresentation of material facts to any governmental agency that administers a federal or state healthcare program (including, but not limited to Medicare, Medicaid, and the federal Civilian Health and Medical Plan of the Uniformed Services); (iv) the licensure, certification, or registration requirements of healthcare facilities, services, or equipment; (v) any state certificate of need or similar law governing the establishment of healthcare facilities or services or the making of healthcare capital expenditures; (vi) any state law relating to fee-splitting or the corporate practice of medicine;
(vii) any state physician self-referral prohibition or state anti-kickback law; (viii) any criminal offense relating to the delivery of, or claim for payment for, a healthcare item or service under any federal or state healthcare program; (ix) any federal or state law relating to the interference with or obstruction of any investigation into any criminal offense; and (x) any criminal offense under federal or state law relating to the unlawful manufacture, distribution, prescription, or dispensing of a controlled substance.

           Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

           1. QuadraMed is validly existing and in good standing under the DGCL.

           2. QuadraMed Operating Corporation is validly existing and in good standing under the DGCL.

           3. QuadraMed has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party under the DGCL. The execution and delivery of each of the Transaction Agreements and the consummation by QuadraMed of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of QuadraMed under the DGCL. Each of the Transaction Agreements has been duly executed and delivered by QuadraMed under the DGCL.

           4. Each of the Transaction Agreements constitutes the valid and binding obligation of QuadraMed, enforceable against QuadraMed in accordance with its terms under the Applicable Laws of the State of New York.

           5. The execution and delivery by QuadraMed of the Transaction Agreements and the performance by QuadraMed of its obligations under each of the Transaction Agreements, each in accordance with its terms, do not (i) conflict with the Amended and Restated Certificate of Incorporation or the Amended and Restated By-Laws of QuadraMed, or (ii) constitute a violation of or default under any QuadraMed Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by QuadraMed of the Transaction Agreements will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operation of QuadraMed.

           6. QuadraMed Operating Corporation has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Agreements to which it is a party under the DGCL. The execution and delivery of each of the Transaction Agreements and the consummation by QuadraMed Operating Corporation of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of QuadraMed Operating Corporation under the DGCL. Each of the Transaction Agreements has been duly executed and delivered by QuadraMed Operating Corporation under the DGCL.

           7. Each of the Transaction Agreements constitutes the valid and binding obligation of QuadraMed Operating Corporation, enforceable against QuadraMed Operating Corporation in accordance with its terms under the Applicable Laws of the State of New York.

           8. The execution and delivery by QuadraMed Operating Corporation of the Transaction Agreements and the performance by QuadraMed Operating Corporation of its obligations under each of the Transaction Agreements, each in accordance with its terms, do not conflict with the Certificate of Incorporation or the By-Laws of QuadraMed Operating Corporation.

           9. Neither the execution, delivery or performance by QuadraMed of the Transaction Agreements to which it is a party nor the compliance by QuadraMed with the terms and provisions thereof will contravene any provision of the DGCL, any Applicable Law of the State of New York or any Applicable Law of the United States of America.

           10. Neither the execution, delivery or performance by QuadraMed Operating Corporation of the Transaction Agreements to which it is a party nor the compliance by QuadraMed Operating Corporation with the terms and provisions thereof will contravene any provision of the DGCL, any Applicable Law of the State of New York or any Applicable Law of the United States of America.

           11. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by QuadraMed or the enforceability of any of the Transaction Agreements against QuadraMed.

           12. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by QuadraMed Operating Corporation or the enforceability of any of the Transaction Agreements against QuadraMed Operating Corporation.

           Our opinions are subject to the following assumptions and qualifications:

           (a) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Transaction Agreements which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

           (b) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Agreements or any transactions contemplated thereby;

           (c) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally and by general principals of equity (regardless of whether enforcement is sought in equity or at law);

           (d) we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement (other than QuadraMed and QuadraMed Operating Corporation) enforceable against such other party in accordance with its terms;

           (e) we express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party (other than QuadraMed and QuadraMed Operating Corporation to the extent expressly set forth herein) to the Transaction Agreements with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party to the Transaction Agreements (other than QuadraMed and QuadraMed Operating Corporation);

           (f) we express no opinion on the enforceability of any provision in a Transaction Agreement purporting to prohibit, restrict or condition the assignment of rights under such Transaction Agreement to the extent such restriction on assignability is governed by the Uniform Commercial Code;

           (g) we note that under applicable law, for various reasons, including the public policy of the applicable jurisdiction, certain claims may not be found to be legally arbitrable. Accordingly, for purposes of this opinion, we have assumed (i) that any claim sought to be arbitrated does not involve either (x) a matter of statutory interpretation or (y) a matter of public policy or illegality, which would preclude the arbitrability of such claim and (ii) that the public policy of the applicable jurisdiction is to favor compelling the parties to arbitrate, provided that based on the Federal Arbitration Act, 9 U.S.C. Section 1, et seq, and its interpretation in Allied Bruce Terminix Companies, Inc. v. Dobson, 513 U.S. 265 (1995), the assumption in this clause (ii) is not being made with respect to any agreement to arbitrate sought to be enforced in a federal court or in the courts of the State of New York. We further wish to note that we have based our opinion upon an assessment of legal authorities which would be applicable to judicial proceedings, and we call to you attention the existence of differences between arbitral and judicial processes;

           (h) we express no opinion as to the enforceability of any section of the Purchase Agreement to the extent it purports to waive any objection a person may have that a suit, action or proceeding has been brought in an inconvenient forum; and

           (i) our opinion with respect to the enforceability of the choice of New York law and choice of New York forum provisions of the Transaction Agreements is rendered in reliance upon the Act of July 19, 1984, ch. 421, 1984 McKinney's Sess. Laws of N.Y. 1406 (codified at N.Y. Gen. Oblig. Law ss.ss. 5-1401, 5-1402 (McKinney 1989) and N.Y. CPLR 327(b) (McKinney 1990))
and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

           In rendering the foregoing opinions, we have assumed, with your consent, that:

           (a) the execution, delivery and performance of any of the obligations of QuadraMed Operating Corporation or QuadraMed under the Transaction Agreements do not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which QuadraMed or QuadraMed Operating Corporation is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 5 herein), (ii) any rule, law or regulation to which QuadraMed and QuadraMed Operating Corporation are subject (other than the DGCL, Applicable Laws of the State of New York and Applicable Laws of the United States of America as to which we express our opinion in paragraphs 9 and 10 herein) or
(iii) any judicial or administrative order or decree of any governmental authority, provided, that for the purposes of our non-contravention opinion, to the extent any of the Applicable Contracts are not governed by the laws of the State of New York, we will assume that the laws of the jurisdiction governing such Applicable Contract are substantially similar to that of New York law; and

           (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 11 and 12 herein) is required to authorize or is required in connection with the execution, delivery or performance by QuadraMed or QuadraMed Operating Corporation of any of the Transaction Agreements to which they are a party or the transactions contemplated thereby.

           This opinion is being furnished only to you in connection with the Transaction Agreements and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent.

                                                   Very truly yours,

                                   Exhibit A

                             Officer's Certificate

           I, Michael H. Lanza, am the duly elected, authorized and acting Executive Vice President and Secretary of QuadraMed Corporation, a Delaware corporation ("QuadraMed"). I understand that pursuant to Section 8.10 of the Asset Purchase Agreement (the "Agreement"), dated as of December __, 2001, made by and among Quadramed, QuadraMed Operating Corporation, a Delaware corporation and Precyse Solutions, L.L.C, a Delaware limited liability company, Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") is rendering an opinion (the "Opinion") dated the date hereof with respect thereto. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Opinion.

           With regard to the foregoing, on behalf of QuadraMed, I hereby certify that:

           1. I am familiar with the business of QuadraMed and its subsidiaries, and due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

           2. SASM&F may rely on the respective representations and warranties that QuadraMed made in the Agreement and the other Transaction Documents and hereby confirm, to the best of my knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

           3. Set forth on Schedule A hereto is a complete and accurate list of the agreements and instruments to which QuadraMed is subject that are material to the business or financial condition of QuadraMed, taken as a whole.

                           [Signature Page Follows]

           IN WITNESS WHEREOF, I have executed this certificate this __ day of December, 2002


                                            QUADRAMED CORPORATION


                                            ----------------------------
                                            Name:  Michael H. Lanza
                                            Title: Executive Vice
                                                   President and Secretary

                                  Schedule A

                        QuadraMed Applicable Contracts

           Subordinated Indenture, dated as of May 1, 1998, between QuadraMed Corporation and the Bank of New York, as Trustee.

                                   Exhibit B

                             Officer's Certificate

           I, Michael H. Lanza, am the duly elected, authorized and acting Executive Vice President and Secretary of QuadraMed Operating Corporation, a Delaware corporation ("QuadraMed Operating Corporation"). I understand that pursuant to Section 8.10 of the Asset Purchase Agreement (the "Agreement"), dated as of December __, 2001, made by and among Quadramed Operating Corporation, QuadraMed Corporation, a Delaware corporation, and Precyse Solutions, L.L.C, a Delaware limited liability company, Skadden, Arps, Slate, Meagher & Flom LLP ("SASM&F") is rendering an opinion (the "Opinion") dated the date hereof with respect thereto. I further understand that SASM&F is relying on this officer's certificate and the statements made herein in rendering such Opinion. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the Opinion.

           With regard to the foregoing, on behalf of QuadraMed Operating Corporation, I hereby certify that:

           1. I am familiar with the business of QuadraMed Operating Corporation and its subsidiaries, and due inquiry has been made of all persons deemed necessary or appropriate to verify or confirm the statements contained herein.

           2. SASM&F may rely on the respective representations and warranties that QuadraMed Operating Corporation made in the Agreement and the other Transaction Documents and hereby confirm, to the best of my knowledge and belief, that such representations and warranties are true, correct and complete on and as of the date of this certificate.

                           [Signature Page Follows]

           IN WITNESS WHEREOF, I have executed this certificate this __ day of December, 2002


                                      QUADRAMED OPERATING CORPORATION


                                      -------------------------------------
                                      Name:  Michael H. Lanza
                                      Title: Executive Vice President and
                                             Secretary

                                 EXHIBIT 99.1

                                                   QUADRAMED CORPORATION (Logo)

FOR IMMEDIATE RELEASE

                                                   CONTACT:
                                                   Carey Rutigliano,
                                                   Sr. Director of Finance
                                                   crutigliano@quadramed.com
                                                   415.482.2320


                  QUADRAMED TO SELL HIM SERVICES BUSINESS TO
                             PRECYSE SOLUTIONS LLC

         -- Transaction Reflects QuadraMed's Continued Strategic Focus
                  On Healthcare IT Software for Hospitals --

San Rafael, California - December 9, 2002 - QuadraMed Corporation (Nasdaq:
QMDCE) today announced that it has entered into an agreement to sell its Health Information Management Services division for $14.3 million to Precyse Solutions LLC, a leading provider of outsourced health information management services. In addition to the purchase price, which will paid with $14 million in cash (of which $1.5 million is to be escrowed for 18 months) and a $300,000 promissory note with a two year term, QuadraMed has the opportunity to receive an additional $400,000 in cash based on the division's 2002 year-end revenues. The transaction is expected to close by year-end and is subject to customary closing conditions, including the final receipt of financing by Precyse.

As a result of the sale, QuadraMed expects to record a fourth quarter 2002 after-tax gain of between approximately $8 million to $9 million, thereby strengthening shareholders' equity.

Lawrence P. English, QuadraMed's Chairman and Chief Executive Officer, said, "The sale of our HIM Services business is consistent with our strategic direction to invest in our Affinity(R), Quantim(R) and Chancellor(TM) product lines where we have an existing competitive advantage and the greatest growth potential. Precyse is an industry-leading provider of outsourced health information management services. Our HIM Services business will add to their competitive advantage in that arena. They are a strong, well managed company who will assure a continuation of outstanding service to our customers and an excellent career opportunity for our employees."

                          About QuadraMed Corporation

QuadraMed is dedicated to developing information technology and providing consulting services that help healthcare professionals deliver outstanding patient care with optimum efficiency. Offering real-world solutions for every aspect of acute care information management, QuadraMed has four main product lines: Affinity(R) Healthcare Information System, Quantim(R) Health Information Management Software and Services, Complysource(R) Compliance Solutions, and Chancellor(TM) Financial Products and Services. Behind our products and services are nearly 1000 professionals whose healthcare experience has earned QuadraMed the trust and loyalty of its many customers. To find out more about QuadraMed, visit www.quadramed.com.

About Precyse Solutions

Precyse Solutions is an industry-leading provider of quantifiable, outsourced Health Information Management (HIM) services to U.S. based hospitals and healthcare organizations. Currently with a business presence in 45 states, its services include medical transcription, coding, oncology data management, HIM consulting, interim management and departmental outsourcing special projects such as backlog processing and clerical staffing. Healthcare providers utilize the company's services to reduce their administrative operating costs, improve cash flows and maintain regulatory compliance. Precyse Solutions is privately held and headquartered in King of Prussia, PA. For more information, contact 1-800-555-2311, email: info@precysesolutions.com or visit www.precysesolutions.com.

Cautionary Statement on Risks Associated With Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "intend," "plan," "estimate," "may," "should," "could," and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update of revise any forward-looking statement. As previously announced, QuadraMed is in the process of restating its historical financial statements.

Important factors that could cause QuadraMed's actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) forensic procedures carried out by QuadraMed may not be sufficient to permit the restatements to be completed on a timely basis or at all; (ii) QuadraMed's ability to remain listed on the Nasdaq National Market;
(iii) QuadraMed's quarterly operating results may vary, (iv) QuadraMed's stock price may be volatile, (v) QuadraMed's investments are subject to market risk,
(vi) QuadraMed faces product development risks from rapid technological changes, (vii) QuadraMed's products may be subject to bugs and other errors,
(viii) QuadraMed's intellectual property and technology may be subject to infringement claims or be infringed upon, (ix) QuadraMed's products and services, particularly those sold to government entities and those sold to customers receiving government reimbursement, are subject to scrutiny, regulation, and possible future regulation by state and federal governments;
(x) increased competition for QuadraMed's products and services, and (xi) QuadraMed may need to use its cash balances to repurchase or redeem its subordinated convertible debentures. QuadraMed does not intend this list of important factors to be exhaustive and advises investors that it discusses other risks and uncertainties that could cause QuadraMed's actual results to differ from these forward-looking statements in its periodic reports filed with the Securities and Exchange Commission ("SEC"). These SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC's EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Note to Editors: QuadraMed, Affinity, Quantim, and Complysource are registered trademarks of QuadraMed Corporation. Chancellor is a trademark of QuadraMed Corporation. All other trademarks and registered trademarks are the properties of their respective holders.

                                      ###